Filed Pursuant to Rule 424(B)(3)

                                                     Registration No. 333-113402

PROSPECTUS


                         GENESIS TECHNOLOGY GROUP, INC.

                        21,850,000 Shares of Common Stock

         This is an offering of common stock of Genesis Technology Group, Inc. All of the shares are being offered by the selling security holders listed in the section of this prospectus entitled "Selling Security Holders." We will not receive any of the proceeds from the sale of the shares being offered by the selling security holders.

         For a description of the plan of distribution of the shares, please see page 50 of this prospectus.

         Our common stock is traded on the OTC Bulletin Board under the trading symbol "GTEC." On March 4, 2004 the last sale price for our common stock was $0.31.

                           __________________________


         INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS TO READ ABOUT RISKS OF INVESTING IN OUR COMMON STOCK.

                           __________________________


         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                  The date of this Prospectus is March 24, 2004

                               PROSPECTUS SUMMARY

         We are an international company with operations in the United States and the People's Republic of China. Our computer equipment and accessories division, which represents approximately 96% of our consolidated revenues, is an information technology enterprise with its principal offices in China. Our consulting services division, which represents approximately 4% our consolidated revenues, provides consulting and advisory services to small and mid-sized companies interested in entering the Chinese market. We are a member of the Shanghai United Assets and Equity Exchange (SUAEE), an organization that promotes the influx of technology into China. We believe that the computer and equipment accessories division of our business will become a less significant phase of our operations in future periods as we expand our consulting services segment.

         Our principal executive offices are located at 777 Yamato Road, Suite 130, Boca Raton, Florida 33431, and our telephone number is 561-988-9880. Our fiscal year is September 30.

                      SELECTED CONSOLIDATED FINANCIAL DATA

         The following summary financial information has been derived from the financial statements that are included in this prospectus.

STATEMENT OF OPERATIONS DATA:
                                                       Three months ended                   Year ended
                                                           December 31,                    September 30,
                                                 -----------------------------     -----------------------------
                                                     2003             2002             2003             2002
                                                 ------------     ------------     ------------     ------------
 Net Revenues ...............................    $  6,565,377     $  5,276,670     $ 23,596,878     $ 14,325,651
 Cost of Sales ..............................       6,181,525        5,151,953       22,770,207       13,153,326
 (Loss) income from operations ..............        (333,866)        (403,189)      (1,489,973)        (279,396)
 Total other income (expense) ...............         196,077          (15,163)      (1,593,525)         (32,593)
 (Loss) income from discontinued operations .               0               16           (3,890)         485,483
 Net income (loss) ..........................    $   (138,752)    $   (418,336)    $ (3,089,370)    $   (193,645)
 Basic and diluted earnings (loss)  per share    $       0.00     $      (0.02)    $      (0.09)    $      (0.01)
 Weighted common shares outstanding .........      39,572,570       28,528,875       32,504,629       24,943,991

BALANCE SHEET DATA:
                                                December 31, 2003                September 30, 2003
                                                -----------------                ------------------
                                                   (unaudited)
 Working capital ............................      $  433,983                        $  117,245
 Cash and cash equivalents ..................      $  661,694                        $  184,798
 Total current assets .......................      $1,327,414                        $1,150,114
 Total assets ...............................      $1,755,458                        $1,323,738
 Total current liabilities ..................      $  893,431                        $1,032,869
 Total liabilities ..........................      $  893,431                        $1,032,869
 Minority interest ..........................      $   36,024                        $   35,061
 Total stockholders' equity .................      $  826,003                        $  255,808

         When used in this prospectus, the terms "Genesis," " we," "our," and "us" refers to Genesis Technology Group, Inc., a Florida corporation, and our subsidiaries.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

         Certain statements in this prospectus contain or may contain forward-looking statements that are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to implement our strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors. Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this prospectus in its entirety, including the risks described in "Risk Factors." Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

                                  RISK FACTORS

         Before you invest in our securities, you should be aware that there are various risks. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business. You should consider carefully these risk factors, together with all of the other information included in this prospectus before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected and you could lose all of your investment in our company.

WE HAVE A HISTORY OF LOSSES, A SUBSTANTIAL ACCUMULATED DEFICIT AND WE CANNOT ASSURE YOU THAT WE WILL OBTAIN PROFITABILITY IN THE FUTURE. AS A RESULT, YOU COULD LOSE YOUR ENTIRE INVESTMENT IN OUR COMPANY.

         For the fiscal years ended September 30, 2003 and 2002, we had net consolidated revenues of $23,596,878 and $14,325,651, respectively, net losses of $3,089,370 and $193,645, respectively. For the three months ended December 31, 2003 we reported net consolidated revenues of $6,565,377 and a net loss of $138,752. In addition, at December 31, 2003, we had an accumulated deficit of $13,710,742. Our operating results for future periods will include significant expenses, including product development expenses, sales and marketing costs, programming and administrative expenses, and will be subject to numerous uncertainties including but not limited to the risks of doing business in China as described elsewhere in this prospectus. As a result, we are unable to predict whether we will achieve profitability in the future. While we recently raised additional working capital as described elsewhere in this prospectus, our failure to profitable operations in future periods will adversely effect our working capital which would in turn limit our ability to grow our company and increase revenues. In this event, you could lose all of your investment in our company.

WE ARE MATERIALLY RELIANT ON REVENUES FROM OUR OPERATIONS IN THE PRC. THERE ARE SIGNIFICANT RISKS ASSOCIATED WITH DOING BUSINESS IN THE PRC WHICH MAY CAUSE YOU TO LOSE YOUR ENTIRE INVESTMENT IN OUR COMPANY.

         Currently, approximately 96% of our consolidated our revenues are derived from sale of computer equipment and accessories to customers in the Peoples Republic of China (PRC). While our goal is to both expand our operations to countries outside the PRC and diversify our sources of revenues, our business model remains centered on exploiting the ongoing economic reforms taking place in China. In the foreseeable future, our growth and success will remain tied to our existing operations in the PRC as well as expanding our business to incorporate additional sources of revenues which may derived from our experience in operating in the PRC. Therefore, a downturn or stagnation in the economic environment of the PRC could have a material adverse effect on our financial condition which could result in a significant loss of revenues and liquidity in future periods. Lastly, the recent SARS outbreak in China may have a material ongoing impact on the PRC's business climate which could further adversely effect our future results of operations and our ability to sustain our operations at current levels.

WE CANNOT ASSURE YOU THAT THE CURRENT CHINESE POLICIES OF ECONOMIC REFORM WILL CONTINUE. BECAUSE OF THIS UNCERTAINTY, THERE ARE SIGNIFICANT ECONOMIC RISKS ASSOCIATED WITH DOING BUSINESS IN CHINA.

         Although the majority of productive assets in China are owned by the Chinese government, in the past several years the government has implemented economic reform measures that emphasize decentralization and encourage private economic activity. In keeping with these economic reform policies, the PRC has been openly promoting business development in order to bring more business into the PRC. Because these economic reform measures may be inconsistent or ineffectual, there are no assurances that:

         * the Chinese government will continue its pursuit of economic reform policies;

         *  the economic policies, even if pursued, will be successful;

         * economic policies will not be significantly altered from time to time; and

         * business operations in China will not become subject to the risk of nationalization.

EVEN IF THE CHINESE GOVERNMENT CONTINUES ITS POLICIES OF ECONOMIC REFORM, WE MAY BE UNABLE TO TAKE ADVANTAGE OF THESE OPPORTUNITIES IN A FASHION THAT WILL PROVIDE FINANCIAL BENEFIT TO OUR COMPANY. OUR INABILITY TO SUSTAIN OUR OPERATIONS IN CHINA AT CURRENT LEVELS COULD RESULT IN A SIGNIFICANT REDUCTION IN OUR REVENUES WHICH WOULD RESULT IN ESCALATING LOSSES AND LIQUIDITY CONCERNS

         China's economy has experienced significant growth in the past decade, but such growth has been uneven across geographic and economic sectors and has recently been slowing. There can be no assurance that such growth will not continue to decrease or that any slow down will not have a negative effect on our business. The Chinese economy is also experiencing deflation which may continue in the future. We cannot assure you that we will be able to capitalize on these economic reforms, assuming the reforms continue. Given our material reliance on our operations in the PRC, any failure on part to continue to take advance of the growth in the Chinese economy will have a materially adverse effect on our results of operations and liquidity in future periods.

WE ARE SUBJECT TO RISKS ASSOCIATED WITH THE CONVERSION OF CHINESE RMB INTO U.S. DOLLARS.

         We generate revenue and incur expenses and liabilities in both Chinese renminbi (RMB) and U.S. dollars. Since 1994, the official exchange rate for the conversion of Chinese RMB to U.S. dollars has generally been stable and the Chinese RMB has appreciated slightly against the U.S. dollar. We have not entered into agreements or purchased instruments to hedge our exchange rate risks, although we may do so in the future. Our results of operations and financial condition may be affected by changes in the value of Chinese RMB and other currencies in which are earnings and obligations are denominated.

WE WILL NEED ADDITIONAL FINANCING WHICH WE MAY NOT BE ABLE TO OBTAIN ON ACCEPTABLE TERMS.

         Historically, our operations have been financed primarily through the issuance of debt and equity. Capital is typically needed not only for the acquisition of additional companies, but also for the effective integration, operation and expansion of these businesses. Capital is also necessary to fund our ongoing operations. Our future capital requirements, however, depend on a number of factors, including our ability to grow our revenues, manage our business and control our expenses. While we recently raised additional working capital as described elsewhere in this prospectus which provides us sufficient working capital for the present, in the future we may need to raise additional capital to fund our ongoing operations. We cannot assure you that if we need additional working capital in the future that we will be able to raise it on terms acceptable to us, if at all. If we do not raise funds as needed, our ability to continue our business and operations is in jeopardy.

ADDITIONAL CAPITAL RAISING EFFORTS IN FUTURE PERIODS MAY BE DILUTIVE TO OUR THEN CURRENT SHAREHOLDERS OR RESULT IN INCREASED INTEREST EXPENSE IN FUTURE PERIODS.

         In our future capital raising efforts we may seek to raise additional capital through the sale of equity and debt securities or a combination thereof. If we raise additional capital through the issuance of debt, this will result in increased interest expense. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing shareholders will be reduced and those shareholders may experience significant dilution. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our common stock.

WE ARE DEPENDENT ON CRITICAL SUPPLIERS FOR PRODUCT SALES, WHICH PRODUCE THE BULK OF OUR REVENUES. A DECREASE IN TECHNOLOGY SPENDING COULD ADVERSELY AFFECT OUR FINANCIAL RESULTS.

         Our largest subsidiary, Chorry, is dependent upon the ability of network hardware manufacturers, such as Epson, Canon and Samsung to provide them with product for resale on a regular and recurring basis. If the supply of product were to be interrupted for a significant amount of time, it could have a material adverse effect on our business, financial condition and results of operations. In addition, the market for technology products and services has been growing at a steady pace in China. There can be no assurance that this trend will continue. A decrease in the demand for these products could have a material adverse effect on our business, financial condition and results of operations.

OUR DETERMINATION NOT TO BECOME AN INVESTMENT COMPANY COULD LIMIT OUR ABILITY TO ACCEPT EQUITY POSITIONS IN OUR CLIENT COMPANIES OR TO ACCEPT EQUITY FROM OUR CLIENT COMPANIES AS COMPENSATION FOR OUR SERVICES.

         The Investment Company Act of 1940 restricts the operations of companies that are deemed to be "investment companies." On a limited basis we have from time to time accepted equity in one of our client companies as compensation for our services. In addition, under existing contracts with client companies we are entitled to receive equity in a joint venture entered into by one of our client companies. We do not, however, intend to become an investment company and thereby be subject to the Investment Company Act of 1940. Because of this, in the future our abilities to accept engagements from clients who wish to compensate us for our services in equity may be limited. In addition, at such time, if ever, that one of our client companies establishes the type of joint venture which would result in our company being issued equity in that venture, our ability to accept such an interest may be limited or we may be required to structure the transaction in such a fashion that it does not fall within the definition of an "investment" which could limit our future financial benefits. We do not believe these restrictions will materially adversely effect our results of operations in the near future. If, however, we should inadvertently become subject to the Investment Company Act of 1940 and if we should fail to comply with the requirements of that act, we would be prohibited from engaging in business or selling our securities, and could be subject to civil and criminal actions for doing so. Any failure to comply with the Investment Company Act would therefore seriously harm our business.

THE VALUE OF THE EQUITY SECURITIES WE OCCASIONALLY ACCEPT AS COMPENSATION ARE SUBJECT TO ADJUSTMENT WHICH COULD RESULT IN LOSSES TO US IN FUTURE PERIODS.

         From time to time we accept equity securities of one of our client companies as compensation for our services. These securities are reflected on our balance sheet as either "marketable equity securities" or "marketable equity securities - restricted." We evaluate quarterly the carrying value of each investment for a possible increase or decrease in value. Because we do not want to be considered an investment company, it is to our benefit to keep the carrying values of these securities as low as possible. This review may result in an adjustment to their carrying value which could adversely affect our operating results for the corresponding quarters in that we might be required to reduce our carrying value of the investments. In addition, if we are unable to liquidate these securities, we will be required to write off the investments which would adversely affect our financial position.

THE EXERCISE OF OPTIONS AND WARRANTS AND THE CONVERSION OF SHARES OF OUR SERIES A 6% CUMULATIVE CONVERTIBLE PREFERRED STOCK WILL BE DILUTIVE TO OUR EXISTING SHAREHOLDERS.

         As of December 31, 2003 we had outstanding options and warrants to purchase a total of 7,797,000 shares of our common stock with a weighted average exercise price of $0.18 per share. Since December 31, 2003 we have issued common stock purchase warrants to purchase an aggregate of 2,305,000 shares of our common stock at an exercise price of $0.3045 per share, and we will issue common stock purchase warrants to purchase an additional 2,305,000 shares of our common stock at an exercise price of $0.3045 per share immediately following the date of this prospectus. In addition, as of the date of this prospectus, we had 100,000 shares of Series A 6% Cumulative Convertible Preferred Stock which is convertible into 4,310,000 shares of our common stock issued and outstanding and we will issue an additional 100,000 shares of Series A 6% Cumulative Convertible Preferred Stock which will be convertible into 4,310,000 shares of our common stock immediately following the date of this prospectus. This prospectus covers the possible resale of up to 21,850,000 shares of our common stock issuable upon the conversion of shares of our Series A 6% Cumulative Convertible Preferred Stock and outstanding warrants ,which includes 17,240,000 shares of common stock issuable upon the conversion of the Series A 6% Cumulative Convertible Preferred Stock calculated at 200% of the conversion amount according to the requirement of the terms of the subscription agreement covering the sale of those shares. The conversion of the Series A 6% Cumulative Convertible Preferred Stock and the exercise of outstanding options and warrants may materially adversely affect the market price of our common stock and will have a dilutive effect on our existing shareholders.

PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BYLAWS MAY DELAY OR PREVENT A TAKE-OVER WHICH MAY NOT BE IN THE BEST INTERESTS OF OUR SHAREHOLDERS.

         Provisions of our articles of incorporation and bylaws may be deemed to have anti- takeover effects, which include when and by whom special meetings of our shareholders may be called, and may delay, defer or prevent a takeover attempt. In addition, certain provisions of the Florida Business Corporation Act also may be deemed to have certain anti-takeover effects which include that control of shares acquired in excess of certain specified thresholds will not possess any voting rights unless these voting rights are approved by a majority of a corporation's disinterested shareholders.

         In addition, our articles of incorporation authorize the issuance of up to 20,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our board of directors, of which 200,000 shares of Series A 6% Cumulative Convertible Preferred Stock are issued and outstanding as of the date of this prospectus or will be issued and outstanding following the date of this prospectus as describe later in under "Selling Security Holders." Our board of directors may, without shareholder approval, issue preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

IF THE SELLING SECURITY HOLDERS ALL ELECT TO SELL THEIR SHARES OF OUR COMMON STOCK AT THE SAME TIME, THE MARKET PRICE OF OUR SHARES MAY DECREASE.

         It is possible that the selling security holders will offer all of the shares for sale. Further, because it is possible that a significant number of shares could be sold at the same time hereunder, the sales, or the possibility thereof, may have a depressive effect on the market price of our common stock.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our common stock is quoted on the OTCBB under the symbol GTEC. The reported high and low bid prices for the common stock as reported on the OTCBB are shown below for the periods indicated. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

                                                          High      Low
FISCAL 2002

First quarter ended December 31, 2001 .................   $0.63    $0.053
Second quarter ended March 31, 2002 ...................   $0.56    $0.27
Third quarter ended June 30, 2002 .....................   $0.34    $0.15
Fourth quarter ended September 30, 2002 ...............   $0.19    $0.08

FISCAL 2003

First quarter ended December 31, 2003 .................   $0.19    $0.07
Second quarter ended March 31, 2003 ...................   $0.25    $0.08
Third quarter ended June 30, 2003 .....................   $0.17    $0.08
Fourth quarter ended September 30, 2003 ...............   $0.17    $0.12

FISCAL 2004

First quarter ended December 31, 2003 .................   $0.52    $0.13

         On March 4, 2004 the last sale price of our common stock as reported on the OTCBB was $0.31. As of February 29, 2004 there were approximately 2,500 record owners of our common stock.

DIVIDEND POLICY

         We have never paid cash dividends on our common stock. We intend to keep future earnings, if any, to finance the expansion of our business. We do not anticipate that any cash dividends will be paid in the foreseeable future.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

         The following table sets forth securities authorized for issuance under equity compensation plans, including individual compensation arrangements, by us under our 2002 Stock Option Plan, our 2003 Stock Option and any compensation plans not previously approved by our stockholders as of December 31, 2003.

                                    Number of                 Weighted               Number of
                                    securities to be          average                securities remaining
                                    issued upon               exercise               available for future
                                    exercise of               price of               issuance under equity
                                    of outstanding            outstanding            compensation plans
                                    options, warrants         options,               (excluding securities
                                    and rights (a)            warrants               reflected in column (a))
                                                              and rights (b)
PLAN CATEGORY
2002 Stock Option Plan and
2003 Stock Option                   7,797,000                 $0.186                 none

Equity compensation plans
not approved by stockholders        none                      none                   none

                                 CAPITALIZATION

         The following table sets forth our capitalization as of December 31, 2003. This table gives no effect to:

         * the issuance by us in January 2004 of $1,000,000 principal amount Series A 6% Cumulative Convertible Preferred Stock, which totaled 100,000 shares, and common stock purchase warrants or the applicable of the proceeds therefrom, or

         * the issuance by us immediately following the date of this prospectus of an additional $1,000,000 principal amount Series A 6% Cumulative Convertible Preferred Stock and common stock purchase warrants or the application of the proceeds therefrom; or

         * the conversion of the Series A 6% Cumulative Convertible Preferred Stock into shares of our common stock, or the issuance of shares of our common stock upon the exercise of outstanding warrants or options.

         The table should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus.

                                                              December 31, 2003
                                                                 (unaudited)

Long-term liabilities ...................................        $          -

Minority interest .......................................              36,024

Stockholder's equity:

Preferred stock, $.001 par value,
  20,000,000 shares authorized,
  no shares issued and outstanding ......................                   -

Common stock, $.001 par value,
  200,000,000 shares authorized,
  40,079,325 shares issued and
  outstanding ...........................................              40,079
Common stock issuable (381,000 shares) ..................                 381
Additional paid-in capital ..............................          14,863,875
Accumulated deficit .....................................         (13,710,742)
Less: deferred compensation .............................            (234,056)
Less: subscriptions receivable ..........................            (118,767)
Accumulated other comprehensive income ..................             (14,767)
                                                                 ------------

     Total stockholders' equity .........................        $    826,003

Total  capitalization ...................................        $   $862,027

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
                                 USE OF PROCEEDS

         We will not receive any proceeds upon the sale of shares by the selling security holders. Any proceeds that we receive from the exercise of outstanding warrants will be used by us for general working capital. The actual allocation of proceeds realized from the exercise of these securities will depend upon the amount and timing of such exercises, our operating revenues and cash position at such time and our working capital requirements. There can be no assurances that any of the outstanding warrants will be exercised. Pending utilization of the proceeds as described above, the net proceeds of the offering will be deposited in interest bearing accounts or invested in money market instruments, government obligations, certificates of deposits or similar short-term investment grade interest bearing investments.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                              OR PLAN OF OPERATION

OVERVIEW

         We are an international company with operations in the United States and the People's Republic of China. Our computer equipment and accessories division represented approximately 96% of our consolidated revenues for the three months ended December 31, 2003 and approximately 98% of our consolidated revenues for the fiscal year ended September 30, 2003. Our consulting services division represented approximately 4% our consolidated revenues for the three months ended December 31, 2003 and approximately 2% of our consolidated revenues for the fiscal year ended September 30, 2003.

         We believe that the computer and equipment accessories division of our business will become a less significant phase of our operations in future periods as we expand our consulting services segment. We believe that as we further develop our consulting services segment, more opportunities to expand our operations through acquisitions will also be presented to us. It is critical to our long-term business model to both increase our revenues from the consulting services segment of our existing business, as well as to diversify our revenue base. By virtue of the nature of our consulting services and the professional experience of our management and directors, we interact with a number of both U.S. and Chinese companies. Through this broadening of our relationship base, we believe that we will be able to not only provide better services to our client companies, but we will have certain advantages over other companies our size when it comes to identifying and closing acquisitions.

         Our computer equipment and accessories division is an established business which can grow internally without significant additional capital. The fee-based structure of our consulting services division is such that if our client company is successful in its particular venture, we can earn additional fees. These fees could range from a flat cash fee, to a fee which includes a combination of equity in our client and a success fee payable upon the completion of transactions such as acquisitions, formations of joint ventures, or licensing or selling technologies in China, to a solely performance based fee upon the completion of the project. As described elsewhere in this prospectus, we do not intent to operate as an investment company or become subject to the Investment Company Act of 1940. However, in order to materially grow our business we will need to raise additional working capital. Capital will typically be needed not only for the acquisition of additional companies, but also for the effective integration, operation and expansion of these businesses. As described elsewhere in this prospectus, there are no assurances we will be able to raise additional capital. If we are unable to secure additional capital as need, this inability will in all likelihood hamper or restrict our ability to acquire and integrate additional companies and to otherwise increase our revenues in future periods.

FOREIGN EXCHANGE CONSIDERATIONS

         Because revenues from our operations in the PRC accounted for approximately 96% and approximately 98% of our consolidated net revenues for the three months ended December 31, 2003 and the fiscal year ended September 30, 2003, respectively, how we report net revenues from our PRC-based companies is of particular importance to understanding our financial statements. Transactions and balances originally denominated in U.S. dollars are presented at their original amounts. Transactions and balances in other currencies are converted into U.S. dollars in accordance with Statement of Financial Accounting Standards
(SFAS) No. 52, "Foreign Currency Translation," and are included in determining net income or loss. For foreign operations with the local currency as the functional currency, assets and liabilities are translated from the local currencies into U.S. dollars at the exchange rate prevailing at the respective balance sheet date. Revenues and expenses are translated at weighted average exchange rates for the period to approximate translation at the exchange rates prevailing at the dates those elements are recognized in the financial statements. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive loss.

         The functional currency of our Chinese subsidiaries, Chorry and Yastock, is the Chinese RMB, the local currency. The financial statements of the subsidiaries are translated to U.S. dollars using year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses. Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations and were not material during the periods presented. The cumulative translation adjustment and effect of exchange rate changes on cash at each of December 31, 2003 and September 30, 2003 was not material.

RECENT ACCOUNTING PRONOUNCEMENTS

         The Financial Accounting Standards Board has recently issued several new accounting pronouncements:

         * In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, except as specified and for hedging relationships designated after June 30, 2003. The adoption of this statement did not have any material impact on the balance sheet or statement of operations.

         * In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS 150 requires that certain financial instruments, which under previous guidance were accounted for as equity, must now be accounted for as liabilities. The financial instruments affected include mandatorily redeemable stock, certain financial instruments that require or may require the issuer to buy back some of its shares in exchange for cash or other assets and certain obligations that can be settled with shares of stock. SFAS 150 is effective for all financial instruments entered into or modified after May 31, 2003. Otherwise it will become effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this statement did not have any material impact on the balance sheet or statement of operations.

CRITICAL ACCOUNTING POLICIES

         A summary of significant accounting policies is included in Note 1 to the audited consolidated financial statements included in this prospectus. Management believes that the application of these policies on a consistent basis enables us to provide useful and reliable financial information about our operating results and financial condition.

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

         We account for stock options issued to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. We adopted the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" and SFAS 148, "Accounting for Stock-Based Compensation -Transition and Disclosure", which permits entities to provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair- valued based method defined in SFAS No. 123 had been applied. We account for stock options and stock issued to non-employees for goods or services in accordance with the fair value method of SFAS 123.

         Our revenues from the sale of products are recorded when the goods are shipped. Consulting income is recognized on a straight-line basis over the period of the service agreement. Deferred revenues relates to consulting revenues that is being recognized over the period of the service agreement.

         Marketable equity securities consist of investments in equity of publicly traded and non- public domestic companies and are stated at market value based on the most recently traded price of these securities at December 31, 2003. All marketable securities are classified as available for sale at December 31, 2003. Unrealized gains and losses, determined by the difference between historical purchase price and the market value at each balance sheet date, are recorded as a component of Accumulated Other Comprehensive Income in Stockholders' Equity. Realized gains and losses are determined by the difference between historical purchase price and gross proceeds received when the marketable securities are sold.

RESULTS OF OPERATIONS

THREE MONTHS ENDED DECEMBER 31, 2003 AS COMPARED WITH THE THREE
MONTHS ENDED DECEMBER 31, 2002

CONSOLIDATED RESULTS:

         The following discussion relates to our consolidated results of operations. Further discussion and analysis of operating results follows and is discussed by segment.

Revenues

         For the three months ended December 31, 2003, we had consolidated revenues of $6,565,377 as compared to $5,276,670 for the three months ended December 31, 2002. This increase resulted substantially from increased revenues from our computer hardware and accessories segment and is discussed below.

Cost of Sales

         For the three months ended December 31, 2003, cost of sales was directly related to our computer equipment and accessories segment and amounted to $6,181,525 as compared to $5,151,953 for the three months ended December 31, 2002. This increase resulted substantially from increased revenue from our computer segment and is outlined below.

Operating Expenses

         For the three months ended December 31, 2003, operating expenses which include consulting fees, rent, salaries and non-cash compensation, depreciation expense and other selling, general and administrative, were $717,718 as compared to $527,906 for the three months ended December 31, 2002.

Loss from sale/disposal of marketable securities

         For the three months ended December 31, 2003, we recorded a gain from the sale of marketable securities of $1,924 as compared to a loss of $(12,667) for the three months ended December 31, 2002.

Settlement income

         On December 31, 2003, we settled our litigation against Hy-Tech Technology Group, Inc. ("HYTT"). The Settlement Agreement resulted in us accepting 3,750,000 common shares of restricted Hy-Tech Technology Group, Inc. stock (OTCBB: HYTT). In a related matter, we conveyed 300,000 of those shares to Elite Financial Communications Group, which had initially introduced us to key principals among the HYTT parties. In connection with the settlement, we recorded settlement income of $196,650 based on the fair market value of 3,450,000 net shares that we received.

Interest expense

         Interest expense was $2,497 for the three months ended December 31, 2003 as compared to $2,496 for the three months ended December 31, 2002.

OVERALL

         We reported a net loss for the three months ended December 31, 2003 of $(138,752) compared to a net loss for the three months ended December 31, 2002 of $(418,336). This translates to an overall per-share loss of ($.00) for the three months ended December 31, 2003 compared to per-share loss of ($.02) for the three months ended December 31, 2002.

RESULTS OF OPERATIONS BY SEGMENT:

COMPUTER EQUIPMENT AND ACCESSORIES SEGMENT

         Revenues for the three months ended December 31, 2003 were $6,310,368 as compared to $5,223,480 for the three months ended December 31, 2002 from our subsidiary Chorry, a Chinese company. This revenue was generated from sales of printers, copiers, network equipment and software licensing fees. The increase in sales mainly resulted from increasing demand from the market, as the Chinese government required all companies by July 1, 2003 to issue all transaction receipts and invoices by using a printer and a computer in order to smooth its tax collections. We believe that this governmental requirement we will continue to result in additional revenues for us during the balance of fiscal 2004.

         Cost of sales for Chorry for the three months ended December 31, 2003 amounted to $6,181,525 or 97.9% of net sales as compared to $5,151,953 or 97.6% of net sales for the three months ended December 31, 2002. We continue to experience low gross profit margins on our products sales.

         For the three months ended December 31, 2003, operating expenses consisted of salaries of $36,370, rent expense of $39,049, and other selling, general and administrative expenses amounted to $48,611 as compared to salaries expense of $9,014, rent expense of $25,158, and other selling, general and administrative expenses of $34,995 for the three months ended December 31, 2002. In fiscal 2003, we incurred additional rent due our growing need for warehouse space. Additionally, due to increased net revenues, we increased our workforce. During the balance of fiscal 2004 Chorry anticipates opening between four to six additional locations in China. These additional locations will result in increased operating expenses, however, we anticipate that those additional expenses will be offset by revenues generated from those new locations.

CONSULTING SERVICES SEGMENT

         Revenue for the three months ended December 31, 2003 was $255,009 as compared to $53,190 for the three months ended December 31, 2002. This revenue was generated from business development services. The increase in revenues was attributable to the fact that during fiscal 2003 and in the first quarter in fiscal 2004, we entered into business development contracts to assist companies in introducing their products into the Chinese marketplace. We have been aggressively marketing our business development services through round-table meetings and through our referral sources. We anticipate that it takes between 12 to 36 months for companies we are assisting entering the Chinese marketplace to conclude their projects. As described elsewhere in this prospectus, upon the successful conclusion of our client company's efforts, we are entitled to earn additional fees. We believe that some of our client company's projects will reach stage during the balance of fiscal 2004 that enables us to earn these additional fees, which should increase our revenues during future quarters.

         For the three months ended December 31, 2003, we incurred operating expenses of $593,688 as compared to $458,739 for the three months ended December 31, 2002. For the three months ended December 31, 2003, operating expenses consisted of rent of $24,859, consulting fees of $180,822, salaries and non-cash compensation of $294,831 and other selling, general and administrative expenses of $93,176. For the three months ended December 31, 2002, operating expenses consisted of rent of $20,352, consulting fees of $235,251, salaries and non-cash compensation of $115,678 and other selling, general and administrative expenses of $87,458. The increase in operating expenses was primarily attributable to the following:

         * During fiscal 2002, we relocated our administrative offices into larger leased space. Accordingly, our rent expense increased in fiscal 2003 compared to fiscal 2002.

         * Our consulting expense decreased to $180,822 for the three months ended December 31, 2003 from $235,251 for the three months ended December 31, 2002. The decrease was due to decreased non-cash consulting expenses recorded during the three months ended December 31, 2003 in connection with the grant of stock options to consultants for services rendered.

         * Salaries and non-cash compensation expense increased to $294,831 for the three months ended December 31, 2003 from $115,678 for the three months ended December 31, 2002. In fiscal 2003, we increased our marketing and administrative staff by two persons. The remaining increase in salaries and non-cash compensation expense was attributable to the recording of non-cash compensation in connection with the granting of stock options to officers, employees, and directors and the issuance of common shares in December 2003 for bonuses amounting to $71,610. We anticipate that non-cash expenses related to the issuance of equity for services will decrease during the balance of fiscal 2004.

         * Other selling, general and administrative expenses increased to $93,176 for the three months ended December 31, 2003 from $87,458 for the three months ended December 31, 2002, an increase of $5,718.

         For the three months ended December 31, 2003 and 2002, we incurred interest expense of $2,500 and $2,500, respectively.

YEAR ENDED SEPTEMBER 30, 2003 AS COMPARED WITH THE YEAR ENDED
SEPTEMBER 30, 2002

CONSOLIDATED RESULTS OF OPERATIONS

Revenues

         For the year ended September 30, 2003, we had consolidated revenues of $23,596,878 as compared to $14,325,651 for the year ended September 30, 2002.

This increase resulted substantially from increased revenues from our computer hardware and accessories segment and is discussed below.

Cost of Sales

         For the year ended September 30, 2003, cost of sales directly related to our computer equipment and accessories segment and amounted to $22,770,207 as compared to $13,153,326 for the year ended September 30, 2002. This increase resulted substantially from increased revenue from our computer segment and is outlined below.

Operating Expenses

         For the year ended September 30, 2003, operating expenses which include consulting fees, rent, salaries and non-cash compensation, depreciation expense and other selling, general and administrative, were $2,316,644 as compared to $ 1,451,721 for the year ended September 30, 2002.

Loss from sale/disposal of marketable securities

         For the year ended September 30, 2003, we recorded a loss from the sale/disposal of marketable securities of $1,563,525 as compared to $16,352 for the year ended September 30, 2002. In Fiscal 2003, we wrote off the value of our common stock holdings in NetDigest.com, Inc. ("NET") of $1,325,872 due the impairment in the value of these our common shares they are currently deemed to have little or no value. Additionally, we wrote off an investment on our Yastock subsidiary of $191,052 due to the impairment in the value of this investment.

Interest Expense

         Interest expense was $30,000 for the year ended September 30, 2003 as compared to $16,241 for the year ended September 30, 2002, an increase of $ 13,759.

Discontinued Operations

         During the year ended September 30, 2002, we concluded the sale of one of our Chinese subsidiaries. As a result of this sale, we recorded a $475,304 gain from the sale of our G-Choice subsidiary for the year ended September 30, 2002. For the year ended September 30, 2003 we had a loss from discontinued operations of $(3,890) and compared to income from discontinued operations of $10,170 for the year ended September 30, 2002.

Overall

         We reported a net loss for the year ended September 30, 2003 of $(3,089,370) compared to a net loss for the year ended September 30, 2002 of $(193,645). This translates to an overall per-share loss of ($.09) for the year ended September 30, 2003 compared to per-share loss of ($.01) for the year ended September 30, 2002.

RESULTS OF OPERATIONS BY SEGMENT

COMPUTER EQUIPMENT AND ACCESSORIES SEGMENT

         Revenues for the year ended September 30, 2003 were $23,197,829 as compared to $13,373,246 to September 30, 2002 from our Chorry subsidiary. This revenue was generated from sales of printers, copiers, network equipment and software licensing fees. The increase in sales mainly resulted from increasing demand from the market, as the Chinese government required all companies by July 1, 2003 to issue all transaction receipts and invoices by using a printer and a computer in order to smooth its tax collections.

         Cost of sales for Chorry for the year ended September 30, 2003 amounted to $22,770,207 or 98.2% of net sales as compared to $13,153,326 or 98.4% of net sales for the year ended September 30, 2002. We continue to experience low gross profit margins on our products sales.

         For the year ended September 30, 2003, operating expenses consisted on salaries and non-cash compensation of $75,704, rent expense of $144,968, and other selling, general and administrative expenses amounted to $197,038 as compared to salaries expense of $81,003, rent expense of $81,003, and other selling, general and administrative expenses of $103,104 for the year ended September 30, 2002. In fiscal 2003, we incurred additional rent due our growing need for warehouse space. Additionally, due to increased net revenues, we increased our workforce.

CONSULTING SERVICES SEGMENT

         Revenue for the year ended September 30, 2003 was $399,049 as compared to $952,405 for the year ended September 30, 2002. This revenue was generated from business development services The decrease in revenues was attributable to the fact that during fiscal 2002, we entered into an agreement to provide operational and managerial assistance to the NETdigest.com for a total of 526,316 shares of the NETdigest.com common stock (post a one for 19 reverse split, effective May 31, 2002). In connection with this consulting agreement, we recognized consulting revenues of $0 and $521,053 for the year ended September 30, 2003 and 2002, respectively.

         For the year ended September 30, 2003, we incurred operating expenses of $1,898,934 as compared to $1,238,681 for the year ended September 30, 2002. For the year ended September 30, 2003, operating expenses consisted of rent of $69,018, consulting fees of $652,566, salaries and non-cash compensation of $728,250 and other selling, general and administrative expenses of $434,712. For the year ended September 30, 2002, operating expenses consisted of rent of $41,207, consulting fees of $504,223, salaries and non-cash compensation of $333,121 and other selling, general and administrative expenses of $348,223. The increase in operating expenses was primarily attributable to the following:

         * During fiscal 2002, we relocated our administrative offices into larger leased space. Accordingly, our rent expense increased in fiscal 2003 compared to fiscal 2002.

         * Our consulting expense increased to $652,566 in fiscal 2003 from $504,223 in fiscal 2002. The increase was due increased non-cash consulting expenses recorded in fiscal 2003 in connection with the grant of stock options to consultants for services rendered.

         * Salaries and non-cash compensation expense increased to $625,764 for fiscal 2003 from $333,121 for fiscal 2002. In fiscal 2003, we increased our marketing and administrative staff by two persons. The remaining increase in salaries and non-cash compensation expense was attributable to the recording of non-cash compensation in connection with the granting of stock options to officers and employees.

         * Other selling, general and administrative expenses increased to $434,712 for fiscal 2003 from $348,223 for fiscal 2002, an increase of $86,489. In fiscal 2003, we incurred additional insurance expense of approximately $27,000 attributable to increased health insurance premiums paid for our employees. Additionally, we acquired our Chinese subsidiary, Yastock, on December 1, 2002. Accordingly, our other selling, general and administrative expense only includes 10 months of expenses in fiscal 2002 as compared to 12 months in fiscal 2003.

         For the year ended September 30, 2003, we incurred interest expense of $30,018 as compared to $16,467 for the year ended September 30, 2002.

LIQUIDITY AND CAPITAL RESOURCES

         At December 31, 2003, we had a cash balance of $661,694. As of December 31, 2003, our cash position by geographic area is as follows:

                  Cash
                  ----
                  United States          $ 373,816
                  China                    287,878
                                         ---------
                           Total         $ 661,694
                                         =========

         Net cash used in operations was $(6,694) for the three months ended December 31, 2003 as compared to net cash used in operations of $(42,349) for the three months ended December 31, 2002. The difference is due to increased cash flow generated by our business development services which has given us additional cash flows from operations.

         Net cash provided by investing activities for the three months ended December 31, 2003 was $169,960 as compared to net cash provided by investing activities for the three months ended December 31, 2002 of $8,479. For the three months ended December 31, 2003, we received $176,008 from the sale of marketable securities offset by cash used for capital expenditures of $(6,048). For the three months ended December 31, 2002, we received cash from the sale of marketable securities of $13,713 offset by cash used for capital expenditures of $(5,234).

         Net cash provided by financing activities were $314,197 for the three months ended December 31, 2003 as compared to $67,708 for the three months ended December 31, 2002. For the three months ended December 31, 2003, net cash provided by financing activities related primarily to proceeds from the exercise of stock options and related party loans of $ 300,000 and $14,197, respectively. For the three months ended December 31, 2002, net cash provided by financing activities related to proceeds from related party loans of $7,808 and proceeds from the exercise of stock options of $59,900. Chorry has a bank loan in the principal amount of $120,773 which is due on March 25, 2004. We anticipate that this loan will either be renewed or that Chorry will pay it in full when due from its available working capital.

         At December 31, 2003 we had working capital of $433,983. On January 16, 2004, we closed a securities purchase agreement under which we agreed to issue $2,000,000 stated value of our newly created Series A 6% Cumulative Convertible Preferred Stock and warrants to purchase an aggregate of 4,310,000 shares of our common stock to several institutional investors . Of this amount, we received gross proceeds of $1,000,000 from the first tranche which included the sale of 100,000 shares of Series A 6% Cumulative Convertible Preferred Stock and warrants to purchase 2,155,000 shares of our common stock at an exercise price of $0.3045 per share. Under the terms of the securities purchase agreement, upon the effectiveness of the registration statement of which this prospectus is a part, we will sell an additional 100,000 shares of Series A 6% Cumulative Preferred Stock and common stock purchase warrants for an additional 2,155,000 shares of our common stock with a strike price of $0.3045 pr share, representing gross proceeds of $1,000,000. Other than internal sources of working capital, loans to Chorry from commercial financial institutions in China and the proceeds from sales of our securities described above, we do not have any other sources of working capital.

         Our future growth is dependent on our ability to raise capital for expansion, and to seek additional revenue sources. Chorry's operating plan provides that it will open an additional four to six locations in China during the balance of fiscal 2004. We estimate that each location will cost between $15,000 and $25,000, depending upon the square footage of the location. We anticipate that we will fund this expansion at Chorry from our current working capital. We will need additional working capital, however, to undertake any significant expansion of our business and for acquisitions. Our future capital requirements, however, depend on a number of factors, including our ability to grow our revenues and manage our business. We cannot assure you that acceptable financing for future acquisitions or for the integration and expansion of existing operations can be obtained by us on suitable terms, if at all.

                                  OUR BUSINESS

OUR BUSINESS, PRODUCTS AND SERVICES

         Our operations are comprised in two operating groups, including:

         * Computer equipment and accessories, and

         * Consulting services.

         Products and services provided by each of the groups are:

COMPUTER EQUIPMENT AND ACCESSORIES

         Our majority-owned subsidiary, Shanghai Chorry Technology Development Co., Limited ("Chorry"), is an information technology enterprise that integrates sales and technology with services. Chorry was formerly known as Shanghai Zhaoli Technology Development Company Ltd. Chorry provides innovative technology solutions to enhance its customer's businesses. Its customers include:

         * financial institutions,
         * telecommunication companies,

         * hospitals,
         * supermarkets,
         * airports,
         * railway stations, and
         * other government departments.

         Chorry is an authorized general agent and distributor for a wide array of manufacturers, including Epson, Cannon, Hewlett Packard Ricoh, Brother, Star and Samsung. Chorry has a wide-spread sales channel, with a headquarters and a customer service center on Wukang Road in Shanghai and nine additional branch locations in Shanghai. The locations range from an approximate 50 square foot mall location in the southwestern central business district to an approximately 330 square foot mall location near People's Square. Each of these branch locations is staffed with from five to six employees.

         From each of the locations, Chorry sells:

         * laser printers,
         * copiers,
         * scanners,
         * facsimile machines,
         * multi-functional (MFP) office equipment,
         * module routers,
         * switches,
         * video telephones,
         * computers supplies, and
         * network products and network integration.

         Chorry obtains these products directly from the manufacturer. Chorry is also qualified as a technical service center for Epson, Canon, Hewlett-Packard and OKI products and provides equipment repair services for its customers.

         We own 80% of Chorry. Chorry is incorporated under the laws of Shanghai. The company has approximately 68 employees. For the year ended September 30, 2003, net revenues from this operating segment represented approximately 98% of our consolidated revenues. For the three months ended December 31, 2003, net revenues from this operating segment represented approximately 96% of our consolidated revenues.

CONSULTING SERVICES

         In recent periods, we have been expanding our cross-pacific consulting business. We believe that China's entrance into the World Trade Organization
(WTO) offers a unique opportunity for our company to secure itself a position as a leader in the growing market for cross-pacific products, technology, capital, and property exchange. Our consulting services division seeks to foster bilateral commerce between companies in the West with those in China. We specialize in assisting Western companies in entering the Chinese market for business development , and act as a resource for companies that desire expertise in marketing, distribution, manufacturing, forming joint ventures, or establishing a base in China. For the fiscal year ended September 30, 2003 net revenues from our consulting services segment represented approximately 2% of our consolidated net revenues. For the three months ended December 31, 2003 net revenues from our consulting services segment represented approximately 4% of our consolidated net revenues.

         A key area of competency and focus is the life and health science arena in China. Life and health science is compromised of different but related industries such as pharmaceuticals, environmental science, biotechnology, and healthcare development. These industries range from water, soil, and air testing and remediation to hospital facility development and management. These are new and robust areas in China. Our consulting services division currently has approximately 37 clients under contract. We are assisting these clients in penetrating the Chinese market for the purposes of product and solutions sales, distribution, manufacturing, and/or research and development.

         Our management has been responsible for successfully negotiating contracts in China for 11 years. We are able to bring experience in the areas of marketing, finance and business development to our clients, and to help guide those companies in marketing their products and services in China. We have staffed offices in the United States, Germany, and China. We have established working relationships with various governmental agencies, public institutions, and private industries in China at both national and provincial levels. In addition, we will also seek to assist small to mid-size Chinese private companies that desire growth to expand their business with our operational support.

         In order to market our services to prospective clients, we hold monthly roundtable conferences discussing the Chinese marketplace and providing a networking opportunity for U.S. and Chinese business interests. We also utilize direct contacts, referrals and media promotions to market our company. In January 2004 we entered into a collaboration agreement with Global Boardroom Solutions, a Latin American liaison group and a division of Custage, Inc. Under the terms of this agreement we have each agreed to use our connections, experience and abilities with a view towards promoting economic and commercial projects, joint ventures and other commercial transactions. We believe this relationship will assist us in expanding our Chinese network to the lucrative Latin American markets. In December 2003 we announced that we were selected to lead a trade mission to China, sponsored by Broward County, Florida, with the International Business Council, and support provided by Enterprise Florida of the State of Florida. In concert with Broward County, Florida and Enterprise Florida of the State of Florida, 12 to15 south Florida companies will travel to China in late May.

         The scope of the agreements with our clients fall within two categories. Generally, our clients enter into a representation agreement under which we are contracted to assist the client in business development in China, including such activities as exporting its products to China, establishing joint ventures in China or making acquisitions of complementary Chinese businesses, establishing marketing and distribution channels and partners, introductions to financing sources for the Chinese operations and similar business opportunities. The representation agreement is typically for a term of 12 months. We are paid a monthly retainer of $5,000 to $10,000, a small portion of which goes to the Shanghai United Assets and Equity Exchange (SUAEE). If our efforts for our client are successful, we will receive a percentage of the cash flow from the ventures, generally 5%, as well as a success fee of generally 2.5% for our efforts which will be adjusted downward or eliminated if this fee exceeds $1 million. Our standard representation agreement also provides that if our efforts on our client's behalf lead to the establishment of a joint venture with a

Chinese company, we are entitled to receive a our client's ownership interest in the venture, ranging from 5% to 15% depending upon the business terms of the particular engagement. For other clients, we may enter into a short-term, generally three to 12 months, consulting agreement to provide certain specified services. Our compensation under these types of agreements can run from a flat cash fee, to a fee which includes a combination of equity in our client and a success fee (in cash or equity) of approximately 5% payable to us upon the successful completion of transactions such as acquisitions, formations of joint ventures, or licensing or selling technologies in China to a solely performance based fee of ranging from 3% to 5% of the value of the transaction upon the completion of the project. However, as described elsewhere in this prospectus, we do not intent to operate as an investment company or become subject to the Investment Company Act of 1940.

         We anticipate that it will take between 12 to 36 months for client companies to conclude their projects. Approximately one-third of our current roster of client companies are just beginning the process of being introduced to the Chinese marketplace, approximately one-third are in the most active stage of discussions in China and the remaining one-third are in the final stages of a transaction. While this represents our best analysis of the progress of our client companies, we do not know if any of these companies will ultimately be successful in their Chinese ventures or that we will earn any success fees from our work.

         Our consulting services division includes Yastock Investment Consulting Company, Limited ("Yastock") located in Shanghai, China and Genesis Systems, Inc. ("Genesis Systems") located in Boca Raton, Florida. Yastock is incorporated under the laws of Shanghai. In addition to its ongoing business, Yastock's management oversees all of our operations in China. Genesis Systems is incorporated under the laws of the State of Minnesota. Our consulting services division has 16 employees worldwide.

THE SHANGHAI UNITED ASSETS AND EQUITY EXCHANGE (SUAEE)

         In 2002 we acquired a seat as a U.S. representative on the Shanghai Technology Stock (Property Rights) Exchange (STSE). In 2004 the STSE has merged with the Shanghai Property Exchange to form the SUAEE of which we remain a member. The SUAEE supports the advancement of technological innovation, and brings optimal allocation of hi-tech and social resources, as well as the combination of talented people and tremendous networks. The SUAEE is essentially a vehicle for the transfer of technology and property rights into China, and is sponsored by the Shanghai Municipal Government with independent corporate qualifications. It can provide flexible and convenient financing and investment services for various enterprises by means of technology rights and ownership using its own resources or relationships it has with financial institutions which participate with the SUAEE. As a representative of the SUAEE, we can directly introduce American companies and individuals who would like to sell or license intellectual property to a Chinese partner, or use technology to form a joint venture in China, to the SUAEE for purposes of listing their technologies or intellectual properties.

         We initially paid 200,000 RMB (or approximately U.S. $24,000 ) for our seat on the STSE, and our annual membership fee on the SUAEE is 30,000 RMB, or approximately U.S. $2,400. We are not required to make any additional capital commitments to maintain our membership, other than payment of our annual dues.

OUR OTHER ACTIVITIES

         In addition to our computer equipment and accessories division and our consulting services division, we are also pursuing other business opportunities in China which we believe will add to our overall operations.

         We have formed a new joint venture with CIIC Investment Corporation Limited, a wholly owned subsidiary of China International Intellectech Corporation (CIIC), a leading state-owned enterprise that has been funded solely by the State Council. Professor Shan Tingting, a member of our Board of Directors, is Executive Vice General Manager of CIIC Investment Corporation Limited. Two private U.S. capital firms have joined the joint venture as partners. The joint venture will be named CIIC Investment Banking Advisor Company, Limited. It will be operated by staff from both CIIC and our offices in Shanghai. We will own 10% of this joint venture. This new venture will provide investment banking services in China, asset management, capital raising in China via private placement or the public market, and help Chinese companies penetrate the U.S. markets, as well as help state-owned companies undergo management buyout program. We will work with CIIC from the firm's new Shanghai facility. We presently believe that formation and registration of the venture will be completed during our second fiscal quarter of 2004 and at that time we will make our capital contribution of $20,000. In March 2004 we will co-sponsor, along with the China Ministry of Science and Technology, China International Intellectech Corporation and the SUAEE, conferences in Shanghai, PRC, highlighting how Chinese companies could enter the U.S. capital markets.

         In October 2003 we signed contracts with SMS.ac Corporation, a U.S.-based short message service (SMS) company, for marketing of text messaging applications in China. Under these agreements, we are entitled to receive a per-message fee for each completed communication. As a result of these contracts we created a web site at www.zc8888.com which provides gaming and lottery information via SMS. This is a subscription based service with services average approximately U.S. $3.00 per month. In December 2003 Yastock received a license to operate as a wireless content provider, aggregator and mobile marketing provider in Shanghai. This license will enable us to expand our market of services. We are presently in the final stages of testing our server which is hosted by Shanghai Mobile, a subsidiary of China Mobile. Upon completion of the test phase, we will launch an SMS portal at www.yastandsms.com which will feature a variety of content for SMS . In addition to the content currently available, we intend to expand the content to include areas such as entertainment, music, real estate, dating services and chat rooms. We have also signed agreements with FilmFestivals Entertainment Group and IC Star MMS to distribute their content through our portal. We have invested approximately $50,000 in capital during the past year in this venture. While this venture is still in its infancy, we are committing additional resources to this business as SMS is now the fifth largest media in China, the country with the world's largest mobile phone ownership. We have six engineers at Yastock working on this project.

OUR EXPANSION STRATEGY

         We have initially grown our company primarily through acquisitions and we believe that acquisitions and mergers will continue to be a significant piece of our growth model in the future. These relationships will be built around consolidating key resources, financial and physical assets, brand names, and human resources. We pay attention to integration strategies and also pay attention to core competencies, including best practices, skills, knowledge bases, and routines.

         Companies that we will seek for merger or acquisition opportunities will meet the following criteria:

         * Strong cash flow and growing revenue
         * Position as market sector leader
         * Customers in a growth market
         * Weak competition
         * Strong management
         * Strong niche position

OUR HISTORY; ACQUISITIONS AND DIVESTITURES

         We were formed under the laws of the State of Idaho on January 29, 1999 originally under the name Psychicnet.Com, Inc. to provide "new age" services and products on the Internet. On April 6, 1999 we entered into an Agreement and Plan of Reorganization with Virginia City Gold Mines, Inc. The transaction was accounted for as a reverse acquisition under the purchase method for business combinations. Accordingly, the combination of the two companies was recorded as a recapitalization of our company, pursuant to which our company was treated as the continuing entity. Subsequent to the share exchange, we changed our name to Newagecities.com, Inc.

         On August 1, 2001, we completed the Agreement and Plan of Reorganization and Stock Purchase Agreement entered into on July 23, 2001 with Genesis Systems, Inc., a Minnesota corporation and the shareholders of Genesis, Yongwen Zhuang, Fugen Li and Master Financial Group, Inc. As a result of the acquisition, we issued 10,312,500 shares of our common stock with a fair market value of $701,250 in exchange for all of the capital stock of Genesis Systems. We accounted for this acquisition using the purchase method of accounting. The purchase price exceeded the fair value of net assets acquired by $359,379. The excess was applied to goodwill.

         On August 14, 2001, we entered into a Stock Purchase Agreement with PropaMedia, Inc. and the shareholders of PropaMedia. Under this agreement, we acquired all of the issued and outstanding capital stock of PropaMedia in exchange for all of the shares of Member Net, Inc., a wholly-owned subsidiary of our company. Upon effectiveness of the Stock Purchase Agreement, PropaMedia became a wholly-owned subsidiary of our company and the former shareholders of PropaMedia acquired a wholly-owned interest in Member Net, Inc. from us. We accounted for this acquisition using the purchase method of accounting. In September 2002, we decided to discontinue the operations of PropaMedia.

         On August 22, 2001, we entered into a Stock Purchase Agreement with Shanghai G-Choice Science and Technology Development Company Ltd. ("G-Choice") and the shareholders of G-Choice. G-Choice is a Chinese company with principal offices in Shanghai, China. Under this agreement, the shareholders of G-Choice exchanged 80% of the issued and outstanding capital stock of G-Choice in exchange for 800,000 shares of our common stock. Effective June 30, 2002, we sold our 80% interest in G-Choice to the NETdigest.com, Inc. in exchange for 1,549,791 shares of its common stock. As a part of this transaction, G-Choice's executive management received a total of 8,155,474 shares of the NETdigest.com's common stock and received from G-Choice an additional 210,526 shares of the NETdigest.com's common stock in exchange for 400,000 shares of our common stock.

As a result of the sale of G-Choice, we recorded a $475,304 gain from the sale of G-Choice in the quarter ended June 30, 2002.

         On October 12, 2001 our shareholders approved an Agreement and Plan of Merger providing for the merger of our company with and into Genesis Technology Group, Inc., a Florida corporation, which was a wholly-owned subsidiary. The purpose of the merger was to change our corporate domicile from Idaho to Florida. In addition, our name was changed to Genesis Technology Group, Inc., to better reflect our current business plan.

         In October 2001 we formed Biosystems Technologies, Inc. for the purpose of commercialization, marketing and distribution of biomedical products and technologies used to diagnose and treat HIV/AIDS, cancer and other immune-related diseases. We own 85% of Biosystems Technologies, with the remaining 15% owned by Dr. Ronald Watson, a noted immunology professor and researcher. Unlike traditional biotechnology companies which can spend millions of dollars on research and development of new products, Biosystems Technologies' business model was to operate as a "virtual" company, seeking unique products that are fully developed or in the final stages of development. Biosystems Technologies would then attempt to commercialize and market these products via licensing agreements, with particular emphasis on introducing these products to China and the Pacific Rim.

         In November 2001, Biosystems Technologies signed an agreement for exclusive distribution rights to a Rapid Assay HIV test in China. The test, originally developed by the Program for Appropriate Technology in Health (www.path.org) and successfully evaluated by the World Health Organization, is an inexpensive method for the detection of antibodies to HIV, the virus responsible for causing AIDS. This exclusive distribution agreement was terminated in April 2002 as the distribution firm in Thailand did not have any rights to distribute in China.

         In November 2001 Biosystems Technologies also entered into an exclusive agreement with Logizan Holdings Company Limited of Cyprus for clinical trials and distribution of a new herbal product believed to be effective in the treatment of viral hepatitis. Logizan Holdings Company Limited had worldwide marketing rights to distribute this herbal formula. Under the terms of the agreement, Biosystems Technologies and Logizan Holdings were to co-sponsor a clinical trial of the product in China. Upon successful completion of these trials, Biosystems Technologies would have been the exclusive distributor for the product in Mainland China, Hong Kong and Taiwan. In October 2002 we determined not to proceed with the clinical trials as a result of lack of sufficient funding on our part to fulfill our obligations under the agreement.

         Currently, Biosystems Technologies has no revenues and is inactive.

         On November 15, 2001, we entered into a Stock Purchase Agreement with Shanghai Chorry Technology Development Company, Limited and Wang Wuzhang, Chorry's then sole shareholder. Chorry, a Chinese company with principal offices in Shanghai, China, was an information technology company that integrates sales and technology with services. As a result of the acquisition, we issued 400,000 shares of our common stock with a fair market value of $220,000 in exchange for 80% of the capital stock of Chorry. We accounted for this acquisition using the purchase method of accounting. The purchase price exceeded the fair value of net assets acquired by $5,651. The excess was been applied to goodwill. Mr. Wang, who is not related to Dr. Wang, has remained as CEO of Chorry and owns the minority interest in that company.

         In May 2001 we had acquired 20% of Yastock Investment Consulting Company, Limited for $18,000. On December 1, 2001, we entered into a Stock Purchase Agreement with Yastock and Messrs. Robert Zhuang and Lawrence Wang, the majority shareholders of Yastock. Yastock was an investment consulting firm located in Shanghai, China that specializes in raising capital and consulting in a number of areas, including trading information, public relations, corporate management, corporate strategic evaluations and human resources. Mr. Zhuang is Dr. Wang's brother and a member of our board of directors and Mr. Lawrence Wang is Dr. Wang's brother. As a result of the acquisition, we issued 92,000 shares of our common stock with a fair market value of $48,760 in exchange for 80% of the capital stock of Yastock. We accounted for this acquisition using the purchase method of accounting. The purchase price exceeded the fair value of net assets acquired by $4,889. The excess was been applied to goodwill.

COMPETITION

         We potentially face competition from a variety of sources. Each of our subsidiaries faces competition from other companies sharing their market niche. Our computer equipment and accessories division faces competition from similar computer equipment distributors such as Shanghai Zhong Fang Electron System Co., Ltd., Shanghai Da Tong Printer and Computer Company. Our consulting services division faces competition from a variety of U.S. and international firms as well as niche companies specializing in the Chinese marketplace. Almost all of the companies with which we and our subsidiaries compete are substantially larger, have more substantial histories, backgrounds, experience and records of successful operations, greater financial, technical, marketing and other resources, more employees and more extensive facilities than our company now has, or will have in the foreseeable future. There is not a significant barrier to entry in either segment of our operations. In addition to competing with other computer and electronics equipment companies, we may also compete with larger U.S. companies who have greater funds available for expansion, marketing, research and development and the ability to attract more qualified personnel if access is allowed into the PRC market. If U.S. companies do gain access to the PRC markets, these companies may be able to offer products at a lower price than we can. There can be no assurance that we will remain competitive should this occur. With China's recent entrance into the WTO, it is also likely that other competitors will emerge in the near future. There is no assurance that we will compete successfully with other competing companies.

GOVERNMENTAL REGULATION OF OUR OPERATIONS IN CHINA

         The most significant portion of our operations are conducted from facilities that are located in the People's Republic of China. Accordingly, our operations must conform to the governmental regulations and rules of China.

         PRC LEGAL SYSTEM

         Since 1979, many laws and regulations addressing economic matters in general have been promulgated in the PRC. Despite development of its legal system, the PRC does not have a comprehensive system of laws. In addition, enforcement of existing laws may be uncertain and sporadic, and implementation and interpretation thereof inconsistent. The PRC judiciary is relatively inexperienced in enforcing the laws that exist, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. Even where adequate law exists in the PRC, it may be difficult to obtain swift and equitable enforcement of such law, or to obtain enforcement of a judgment by a court of another jurisdiction. The PRC's legal system is based on written statutes and, therefore, decided legal cases are without binding legal effect, although they are often followed by judges as guidance. The interpretation of PRC laws may be subject to policy changes reflecting domestic political changes. As the PRC legal system develops, the promulgation of new laws, changes to existing laws and the preemption of local regulations by national laws may adversely affect foreign investors. The trend of legislation over the past 20 years has, however, significantly enhanced the protection afforded foreign investors in enterprises in the PRC. However, there can be no assurance that changes in such legislation or interpretation thereof will not have an adverse effect upon our business operations or prospects.

         ECONOMIC REFORM ISSUES

         Since 1979, the Chinese government has reformed its economic systems. Because many reforms are unprecedented or experimental, they are expected to be refined and improved. Other political, economic and social factors, such as political changes, changes in the rates of economic growth, unemployment or inflation, or in the disparities in per capita wealth between regions within China, could lead to further readjustment of the reform measures. We cannot predict if this refining and readjustment process may negatively affect our operations in future periods.

         Over the last few years, China's economy has registered a high growth rate. Recently, there have been indications that rates of inflation have increased. In response, the Chinese government recently has taken measures to curb this excessively expansive economy. These measures have included devaluations of the Chinese currency, the RMB, restrictions on the availability of domestic credit, reducing the purchasing capability of certain of its customers, and limited re-centralization of the approval process for purchases of some foreign products. These austerity measures alone may not succeed in slowing down the economy's excessive expansion or control inflation, and may result in severe dislocations in the Chinese economy. The Chinese government may adopt additional measures to further combat inflation, including the establishment of freezes or restraints on certain projects or markets.

         To date reforms to China's economic system have not adversely impacted our operations and are not expected to adversely impact operations in the foreseeable future; however, there can be no assurance that the reforms to China's economic system will continue or that we will not be adversely affected by changes in China's political, economic, and social conditions and by changes in policies of the Chinese government, such as changes in laws and regulations, measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and remittance abroad, and reduction in tariff protection and other import restrictions.

         (1) It was recently reported that China's government plans to sell shares in state companies worth $380 billion on domestic stock markets to raise money for a national pension system and improve the management of firms. China
_________

         (1) WASHINGTON POST, February 26, 2004.

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

has also announced plans to sell shares in the biggest state-owned bank, the Industrial & Commercial Bank of China, in 2006. Taken together, the two reports underscore China's continued implementation of its economic reforms.

         CHINA'S ACCESSION INTO THE WTO

         On November 11, 2001, China signed an agreement to become a member of the World Trade Organization (WTO), the international body that sets most trade rules, further integrating China into the global economy and significantly reducing the barriers to international commerce. China's membership in the WTO was effective on December 11, 2001. China has agreed upon its accession to the WTO to reduce tariffs and non-tariff barriers, remove investment restrictions, provide trading and distribution rights for foreign firms, and open various service sectors to foreign competition. China's accession to the WTO may favorably affect our business in that reduced market barriers and a more transparent investment environment will facilitate increased investment opportunities in China, while tariff rate reductions and other enhancements will enable us to develop better investment strategies for our clients. In addition, the WTO's dispute settlement mechanism provides a credible and effective tool to enforce members' commercial rights.

         FOREIGN CURRENCY EXCHANGE ISSUES

         We generate revenue and incur expenses and liabilities in both Chinese RMB and U.S. dollars. As a result, we are subject to the effects of exchange rate fluctuations with respect to any of these currencies. For example, the value of the Chinese RMB depends to a large extent on the PRC's domestic and international economic and political developments, as well as supply and demand in the local market. Since 1994, the official exchange rate for the conversion of Chinese RMB to U.S. dollars has generally been stable and the Chinese RMB has appreciated slightly against the U.S. dollar. However, given recent economic instability and currency fluctuations, we can offer no assurance that the Chinese RMB will continue to remain stable against the U.S. dollar or any other foreign currency.

         Although Chinese governmental policies were introduced in 1996 to allow the convertibility of Chinese RMB into foreign currency for current account items, conversion of Chinese RMB into foreign exchange for capital items, such as foreign direct investment, loans or security, requires the approval of the State Administration of Foreign Exchange, or SAFE, which is under the authority of the People's Bank of China. These approvals, however, do not guarantee the availability of foreign currency. We cannot be sure that Chinese regulatory authorities will not impose greater restrictions on the convertibility of the Chinese RMB in the future. Because a significant amount of our revenues are in the form of Chinese RMB, any future restrictions on currency exchanges will limit our ability to utilize revenue generated in Chinese RMB to fund our business activities outside the PRC.

INTELLECTUAL PROPERTY

         To protect our proprietary rights, we rely generally on trade secret laws, confidentiality agreements with employees and third parties, and agreements with consultants, vendors and customers, although we have not signed such agreements in every case. We can give no assurance that our agreements with employees, consultants and others who participate in our business activities will not be breached, or that we will have adequate remedies for any breach, or that our trade secrets will not otherwise become known or independently

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

developed by competitors. Our failure or inability to protect our proprietary rights could materially adversely affect our business, financial condition and results of operations.

EMPLOYEES

         We currently have approximately 100 employees worldwide. None of our employees are covered by a collective bargaining agreement nor are they represented by a labor union. We consider our employee relations to be good.

PROPERTY

         We lease approximately 2,496 square feet of office space in Boca Raton, Florida which serves as our principal executive offices, under a three year lease which commenced January 1, 2003. The lease provides for monthly rental payments of $3,536.00, escalating to $3,744.00 per month for the final year term of the lease. In addition, we pay a prorated amount of the building's operating expenses equal to approximately $1,830 per month.

         All of the foregoing facilities are in good condition and are adequate for currently anticipated needs. We believe that in the event that the leases with respect to any of the aforementioned facilities should not be renewed, alternative space will be available at comparable rates.

LEGAL PROCEEDINGS

         We are not a party to any pending legal proceedings.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         Name                      Age                    Positions

Gary Wolfson                        55               CEO and Director
Dr. James Wang                      41               Chairman of the Board,
                                                     President, and Director
Adam C. Wasserman                   39               Chief Financial Officer
Kenneth Clinton                     34               COO and Director
Dr. Li Shaoqing                     41               Director
Robert Zhuang                       46               Director, CEO of Yastock
Professor Shan Tingting             54               Director

         GARY WOLFSON. Mr. Wolfson was appointed Chief Executive Officer in August, 2002. From 1992 until joining our company, Mr. Wolfson was President and a director of Pacific Rim Consultants, a private Sino-American liaison consulting firm. In this capacity, he served as Director of China Operations for four U.S. companies, including Walt Disney Memorial Cancer Institutes (1997 to
1998), CMI Power/Kansas City Power & Light (1993 to1995), Nanjing Valley/Atlantic Gulf Communities (1995 to1997) and Shanghai Travel & Business Bureau (1994 to 1999). In addition, he served as Director of U.S. Operations for three Chinese companies, including Motorola China (1994 to 1996), China Academy of Sciences (1995 to 1998) and World Trade Center - Jiangsu Province (1995 to
1997). Mr. Wolfson is a member of the Board of Directors of Ayiko Europe, Munich, Germany. From 1971 to 1991 Mr. Wolfson was an owner of a thoroughbred horse breeding and racing enterprise.

         DR. JAMES WANG. Dr. Wang has served as President and Chairman of the Board of Directors from August 1, 2001. From 2000 until 2001 Dr. Wang was President, Chief Operating Officer and director of China Net & Technologies, Inc., a technology firm. From 2000 until 2001 Dr. Wang was Vice President and Chief Operating Officer of Tensleep Corporation, a California based integrated Internet company that acquired and licensed technology, identified, acquired, and developed development-stage technology and service companies and focused on the Internet infrastructure market-PC, application-ready devices. From 1998 until August 2001 Dr. Wang was President of Master Financial Group, Inc., a St. Paul, Minnesota based company which was a wholly-owned subsidiary of Tensleep Corporation that provided consulting services for small private and public companies in the area of corporate finance, investor relations and business management. From 1994 to 1999 he was the President of International Trading System Company, a marketing company. Between 1997 and 2000 Dr. Wang was a research scientist and Assistant Professor, Lab Director at the University of Minnesota School of Medicine. D. Wang received a Bachelor of Science degree from the University of Science and Technology in Hefei, China in 1985, a Master of Science Degree from the Shanghai Second Medical Immunology University, Shanghai, China in 1988, and his Ph.D. degree from the University of Arizona in 1994.

         ADAM C. WASSERMAN. Mr. Wasserman has served as our Chief Financial Officer since October, 2001. Mr. Wasserman devotes approximately 20% of his time to our company. As our business grows, we will either seek to increase the amount of time Mr. Wasserman devotes to our company or hire a full-time chief financial officer. Since November 1999 Mr. Wasserman has been CEO of CFO Oncall, Inc., Weston, Florida based provider of consultant accounting services specializing in financial reporting, budgeting and planning, mergers and acquisitions, auditing, accounting, automated systems, banking relations and internal controls. Mr. Wasserman has also served as the Chief Financial Officer of Explorations Group Inc. since January 2002 and the Chief Financial Officer of Colmena Corp. since May 2003. From June 1991 to November 1999 he was Senior Audit Manager, American Express Tax and, Business Services, in Fort Lauderdale, Florida where his responsibilities included supervising, training and evaluating senior staff members, work paper review, auditing, maintaining positive client relations, preparation of tax returns and preparation of financial statements and the related footnotes. From September 1986 to May 1991 Mr. Wasserman was employed by Deloitte & Touche, LLP. During his employment his significant assignments included audits of public (SEC reporting) and private companies, tax preparation and planning, management consulting, systems design, staff instruction, and recruiting. Mr. Wasserman holds a Bachelor of Administration from the State University of New York at Albany. He is a CPA and a member of The American Institute of Certified Public Accountants and is the treasurer of Gold Coast Venture Capital Club.

         KENNETH CLINTON. Mr. Clinton has been Chief Operating Officer and a member of the board of directors since May 2003. Mr. Clinton initially joined our company in January 2002, serving as marketing director until August 2002 when he was made a vice president. He held the position of vice president until being named COO in May 2003. Mr. Clinton has more than a decade of journalism, public relations, and marketing expertise. From 1998 to 2002, Mr. Clinton was Vice President of Marketing for Leapfrog, Inc., software and hardware technology company concentrating in the Pacific Rim.

         DR. LI SHAOQING. Dr. Li has been a member of the board of directors since May 2003. Dr. Li brings competent and qualified Asian/Pacific leadership to our company. Since January 2002 Dr. Li has been General Manager for Shenda Kobond New Materials Co. in Shanghai, China and since February 2003 he has been Chairman of Shanghai Capitalmill Business Development Co. Dr. Li formerly served as Executive Vice President and Director of the world conglomerate the Top Group, China. Dr. Li was also President for Topsoft Limited and President for Top International (USA). Dr. Li has also been a noteworthy visiting scholar/Assistant Lecturer as the University of New South Wales, Australia where he completed his PhD.

         ROBERT ZHUANG. Mr. Zhuang has been a member of our board of directors since May 2003. Since October 2001 Mr. Zhuang is also President of Era Capital Management, Inc., a Shanghai-based advisory firm. Mr. Zhuang has been a consultant located in Shanghai, China specializing in raising capital and consulting in a number of areas, including trading information, public relations, corporate management, corporate strategic evaluations and human resources. Mr. Zhuang is an expert on Sino-American business strategies and he is dedicated to supporting the development of the Chinese capital market and providing medium and small enterprises with consulting services for marketing management, human resource management, stock investment, fund-raising, financing, and public offerings in the United States.

         PROFESSOR SHAN TINGTING. Professor Shan has been a member of our Board of Directors since February 2004. Since 1995 he has been Executive Vice General Manager of CIIC Investment Corporation Limited in Shanghai , a leading state-owned enterprise that has been funded solely by the State Council. Since 1995 he has also been Executive Vice General Manager of Property Rights Agency Ltd. of Shanghai CIIC. Professor Shan has over 30 years of practice in enterprise management. While at CIIC Investment Corporation he has headed four merger projects for various enterprises as well as creating the strategic development plan for the Yangtze River Delta. Using the goodwill of CIIC Investment Corporation this project resulted in the establishment of Yangtze River Delta Investment & Development, Ltd. From 1993 to 1993 Professor Shan was Chief Economist, Commercial Consultancy Center of Pudong New Area of Shanghai where he was responsible for making strategy and investment decisions for foreign investors and processing management projects. From 1983 to 1992 he was Supervisor in Planing and Budget Industry Division of the Shanghai Bureau of Public Utility Management and Manager (Chief Economist) of Investment and Management Department of the Shanghai Business Manufacturing Corporation. Since 2000 he has been a professor for the MBA program at the Training Center of Shanghai Personnel Bureau and a professor for the MBA program at Commercial College of East China Normal University. Since 1986 Professor Shan has served as Executive Director of the Association of Shanghai Marketing and Researching and professor for the Senior Manager Training Class of Shanghai Association of Enterprise Management. Since 1996 he has been a professor at the MIT Sloan Training Center, Shanghai Science and Technology University.

         Dr. Wang and Mr. Zhuang are brothers. Other than this relationship, there are no family relationship between any of the executive officers and directors. Directors are elected at our annual meeting of shareholders and hold office for two years or until his or her successor is elected and qualified.

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

KEY EMPLOYEES

         WANG WUZHANG. Mr. Wang, 37, is CEO and General Manager of Chorry, a company he founded in 1998. He is also its minority shareholder. Mr. Wang holds overall management responsibilities with respect to Chorry, including developing and implementing strategic plans and initiatives at this subsidiary. From 1993 until 1998, Mr. Wang worked for China Textile University Corp. as a researcher and from 1989 to 1992 he worked for Shanghai Computer Technology Institute as a scientist. Mr. Wang graduated with a bachelors degree from Shanghai Engineering Technology Institute in 1989 with a major in computer application.

GOVERNANCE PRINCIPLES FOR THE BOARD OF DIRECTORS

         At the 2003 Annual Shareholders' Meeting held on May 30, 2003 we adopted a set of corporate governance principles for our board of directors which are set forth below:

         ROLE OF BOARD AND MANAGEMENT. Our business is conducted by our employees, managers and officers, under the direction of the CEO and the oversight of the board, to enhance the long-term value of the company for its shareholders. The board of directors is elected by the shareholders to oversee management and to assure that the long-term interests of the shareholders are being served. Both the board of directors and management recognize that the long-term interests of shareholders are advanced by responsibly addressing the concerns of other shareholders and interested parties including employees, recruits, customers, suppliers, our communities, government officials and the public at large.

         FUNCTIONS OF BOARD. The board of directors has four scheduled meetings a year at which it reviews and discusses reports by management on the performance of the company, its plans and prospects, as well as immediate issues facing the company. Directors are expected to attend all scheduled board and committee meetings. Because of the international makeup of the board, directors may attend telephonically, although, at least once annually, it is intended that the entire board conduct a centrally-located meeting, with all directors being present. In addition to its general oversight of management, the board also performs a number of specific functions, including:

         * selecting, evaluating and compensating the CEO and overseeing CEO succession planning;

         * providing counsel and oversight on the selection, evaluation, development and compensation of senior management;

         * reviewing, approving and monitoring fundamental financial and business strategies and major corporate actions;

         * assessing major risks facing the company-and reviewing options for their mitigation; and

         * ensuring processes are in place for maintaining the integrity of the company-the integrity of the financial statements, the integrity of compliance with law and ethics, the integrity of relationships with customers and suppliers, and the integrity of relationships with other shareholders.

         QUALIFICATIONS. Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the shareholders. They must also have an inquisitive and

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

objective perspective, practical wisdom and mature judgment. We endeavor to have a board representing diverse experience at policy-making levels in business, government, education and technology, and in areas that are relevant to the company's global activities. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the board for an extended period of time. Directors should offer their resignation in the event of any significant change in their personal circumstances. The board does not believe that arbitrary term limits on directors' service are appropriate, nor does it believe that directors should expect to be re-nominated biennially until they reach the mandatory retirement age. The board self-evaluation process described below will be an important determinant for board tenure. Directors will not be nominated for election to the board after their 73rd birthday, although the full board may nominate candidates over age 73 for special circumstances.

         COMPOSITION OF THE BOARD AND RELATED MATTERS . The board shall be comprised of no fewer than five and no more than nine directors. The directors serve for a period of two years, with the termination date 24 months following his/her election. Directors may run for additional two-year terms in succession. In the event that any director fails to attend two successive board meetings, then the board may ask for the resignation of that director and immediately conduct a search and selection of a replacement.

         SETTING BOARD AGENDA. The CEO shall be responsible for its agenda. Before the board meeting, the CEO will propose for the board's approval key issues of strategy, risk and integrity to be scheduled and discussed during the course the next meeting. Before that meeting, the board will be invited to offer its suggestions. As a result of this process, a schedule of major discussion items for the meeting will be established. Prior to each board meeting, the CEO will discuss the other specific agenda items for the meeting with the presiding director. The CEO and the presiding director, or committee chair as appropriate, shall determine the nature and extent of information that shall be provided regularly to the directors before each scheduled board or committee meeting. Directors are urged to make suggestions for agenda items, or additional pre-meeting materials, to the CEO, the presiding director, or appropriate committee chair at any time.

         ETHICS AND CONFLICTS OF INTEREST. The board expects our directors, as well as officers and employees, to act ethically at all times and to acknowledge their adherence to the policies comprising our code of conduct set forth in the company's handbook. The board will not permit any waiver of any ethics policy for any director or executive officer. If an actual or potential conflict of interest arises for a director, the director shall promptly inform the CEO and the presiding director. If a significant conflict exists and cannot be resolved, the director should resign. All directors will recluse themselves from any discussion or decision affecting their personal, business or professional interests. The board shall resolve any conflict of interest question involving the CEO, a vice chairman or a senior vice president, and the CEO shall resolve any conflict of interest issue involving any other officer of the company. The current membership of the board includes residents of both the United States of America and the People's Republic of China. We are firmly dedicated to upholding a high standard of ethical conduct and pronounces that it "operates in the sunshine" in every area of its business endeavors. We adhere to all equal opportunity and non-discriminatory practices.

         REPORTING OF CONCERNS TO NON-EMPLOYEE DIRECTORS OR THE AUDIT COMMITTEE. Anyone who has a concern about our conduct, or about the company's accounting, internal accounting controls or auditing matters, may communicate that concern directly to the presiding director, to the non-employee directors, or to the Audit Committee. Such communications may be confidential or anonymous, and may be e-mailed, submitted in writing, or reported by phone to special addresses and a toll-free phone number that are published on the company's website. Concerns relating to accounting, internal controls, auditing or officer conduct shall be sent immediately to the presiding director and to the chair of the audit committee and will be simultaneously reviewed and addressed.

         ETHICS AND STEERING COMMITTEE. All contracts, agreements, prospects of mergers and acquisitions, granting of options, and publication of information pertaining to our company shall have the approval of the Ethics and Steering Committee. The Committee includes the CFO, legal counsel, an independent director, the CEO, and the Chairman of the Board. In each case, the final document must have the majority approval to be acted upon. Because of existing agreements and those already in negotiation, the effective date of this provision shall be August 1, 2003. As we grow and have the wherewithal, this Committee also shall have the responsibility of establishing a formal Audit Committee, complying with guidelines furnished by the Securities and Exchange Commission.

         COMPENSATION OF BOARD. The Nominating and Corporate Governance Committee shall have the responsibility for recommending to the board compensation and benefits for non-employee directors. In discharging this duty, the committee shall be guided by three goals:

         * compensation should fairly pay directors for work required in a company of our size and scope;

         * compensation should align directors' interests with the long-term interests of shareholders; and

         * the structure of the compensation should be simple, transparent and easy for shareholders to understand.

         As discussed more fully in the key practices of the Nominating and Corporate Governance Committee, the committee believes these goals will be served by providing 50% of director compensation in options and 50% in restricted stock units starting in 2003 to 2004. At the end of each year, the Nominating and Corporate Governance Committee shall review non-employee director compensation and benefits.

         For each term of one year, our independent board members shall each be entitled to 75,000 options. The Compensation Committee will determine the strike price. The board member shall also be entitled to 75,000 shares in restricted
(144) stock. Also, for each meeting that board member participates, that person will receive 10,000 options at the price of day of meeting. We will be responsible for any expenses incurred for the purpose of meeting on behalf of our shareholders. Members of our board who are our employees are not entitled to any additional compensation for their board service.

         SUCCESSION PLAN. The board shall approve and maintain a succession plan for the CEO and senior executives, based upon recommendations from the management development and compensation committee. The Chairman of the Board of Directors shall be elected by the directors and serve for a period of two years. This election shall be conducted in odd numbered years, commencing in 2005, with the selection of a new chairman. In the event that the presiding chairman should resign or become unable to serve, a special election among current directors shall be conducted.

         ANNUAL COMPENSATION REVIEW OF SENIOR MANAGEMENT. The Management Development and Compensation Committee shall annually approve the goals and objectives for compensating the CEO. That committee shall evaluate the CEO's performance in light of these goals before setting the CEO's salary, bonus and other incentive and equity compensation. The committee shall also annually approve the compensation structure for the company's officers, and shall evaluate the performance of the company's senior executive officers before approving their salary, bonus and other incentive and equity compensation.

         ACCESS TO SENIOR MANAGEMENT. Non-employee directors are encouraged to contact senior managers of the company without senior corporate management present.

         ACCESS TO INDEPENDENT ADVISORS. The board and its committees shall have the right at any time to retain independent outside financial, legal or other advisors.

         DIRECTOR ORIENTATION. The general counsel and the executive vice president shall be responsible for providing an orientation for new directors, and for periodically providing materials or briefing sessions for all directors on subjects that would assist them in discharging their duties. Each new director shall, be receive personal briefing by senior management on the company's strategic plans, its financial statements, and its key policies and practices.

COMMITTEE OF THE BOARD OF DIRECTORS

         Our Board of Directors has currently established two committees, an Ethics and Steering Committee and a Compensation Committee. Messrs. Wolfson and Clinton and Dr. Li are members of the Ethics and Steering Committee, with Dr. Li serving as the independent member, and Dr. Wang, Mr. Zhuang and Professor Shan are members of the Compensation Committee, with Professor Shan serving as the independent member. We have yet to establish a Nominating and Corporate Governance Committee or an Audit Committee as envisioned by the foregoing governance principles. The functions of those committees are being undertaken by the entire board as a whole. No member of our board is a financial expert. As we expand our board in the future we will seek to add one or more members who are financial experts.

EMPLOYMENT AGREEMENTS

         Effective July 31, 2002, we entered into an employment agreement with Dr. Wang. The agreement is for a term of one year, with renewal thereafter from year to year unless either party terminates the agreement, and contains confidentiality clauses. As consideration for the Dr. Wang's services, we agreed to a base salary of $108,000 per annum, for time actually devoted to duties on our behalf. On each successive anniversary date of this agreement, his annual salary is adjusted upwardly by 5%. In addition, Dr. Wang was granted stock options to purchase 500,000 shares of our common stock at a price of $0.10 per share. After one year of service, in June 2003, Dr. Wang was granted an additional 500,000 options at a 60% discount to market price, defined as the average closing price for the 20 trading days prior to the exercise date. On August 1, 2003, we renewed our employment agreement with Dr. Wang and amended the employment agreement. The amendment to the employment agreement granted Dr. Wang 1,250,000 options, including options to purchase 625,000 shares of our common stock at $.10 per share and options to purchase 625,000 shares of our common stock at $.056 per share. All other terms of the employment agreement remained the same.

         Effective July 31, 2002, we entered into an employment agreement with Mr. Wolfson. The agreement is for a term of one year, with renewal thereafter from year to year unless either party terminates the agreement, and contains confidentiality clauses. As consideration for the Mr. Wolfson's services, we agreed to a base salary of $120,000 per annum, for time actually devoted to duties on our behalf. On each successive anniversary date of this agreement, his annual salary is adjusted upwardly by 5%. In addition, Mr. Wolfson was granted stock options to purchase 500,000 shares of our common stock at a price of $0.10 per share. After one year of service, in June 2003, Mr. Wolfson was granted an additional 500,000 options at a 60% discount to market price, defined as the average closing price for the 20 trading days prior to the exercise date. On August 1, 2003, we renewed our employment agreement with Mr. Wolfson and amended the employment agreement. The amendment to the employment agreement granted Mr. Wolfson 1,250,000 options, including options to purchase 625,000 shares of our common stock at $.10 per share and options to purchase 625,000 shares of common stock at $.056 per share. All other terms of the employment agreement remained the same.

         Effective July 31, 2002, we entered into an employment agreement with an Mr. Clinton. The agreement is for a term of one year, with renewal thereafter from year to year unless either party terminates the agreement, and contains confidentiality clauses. As consideration for the Mr. Clinton's services, we agreed to a base salary of $96,000 per annum, for time actually devoted to duties on our behalf . On each successive anniversary date of this agreement, his annual salary is adjusted upwardly by 5%. In addition, Mr. Clinton was granted stock options to purchase 500,000 shares of our common stock at a price of $0.10 per share. After one year of service, in June 2003, Mr. Clinton was granted an additional 500,000 options at a 60% discount to market price, defined as the average closing price for the 20 trading days prior to the exercise date. On August 1, 2003, we renewed our employment agreement with Mr. Clinton and amended the employment agreement. The amendment to the employment agreement granted to Mr. Clinton 1,250,000 options, including options to purchase 625,000 shares of our common stock at $.10 per share and options to purchase 625,000 shares of common stock at $.056 per share. All other terms of the employment agreement remained the same.

EXECUTIVE COMPENSATION

Cash Compensation

         The following table summarizes all compensation recorded by us in each of the last three fiscal years for our Chief Executive Officer and each other executive officers serving as such whose annual compensation exceeded $100,000.

                                           Annual Compensation                                 Long-Term Compensation
                            --------------------------------------------------      -------------------------------------------
                                                                                    Restricted      Securities
                                                                  Other Annual        Stock         Underlying
 Name and Principal         Fiscal        Salary         Bonus    Compensation        Awards          Options       All Other
 Position                    Year          ($)            ($)          ($)             ($)            SAR (#)      Compensation
 ---------------------      ------      -----------      -----    ------------      -----------     ----------     ------------
 Gary Wolfson                2003       $121,000(4)      $  -         $  -          $160,000(1)      1,750,000         -0-
 Chief Executive             2002       $ 20,000         $  -         $  -          $ 50,000(2)        500,000         -0-
 Officer                     2001       $      -         $  -         $  -          $      -                 -         -0-


 Dr, James Wang              2003       $108.900(5)      $  -         $  -          $212,000(3)      2,400,000         -0-
 Chairman of the Board       2002       $ 78,000         $  -         $  -          $ 50,000(2)        500,000         -0-
 and President               2001       $ 12,000         $  -         $  -          $      -                 -         -0-

 Kenneth Clinton             2003       $ 96,800(6)      $  -         $  -          $160,000(1)      1,750,000         -0-
 Director and employee       2002       $ 16,000         $  -         $  -          $ 50,000(2)        500,000         -0-
 Officer                     2001       $      -         $  -         $  -          $      -                 -         -0-

__________

         (1) Represents the estimated value of an aggregate of 1,750,000 stock options granted to each individual, respectively, of which 500,000 options have an exercise price of $0.52 per share, 625,000 options have an exercise price of $0.10 per share and 625,000 options have an exercise price of $0.056 per share.

         (2) Represents the estimated value of 500,000 stock options granted to each individual, respectively, at an exercise price of $0.10 per share.

         (3) Represents the estimated value of an aggregate of 1,750,000 stock options granted to individual for other annual compensation of $160,000, with 500,000 options exercisable at $0.050 per share, 625,000 options exercisable at $0.10 per share and 625,000 options exercisable at $0.056 per share. Also includes the estimated value of 650,000 stock options granted to individual at an exercise price of $0.10 based on repricing for an annual compensation of $52,000. See Note 9 to our audited financial statements for the year ended September 30, 2003 appearing elsewhere in this prospectus.

         (4) Includes the value of 582,226 stock options granted and exercised to individual.

         (5) Includes the value of 438,750 stock options granted and exercised to individual.

         (6) Includes the value of 435,495 stock options granted and exercised to individual.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

         The following table sets forth information concerning individual grants of options made during fiscal 2003 to the Named Executive Officers.

                                        % of Total
                 Number of Shares    Options Granted   Exercise or
                Underlying Options   to Employees in   Base Price    Expiration
                   Granted (#)         Fiscal Year       ($/Sh)         Date
                ------------------   ---------------   -----------   ----------

Gary Wolfson        2,332,226             30.1%            (1)           (1)
James Wang          2,838,750             28.3%            (2)           (2)
Ken Clinton         2,185,495             28.2%            (3)           (3)
_________

(1) Includes options to purchase:
    * 500,000 shares of common stock with an exercise price of $0.052 per share which expire in June 2008,
    * 625,000 shares of common stock with an exercise price of $0.100 per share which expire in August 2008.
    * 625,000 shares of common stock with an exercise price of $0.056 per share which expire in August 2008,
    * 282,226 shares of common stock with an exercise price of $0.14 per share which expire in August 2008, and
    * 300,000 shares of common stock with an exercise price of $0.05 per share which expire in August 2008.

(2) Includes options to purchase:
    * 500,000 shares of common stock with an exercise price of $0.052 per share which expire in June 2008,
    * 625,000 shares of common stock with an exercise price of $0.100 per share which expire in August 2008.
    * 625,000 shares of common stock with an exercise price of $0.056 per share which expire in August 2008,
    * 300,000 shares of common stock with an exercise price of $0.05 per share which expire in August 2008,

    * 138,750 shares of common stock with an exercise price of $0.14 per share which expire in August 2008, and
    * 650,000 shares of common stock with an exercise price of $0.10 per share which expire in May 2008.

(3) Includes options to purchase:
    * 500,000 shares of common stock with an exercise price of $0.052 per share which expire in June 2008,
    * 625,000 shares of common stock with an exercise price of $0.100 per share which expire in August 2008.
    * 625,000 shares of common stock with an exercise price of $0.056 per share which expire in August 2008,
    * 200,000 shares of common stock with an exercise price of $0.05 per share which expire in August 2008, and
    * 235,495 shares of common stock with an exercise price of $0.14 per share which expire in August 2008.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

         The following table indicates each exercise of stock options (or tandem
SARS) and freestanding SARS during the last fiscal year by each of the named executive officers and the fiscal year end value of unexercised options and SARs.

                                                      Number of Securities
                                                     Underlying Unexercised            Value of Unexercised
                                                     Options/SARs at Fiscal          In-the-Money Option/ SARs
                      Shares           Value               Year End (#)              at Fiscal Year End (#)(1)
                   Acquired on       Realized      ---------------------------      ---------------------------
 Name              Exercise (#)         ($)        Exercisable   Unexercisable      Exercisable   Unexercisable
 ------------      ------------      --------      -----------   -------------      -----------   -------------
 Gary Wolfson       1,082,226        $ 80,512      1,250,000          -             $ 265,000          $   -
 James Wang           438,750        $ 34,425      1,250,000          -             $ 265,000          $   -
 Ken Clinton          935,495        $ 68,969      1,250,000          -             $ 265,000          $   -

_________

(1) Based on the last sales price for our common stock on December 26, 2003 of $0.29 per common share as reported on the OTC Bulletin Board versus exercise price.

STOCK OPTION PLANS

         On October 31, 2001, our board of directors authorized, and holders of a majority of our outstanding common stock adopted our 2002 Stock Option Plan (the "2002 Plan"). We have reserved 2,555,000 of our authorized but unissued shares of common stock for issuance under the Plan. On May 30, 2003, our board of directors and holders of a majority of our outstanding common stock approved and adopted, our 2003 Stock Option Plan (the "2003 Plan") covering 7,000,000 shares of common stock. As of December 31, 2003, options for an aggregate of 7,797,000 shares at exercise prices ranging from $0.052 to $2.25 remain outstanding under the 2002 Plan and the 2003 Plan.

INFORMATION APPLICABLE TO THE 2002 PLAN AND THE 2003 PLAN

         The purpose of both the 2002 Plan and the 2003 Plan is to encourage stock ownership by our officers, directors, key employees and consultants, and to give such persons a greater personal interest in the success of our business and an added incentive to continue to advance and contribute to us. Our officers, directors, key employees and consultants are eligible to receive stock grants and non-qualified options under each of the plans. Only our employees are eligible to receive incentive options.

         Each plan is administered by our board of directors or an underlying committee. The board of directors or the committee determines from time to time those of our officers, directors, key employees and consultants to whom plan options are to be granted, the terms and provisions of the respective option agreements, the time or times at which such options shall be granted, the type of options to be granted, the dates such plan options become exercisable, the number of shares subject to each option, the purchase price of such shares and the form of payment of such purchase price. All other questions relating to the administration of the plan, and the interpretation of the provisions thereof and of the related option agreements, are resolved by the board or committee.

         Subject to the limitation on the aggregate number of shares issuable under the plan, there is no maximum or minimum number of shares as to which a stock grant or plan option may be granted to any person. Shares used for stock grants and plan options may be authorized and unissued shares or shares reacquired by us, including shares purchased in the open market. Shares covered by plan options which terminate unexercised will again become available for grant as additional options, without decreasing the maximum number of shares issuable under the plan, although such shares may also be used by us for other purposes.

         Plan options may either be options qualifying as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified options. In addition, each of the plans allow for the inclusion of a reload option provision, which permits an eligible person to pay the exercise price of the option with shares of common stock owned by the eligible person and receive a new option to purchase shares of common stock equal in number to the tendered shares. Any incentive option granted under the plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of grant, but the exercise price of any incentive option granted to an eligible employee owning more than 10% of our outstanding common stock must not be less than 110% of fair market value on the date of the grant. Each plan provides that, with respect to incentive stock options, the aggregate fair market value (determined as of the time the option is granted) of the shares of common stock, with respect to which incentive stock options are first exercisable by any option holder during any calendar year cannot exceed $100,000. The exercise price of non-qualified options cannot be less than the par value of our common stock on the date the option is granted. The term of each plan option and the manner in which it may be exercised is determined by the board of directors or the committee, provided that no option may be exercisable more than 10 years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the common stock, no more than five years after the date of the grant.

         The board of directors or the committee may grant stock appreciation rights to persons who have been, or are being granted, plan options as a means of allowing such participants to exercise their plan options without the need to pay the exercise price in cash. In the case of a non-qualified option, a stock appreciation right may be granted either at or after the time of the grant of the non-qualified option. In the case of an incentive option, a stock appreciation right may be granted only at the time of the grant of the incentive option. Shares of restricted stock may also be awarded either alone or in addition to other awards granted under the plan. The board of directors or the committee determines the eligible persons to whom, and the time or times at which, grants of restricted stock will be awarded, the number of shares to be awarded, the price (if any) to be paid by the holder, the time or times within which such awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the awards. Shares of deferred stock may be awarded either alone or in addition to other awards granted under the plan. The board of directors or committee determines the eligible persons to whom and the time or times at which grants of deferred stock will be awarded, the number of shares of deferred stock to be awarded to any person, the duration of the period during which, and the conditions under which, receipt of the shares will be deferred, and all the other terms and conditions of the awards.

         Each plan provides that, if our outstanding shares are increased, decreased, exchanged or otherwise adjusted due to a share dividend, forward or reverse share split, recapitalization, reorganization, merger, consolidation, combination or exchange of shares, an appropriate and proportionate adjustment shall be made in the number or kind of shares subject to the plan or subject to unexercised options and in the purchase price per share under such options. Any adjustment, however, does not change the total purchase price payable for the shares subject to outstanding options. In the event of our proposed dissolution or liquidation, a proposed sale of all or substantially all of our assets, a merger or tender offer for our shares of common stock, the board of directors may declare that each option granted under a plan shall terminate as of a date to be fixed by the board of directors; provided that not less than 30 days written notice of the date so fixed shall be given to each participant holding an option, and each such participant shall have the right, during the period of 30 days preceding such termination, to exercise the participant's option, in whole or in part, including as to options not otherwise exercisable.

         All plan options are non-assignable and non-transferable, except by will or by the laws of descent and distribution, and during the lifetime of the optionee, may be exercised only by such optionee. The board of directors may amend, suspend or terminate either plan at any time, except that no amendment shall be made which:

         * increases the total number of shares subject to the plan or changes the minimum purchase price thereof (except in either case in the event of adjustments due to changes in our capitalization),

         *  affects outstanding plan options or any exercise right thereunder,

         *  extends the term of any plan option beyond 10 years, or

         *  extends the termination date of the plan.

         Unless the plan has been suspended or terminated by the board of directors, each plan will terminate on 10 years from the date of the respective plan's adoption. Any such termination of the plan will not affect the validity of any plan options previously granted thereunder.

LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

         As authorized by the Florida Business Corporation Law, our articles of incorporation provide that none of our directors shall be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except liability for:

         * any breach of the director's duty of loyalty to our company or its shareholders;

         * acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

         * unlawful payments of dividends or unlawful stock redemptions or repurchases; and

         * any transaction from which the director derived an improper personal benefit.

         This provision limits our rights and the rights of our shareholders to recover monetary damages against a director for breach of the fiduciary duty of care except in the situations described above. This provision does not limit our rights or the rights of any shareholder to seek injunctive relief or rescission if a director breaches his duty of care. These provisions will not alter the liability of directors under federal securities laws. Our by-laws require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described above.

         Our articles of incorporation further provide for the indemnification of any and all persons who serve as our director, officer, employee or agent to the fullest extent permitted under Florida law.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons according to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In July 2001 we issued a total of 2,602,195 shares of our common stock to then officers of our company in satisfaction of payroll through July, 2001. We recognized an expense of approximately $104,088 based upon a price of $.04 per share.

         From time to time, Mr. Wang Wuzhang, the minority shareholder and CEO of our Chorry subsidiary, advanced funds to this subsidiary which are used for working capital purposes. Mr. Wang Wuzhang is not related to Dr. Wang. At December 31, 2003 we owed Mr. Wang $363,309. These advances are non-interest bearing and are payable on demand.

         On April 1, 2002, we borrowed $80,000 from Fugen Li, an individual who is Dr. Wang's father-in-law. The loan bears interest at 10% per annum and is unsecured. All unpaid principal and accrued interest was payable on April 1, 2003. As of December 31, 2003, this loan remains unpaid, however, the lender had not provided us with notice of default. Principal and accrued interest due at December 31, 2003 was $92,000. In the event of default, the lender is entitled receive shares of our common stock, valued at a 25% discount to the average closing price of the previous 20 trading days, in an amount equal to the total amount due to the lender. In connection with this unpaid loan, we recorded a beneficial conversion feature of $20,000, which was recorded as interest expense for the year ended September 30, 2003. We did not recognize any similar expense during the three months ended December 31, 2003.

         On July 31, 2002, we borrowed $20,000 from Yongwen Zhuang, Dr. Wang's mother. The loan bears interest at 10% per annum and is unsecured. All unpaid principal and accrued interest was payable on January 1, 2003. The loan remains unpaid and at December 31, 2003 we owed the lender an aggregate of $22,800 in principal and accrued interest. At the option of the lender, the entire obligation may be repaid through the issuance of shares of our common stock calculated by dividing the amount due by the average closing price for 10 days prior to the repayment, discounted by 40%, with a maximum price of $0.13 per share. The beneficial conversion feature present in the issuance of this note payable as determined on the date funds were received under the loan agreement totaled $12,500 and was recorded as interest expense and additional paid-in capital for the fiscal year ended September 30, 2003. We did not record any similar expenses related to this note during the three months ended December 31, 2003.

         During fiscal 2003 and the first quarter of fiscal 2004 we issued an aggregate of 1,122,501 shares of our common stock relating to exercise of options held by Dr. Wang and Messrs. Wolfson and Clinton. We reduced accrued salaries due these individuals by $116,423, reduced an amount due to Dr. Wang by $44,627, reduced accounts payable due Mr. Clinton by $1,908 and have a subscription receivable of $53,617 related to these shares issuances from Dr. Wang and Messrs. Wolfson and Clinton.

         In December 2003 we issued 231,000 shares of our common stock to employees and officers for services rendered. We valued these shares at $0.31 per share and record stock- based compensation expense related to this issuance of $71,610. Included in this amount were 60,000 shares of our common stock issued to each of Dr. Wang and Messrs. Wolfson and Clinton.

         On January 5, 2004 we entered into a consulting agreement with Sense Holdings, Inc, an unaffiliated third party, whereby we are to provide assistance to Sense Holdings in developing its business in China. Sense Holdings was introduced to us by Era Capital Management, Inc., a privately held company of which Mr. Zhuang is an officer. Era Capital Management, Inc. has introduced clients to us in the past. Under the terms of the agreement with Sense Holdings, our retainer in the amount of $15,000 was paid to us directly by Era Capital Management, Inc.

         In March 2004 we issued each of Dr. Li and Professor Shan 75,000 shares of our common stock, for an aggregate issuance of 150,000 shares, as compensation for their services on our Board of Directors. We valued these shares at fair market value on the date of issuance and will recognize an expense in our quarter ending March 31, 2004.

                             PRINCIPAL SHAREHOLDERS

         At March 4, 2004 there were 40,950,325 shares of our common stock issued and outstanding. Our common stock is the only class of our voting securities. The following table sets forth, as of March 4, 2004, information known to us relating to the beneficial ownership of these shares by:

         - each person who is the beneficial owner of more than 5% of the outstanding shares of common stock;
         -  each director;
         -  each executive officer; and
         -  all executive officers and directors as a group.

         Unless otherwise indicated, the address of each beneficial owner in the table set forth below is care of 777 Yamato Road, Suite 130, Boca Raton, Florida 33431.

         We believe that all persons named in the table have sole voting and investment power with respect to all shares of beneficially owned by them.

Under securities laws, a person is considered to be the beneficial owner of securities he owns and that can be acquired by him within 60 days from the date of this prospectus upon the exercise of options, warrants, convertible securities or other understandings. We determine a beneficial owner's percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person and which are exercisable within 60 days of March 4, 2004, have been exercised or converted.

 Name of                                    Amount and Nature of    Percentage
 Beneficial Owner                           Beneficial Ownership     of Class
 ---------------------------------------    --------------------    ----------
 Gary Wolfson(1)                                 1,416,000             3.3%
 James Wang(2)                                   1,466,000             3.5%
 Kenneth Clinton(3)                              1,416,000             3.3%
 Adam C. Wasserman(4)                              200,000              *
 Dr. Li Shaoqing(5)                                160,000              *
 Robert Zhuang(6)                                  160,000              *
 Professor Shan Tingting(7)                         75,000              *
 All executive officers and
 directors as a group (seven persons)(8)         4,893,000            10.7%
_________

*   represents less than 1%

(1) Mr. Wolfson's holdings include options to purchase 1,350,000 shares of common stock at exercise prices ranging from $0.056 to $0.10 per share.

(2) Dr. Wang's holdings include options to purchase 1,400,000 shares of common stock at exercise prices ranging from $0.056 to $0.10 per share.

(3) Mr .Clinton's holdings include options to purchase 1,350,000 shares of common stock at exercise prices ranging from $0.056 to $0.10 per share.

(4) Mr. Wasserman's holdings include options to purchase 200,000 shares of common stock at $0.10 per share.

(5) Dr. Li's holdings include options to purchase 160,000 shares of common stock at exercise prices ranging from $0.125 to $0.34 per shares.

(6) Mr. Zhuang's holdings include options to purchase 85,000 shares of common stock at exercise prices ranging from $0.15 to $0.34 per share.

(7) Professor Shan's holdings include options to purchase 75,000 shares of common stock at $0.15 per share

(8) See footnotes 1 through 7 above.


                            DESCRIPTION OF SECURITIES

         Our authorized capital stock consists of 200,000,000 shares of common stock, $.001 par value per share, and 20,000,000 shares of preferred stock, par value $.001 per share, of which 218,000 shares have been designated as Series A 6% Cumulative Convertible Preferred Stock. The remaining 19,782,000 shares of our preferred stock remain without designation. As of the date of this prospectus, there are 40,950,325 shares of common stock and 200,000 shares of Series A 6% Cumulative Convertible Preferred Stock issued and outstanding or to be issued and outstanding following the date of this prospectus.

COMMON STOCK

         Holders of common stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, subject to the preferences of the Series A 6% Cumulative Convertible Preferred Stockholders, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

         Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

PREFERRED STOCK

         Our board of directors, without further shareholder approval, may issue preferred stock in one or more series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series. The rights, preferences, limitations and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. Our board of directors may authorize the issuance of preferred stock which ranks senior to our common stock for the payment of dividends and the distribution of assets on liquidation. In addition, our board of directors can fix limitations and restrictions, if any, upon the payment of dividends on our common stock to be effective while any shares of preferred stock are outstanding.

         The rights granted to the holders of any series of preferred stock could adversely affect the voting power of the holders of common stock and issuance of preferred stock may delay, defer or prevent a change in our control.

SERIES A 6% CUMULATIVE CONVERTIBLE PREFERRED STOCK

         In January 2004 our board of directors created a series of 218,000 shares of our preferred stock and designated that series as Series A 6% Cumulative Convertible Preferred Stock. The designations, rights and preferences of the Series A 6% Cumulative Convertible Preferred Stock include:

         *  the stated value of each share is $10.00,

         * the shares of Series A 6% Cumulative Convertible Preferred Stock have no voting rights,

         * the outstanding shares are entitled to receive preferential cumulative dividends in cash out of any our funds legally available at the time for declaration of dividends before any dividend or other distribution is paid or declared and set apart for payment on any shares of our common stock, or other class of stock which is authorized in the future, at the rate of 6% simple interest per annum on the stated value per share, payable quarterly commencing with the period ending March 31, 2004. At the holder's option, declared dividend payments may be made in additional fully paid and non assessable shares of Series A 6% Cumulative Convertible Preferred Stock at a rate of one share for each $10 of declared dividend not paid in cash,

         * upon the dissolution, liquidation or winding up of our company, the shares of Series A 6% Cumulative Convertible Preferred Stock carry a liquidation preference of $10.00 per share plus any accrued but unpaid dividends,

         * the shares of Series A 6% Cumulative Convertible Preferred Stock are convertible into such number of shares of our common stock as equal
            (i) the sum of (A) the stated value of $10.00 per share and (B) at the holder's election accrued and unpaid dividends on such share, divided by (ii) the conversion price of $0.232 per share. The right of the holder to convert the shares of Series A 6% Cumulative Convertible Preferred Stock into shares of our common stock is limited if such conversion would result in the holder having beneficial ownership of more than 9.99% of the outstanding shares of our common stock. The holder is not be limited to successive exercises which would result in the aggregate issuance of more than 9.99%,

         * so long as the shares of Series A 6% Cumulative Convertible Preferred Stock are outstanding, we cannot amend our articles of incorporation without the approval of the holders of a majority of the issued and outstanding shares of Series A 6% Cumulative Convertible Preferred Stock if such amendment would have the effect of:

            - changing the seniority rights of the holders of the Series A 6% Cumulative Convertible Preferred Stock as to the payment of dividends,
            -  reducing the liquidation preference, or
            -  canceling or modifying the conversion rights.

         * the dividend rate of the shares of Series A 6% Cumulative Convertible Preferred Stock is subject to increase from 6% per annum to 15% per annum upon the occurrences of certain events, including:

            -  failure to pay a dividend,
            - breach of any material covenant, term or condition of the designations of the Series A 6% Cumulative Convertible Preferred Stock or the subscription agreement related to its sale,
            - bankruptcy, insolvency, reorganization, liquidation or an assignment of a substantial part of our property or business for the benefit of our creditors, or the appointment of a trustee or receiver for a substantial party of our properties or business,
            -  a judgement or similar process against us in excess of $50,000,
            - failure to timely deliver a stock certificate upon the conversion of shares of Series A 6% Cumulative Convertible Preferred Stock into common stock,

            - if our common stock is no longer quoted on the OTC Bulletin Board or the principal exchange on which it is traded,
            - if we effect a reverse stock split without the consent of the holders of the Series A 6% Cumulative Convertible Preferred Stock, or
            -  a default by us under any agreement to which we are a party

WARRANTS

         In January 2004 we issued five year common stock warrants to purchase an aggregate of 2,305,000 shares of our common stock in connection with the initial closing of the private offering described later in this prospectus under "Selling Security Holders". We will issue five year common stock purchase warrants to purchase an additional 2,305,000 shares of our common stock at the second closing of this offering as described below. Each of these warrants is exercisable at $0.3045 per share which is payable in cash, delivery of common stock issuable upon the exercise of the warrants, also known as cashless exercise, or a combination. These warrants contain anti-dilution protection for the holders in the event of reorganization, consolidation or merger. If we should issue any shares of common stock prior to the complete exercise of the warrants for a consideration less than the exercise price then the exercise price will be reduced to such lower amount. These warrants carry certain registration rights. We have included 4,610,000 shares of our common stock issuable upon the exercise of these warrants in the registration statement of which this prospectus is a part.

TRANSFER AGENT

         Our transfer agent is Computershare Trust Company, 350 Indiana St., #800, Golden, Colorado 80401, and its telephone number is (303) 984-4100.

                            SELLING SECURITY HOLDERS

         On January 16, 2004, we closed a securities purchase agreement under which we sold an aggregate of $2,000,000 stated value of our newly created Series A 6% Cumulative Convertible Preferred Stock and common stock purchase warrants to several institutional investors. This offering was made pursuant to exemptions from the registration requirements of the Securities Act of 1933 available to us under Section 4(2) of the Securities Act of 1933 and Regulation D of that act. On the initial closing date, we issued the investors 100,000 shares of our Series A 6% Cumulative Convertible Preferred Stock and five year common stock purchase warrants to purchase an additional 2,155,000 shares of our common stock, with an exercise price of $0.3045 per share, for aggregate gross consideration of $1,000,000. Following the effectiveness of the registration statement of which this prospectus is a part, we will issue the institutional investors an additional 100,000 shares of our Series A 6% Cumulative Convertible Preferred Stock and five year common stock purchase warrants to purchase an additional 2,155,000 shares of our common stock, with an exercise price of $0.3045 per share, for aggregate gross consideration of $1,000,000. This second closing, which is to occur on the fifth business date following the date the Securities and Exchange Commission declares the registration statement of which this prospectus forms a part effective, is also subject to our certification of the absence of any default under the provisions of the subscription agreement.

         A second closing may not take place in connection with that amount of shares of Series A 6% Cumulative Convertible Preferred Stock to be issued and sold at that closing which would be in excess of the sum of (y) the number of shares of common stock beneficially owned by a holder on the second closing date, and (z) the number of shares of our common stock issuable upon the conversion of the shares of Series A 6% Cumulative Convertible Preferred Stock issuable on the second closing if the Series A 6% Cumulative Convertible Preferred Stock which would result in beneficial ownership by a holder of more than 9.99% of the outstanding shares of our common stock on the second closing date. For the purposes of the proviso, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. This limitation is contractual in nature and is not the result of any legal or regulatory requirement to which we are bound. The holder may revoke the restriction described in this paragraph upon and effective after 61 days prior notice to us. The holder shall have the right to determine which of our equity deemed beneficially owned by such holder shall be included in the 9.99% described above and which shall be allocated to the excess above 9.99%.

         On the initial closing date we paid a broker's fee to Coastline Capital Partners, an institutional finance division of Western International Securities, Inc., of $50,000 (5% of the purchase price) and issued common stock purchase warrants to purchase a total of 150,000 shares of our common stock exercisable at $0.3045. On the second closing date we will pay Coastline Capital Partners a broker's fee of $40,000 and issue that firm common stock purchase warrant to purchase an additional 150,000 shares of our common stock at an exercise price of $0.3045 per share. We granted the purchasers certain registration rights and in connection therewith we agreed to file a registration statement with the Securities and Exchange Commission within 45 days from the initial closing which, when effective, will permit the public resale of the shares of common stock issuable upon the conversion of the shares Series A 6% Cumulative Convertible Preferred Stock and the common stock purchase warrants, including those issued to Coastline Capital Partners. We agreed to register a number of shares equal to 200% of the shares issuable upon the conversion of the Series A 6% Cumulative Convertible Preferred Stock and 100% of the shares issuable upon the exercise of the common stock purchase warrants. This prospectus forms a part of that registration statement.

         The following table sets forth

         *  the name of each selling security holder,

         *  the number of shares owned, and

         * the number of shares being registered for resale by each selling security holder.

         We may amend or supplement this prospectus from time to time to update the disclosure set forth in this prospectus. All of the shares owned by the selling security holders may be offered hereby. Because the selling security holders may sell some or all of the shares owned by them, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares that will be held by the selling security holders upon termination of any offering made hereby. If all the shares offered hereby are sold, the selling security holders will not own any shares after the offering.

                                              Number         Percentage        Shares          Shares to         Percentage
                                             of shares      owned before        to be           be owned         owned after
 Name of selling security holder               owned          offering         offered       after offering       offering
 -------------------------------             ---------      ------------      ---------      --------------      -----------
 Alpha Capital Aktiengeselleschaft(1)        1,293,000          3.1%          4,310,000             0                 -
 Gamma Opportunity Capital Partners, LP(2)     969,750          2.3%          3,232,500             0                 -
 Bristol Investment Fund, Ltd. (3)           2,101,125          4.9%          7,003,750             0                 -
 Longview Fund, L.P. (4)                       969,750          2.3%          3,232,500             0                 -
 Palisades Master Fund, LP (5)               1,131,375          2.7%          3,771,250             0                 -
 Coastline Capital Partners (6)                150,000           *              300,000             0                 -

_________

*   represents less than 1%

(1) Konrad Ackerman is the control person of Alpha Capital Aktiengesellschaft. The number of shares owned includes 862,000 shares of common stock issuable upon the conversion of 20,000 shares of Series A 6% Cumulative Convertible Preferred Stock and 431,000 shares issuable upon the exercise of common stock which are presently outstanding. The number of shares offered also includes an additional 862,000 shares of common stock issuable upon the conversion of an additional 20,000 shares of Series A 6% Cumulative Convertible Preferred Stock and an additional 431,000 shares of common stock issuable upon the exercise of additional common stock purchase warrants, all of which will be issued immediately following the date of this prospectus, plus an additional 1,724,000 shares of common stock underlying the Series A 6% Cumulative Convertible Preferred Stock which we are required to include in the registration statement which is a part of this prospectus in accordance with the terms of the subscription agreement for the sale of these securities. Alpha Capital Aktiengesellschaft's address is Pradafant 7, 9490 Furstentums, Vaduz, Liechtenstein.

(2) Gamma Capital Partners, Ltd. is the investment manager to Gamma Opportunity Capital Partners, LP. The number of shares owned includes 646,500 shares of common stock issuable upon the conversion of 15,000 shares of Series A 6% Cumulative Convertible Preferred Stock and 323,250 shares issuable upon the exercise of common stock which are presently outstanding. The number of shares offered also includes an additional 646,500 shares of common stock issuable upon the conversion of an additional 15,000 shares of Series A 6% Cumulative Convertible Preferred Stock and an additional 323,250 shares of common stock issuable upon the exercise of additional common stock purchase warrants which will be issued immediately following the date of this prospectus, plus an additional 1,293,000 shares of common stock underlying the Series A 6% Cumulative Convertible Preferred Stock which we are required to include in the registration statement which is a part of this prospectus in accordance with the terms of the subscription agreement for the sale of these securities. Mr. Jonathan Knight is the control person of Gamma Capital Partners, Ltd. Gamma Opportunity Capital Partners LP's address is British Colonial Centre of Commerce, One Bay Street, Suite 401, Nassau (NP), The Bahamas.

(3) Mr. Paul Kessler is a control person of Bristol Investment Fund, Ltd.. The number of shares owned includes 1,400,750 shares of common stock issuable upon the conversion of 32,500 shares of Series A 6% Cumulative Convertible Preferred Stock and 700,375 shares issuable upon the exercise of common stock which are presently outstanding. The number of shares offered also includes an additional 1,400,750 shares of common stock issuable upon the conversion of an additional 32,500 shares of Series A 6% Cumulative Convertible Preferred Stock and an additional 700,375 shares of common stock issuable upon the exercise of additional common stock purchase warrants which will be issued immediately following the date of this prospectus, plus an additional 2,801,500 shares of common stock underlying the Series A 6% Cumulative Convertible Preferred Stock which we are required to include in the registration statement which is a part of this prospectus in accordance with the terms of the subscription agreement for the sale of these securities. Bristol Investment Fund, Ltd.'s address is Caledonia House, Jannett Street, Georgetown, Grand Cayman.

(4) Viking Asset Management, LLC is the general partner of Longview Fund, L.P. Mr. Peter Benz is the control person of Viking Asset Management, LLC. The number of shares owned includes 646,500 shares of common stock issuable upon the conversion of 15,000 shares of Series A 6% Cumulative Convertible Preferred Stock and 323,250 shares issuable upon the exercise of common stock which are presently outstanding. The number of shares offered also includes an additional 646,500 shares of common stock issuable upon the conversion of an additional 15,000 shares of Series A 6% Cumulative Convertible Preferred Stock and an additional 323,250 shares of common stock issuable upon the exercise of additional common stock purchase warrants which will be issued immediately following the date of this prospectus, plus an additional 1,293,000 shares of common stock underlying the Series A 6% Cumulative Convertible Preferred Stock which we are required to include in the registration statement which is a part of this prospectus in accordance with the terms of the subscription agreement for the sale of these securities. Longview Fund, L.P.'s address is 1325 Howard Avenue, Suite 422, Burlinghame, CA 94010.

(5) PEF Advisors, LLC serves as investment manager to Palisades Master Fund L.P. Mr. Andrew Reckles, is a managing member of PEF Advisors, LLC. The number of shares owned includes 754,250 shares of common stock issuable upon the conversion of 17,500 shares of Series A 6% Cumulative Convertible Preferred Stock and 377,125 shares issuable upon the exercise of common stock which are presently outstanding. The number of shares offered also includes an additional 754,250 shares of common stock issuable upon the conversion of an additional 17,500 shares of Series A 6% Cumulative Convertible Preferred Stock and an additional 377,125 shares of common stock issuable upon the exercise of additional common stock purchase warrants which will be issued immediately following the date of this prospectus, plus an additional 1,508,500 shares of common stock underlying the Series A 6% Cumulative Convertible Preferred Stock which we are required to include in the registration statement which is a part of this prospectus in accordance with the terms of the subscription agreement for the sale of these securities. Palisades Master Fund, L.P.'s address is c/o Beacon Fund Advisors, Harbor House, Waterfort Drive, Roadtown, Tortola, BVI.

(6) The number of shares owned includes 150,000 shares of common stock issuable upon the conversion o f outstanding common stock purchase warrants. The number of shares offered also Includes an additional 150,000 shares of common stock issuable upon the exercise of common stock purchase warrants which will be issued immediately following the date of this prospectus.

         None of the selling security holders are broker-dealers or affiliates of broker-dealers, other than Coastline Capital Partners which is an affiliate of Western International Securities, Inc. None of the selling security holders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates, other than as described previously in this section.

         We have agreed to pay full costs and expenses, incentives to the issuance, offer, sale and delivery of the shares, including all fees and expenses in preparing, filing and printing the registration statement and prospectus and related exhibits, amendments and supplements thereto and mailing of those items. We will not pay selling commissions and expenses associated with any sale by the selling security holders.

                              PLAN OF DISTRIBUTION

         The shares offered hereby by the selling security holders may be sold from time to time by the selling security holders, or by pledgees, donees, transferees or other successors in interest. These sales may be made on one or more exchanges or in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares may be sold by one or more of the following methods, including, without limitation:

         - a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

         - purchases by a broker or dealer as principal and resale by a broker or dealer for its account under this prospectus;

         - ordinary brokerage transactions and transactions in which the broker solicits purchasers;

         - face-to-face or other direct transactions between the selling security holders and purchasers without a broker-dealer or other intermediary; and

         - ordinary brokerage transactions and transactions in which the broker solicits purchasers.

         In effecting sales, brokers or dealers engaged by the selling security holders may arrange for other brokers or dealers to participate in the resales. Brokers, dealers or agents may receive compensation in the form of commissions, discounts or concessions from selling security holders in amounts to be negotiated in connection with the sale. The selling security holders and these broker-dealers and agents and any other participating broker-dealers, or agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, in connection with the sales. In addition, any securities covered by this prospectus that qualify for sale under Rule 144 might be sold under Rule 144 rather than under this prospectus.

         In connection with distributions of the shares or otherwise, the selling security holders may enter into hedging transactions with broker-dealers. In connection with the transactions, broker-dealers may engage in short sales of the shares registered hereunder in the course of hedging the positions they assume with selling security holders. The selling security holders may also sell shares short and deliver the shares to close out the positions. We have been advised by each of the selling security holders that they do not have any open short positions in our common stock as of the date of this prospectus. The selling security holders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares registered hereunder, which the broker-dealer may resell under this prospectus. The selling security holders may also pledge the shares registered hereunder to a broker or dealer and upon a default, the broker or dealer may effect sales of the pledged shares under this prospectus.

         Information as to whether an underwriter(s) who may be selected by the selling security holders, or any other broker-dealer, is acting as principal or agent for the selling security holders, the compensation to be received by underwriters who may be selected by the selling security holders, or any broker-dealer, acting as principal or agent for the selling security holders and the compensation to be received by other broker-dealers, in the event the compensation of other broker-dealers is in excess of usual and customary commissions, will, to the extent required, be set forth in a supplement to this prospectus. Any dealer or broker participating in any distribution of the shares may be required to deliver a copy of this prospectus, including the supplement, if any, to any person who purchases any of the shares from or through a dealer or broker.

         We have advised the selling security holders that during the time as they may be engaged in a distribution of the shares included herein they are required to comply with Regulation M of the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes any selling security holders, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchase made in order to stabilize the price of a security in connection with an at the market offering such as this offering. All of the foregoing may affect the marketability of our common stock.

SPECIAL CONSIDERATIONS RELATED TO PENNY STOCK RULES

         Shares of our common stock may be subject to rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document which contains the following:

         * a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

         * a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to these duties or other requirements of securities laws;

         * a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;

         *  a toll-free telephone number for inquiries on disciplinary actions;

         * definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and

         *  other information as the SEC may require by rule or regulation.

         Prior to effecting any transaction in a penny stock, the broker-dealer also must provide the customer the following:

         *  the bid and offer quotations for the penny stock;

         * the compensation of the broker-dealer and its salesperson in the transaction;

         * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

         * monthly account statements showing the market value of each penny stock held in the customer's account.

         In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock may be subject to the penny stock rules.

                         SHARES ELIGIBLE FOR FUTURE SALE

         At the date of this prospectus, we have 40,950,325 shares of common stock issued and outstanding, of which 1,509,850 are restricted securities. In general, Rule 144 permits a shareholder who has owned restricted shares for at least one year, to sell without registration, within a three month period, up to one percent of our then outstanding common stock. In addition, shareholders other than our officers, directors or 5% or greater shareholders who have owned their shares for at least two years, may sell them without volume limitation or the need for our reports to be current.

         We cannot predict the effect, if any, that market sales of common stock or the availability of these shares for sale will have on the market price of the shares from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market could adversely affect market prices for the common stock and could damage our ability to raise capital through the sale of our equity securities.

                                  LEGAL MATTERS

         The validity of the securities offered by this prospectus will be passed upon for us by Schneider Weinberger LLP, 2499 Glades Road, Suite 108, Boca Raton, Florida 33431.

                                     EXPERTS

         Our financial statements as of and for the years ended September 30, 2003 and 2002 included in this prospectus have been audited by Sherb & Co., LLP, independent certified public accountants, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

         We have filed with the SEC the registration statement on Form SB-2 under the Securities Act for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

         We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

                  Public Reference Room Office
                  450 Fifth Street, N.W.
                  Room 1024
                  Washington, D.C. 20549

         You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Callers in the United States can also call 1-800-732-0330 for further information on the operations of the public reference facilities.

                 GENESIS TECHNOLOGY GROUP, INC.AND SUBSIDIARIES
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS



                                    CONTENTS



Report of Independent Certified Public Accountants...........................F-2

Consolidated Financial Statements:

    Consolidated Balance Sheet...............................................F-3

    Consolidated Statements of Operations....................................F-4

    Consolidated Statement of Stockholders' Equity...........................F-5

    Consolidated Statements of Cash Flows....................................F-6

Notes to Consolidated Financial Statements...........................F-7 to F-37

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
Genesis Technology Group, Inc
Boca Raton, Florida


         We have audited the accompanying consolidated balance sheet of Genesis Technology Group, Inc. and Subsidiaries as of September 30, 2003, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended September 30, 2003 and 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amount and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Genesis Technology Group, Inc. and Subsidiaries as of September 30, 2003, and the results of their operations and their cash flows for the years ended September 30, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America.


                                        /s/Sherb & Co., LLP
                                        Certified Public Accountants


New York, New York
December 23, 2003

                 GENESIS TECHNOLOGY GROUP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET

                                                    September 30,  December 31,
                                                        2003           2003
                                                    ------------   ------------
                                                                    (Unaudited)
                                     ASSETS

CURRENT ASSETS:
  Cash and cash equivalents ......................  $    184,798   $    661,694
  Marketable equity securities ...................       180,851         59,136
  Accounts receivable (net of allowance for
    doubtful accounts of $17,000 and $7,700,
    respectively) ................................       266,927        266,028
  Inventories ....................................       246,914        128,196
  Prepaid expenses and other .....................       270,624        212,360
                                                    ------------   ------------

    Total Current Assets .........................     1,150,114      1,327,414
                                                    ------------   ------------

PROPERTY AND EQUIPMENT - Net .....................       116,589        116,748
                                                    ------------   ------------
OTHER ASSETS:
  Goodwill .......................................        10,540         10,540
  Marketable equity securities - restricted ......             -        196,650
  Other assets ...................................        46,495        104,106
                                                    ------------   ------------

    Total Other Assets ...........................        57,035        311,296
                                                    ------------   ------------

    Total Assets .................................  $  1,323,738   $  1,755,458
                                                    ============   ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Loans payable ..................................  $    220,919   $    220,773
  Accounts payable and accrued expenses ..........       302,378        261,016
  Deferred revenue ...............................       115,833         48,333
  Due to related parties .........................       393,739        363,309
                                                    ------------   ------------

    Total Current Liabilities ....................     1,032,869        893,431
                                                    ------------   ------------

MINORITY INTEREST ................................        35,061         36,024
                                                    ------------   ------------
STOCKHOLDERS' EQUITY:
  Preferred stock ($.001 Par Value;
    20,000,000 Shares Authorized;
    no shares issued and outstanding) ............             -              -
  Common stock ($.001 Par Value;
    200,000,000 Shares Authorized;
    36,323,824 and 40,079,325 shares
    issued and outstanding, respectively) ........        36,324         40,079
  Common stock issuable (381,000 shares) .........             -            381
  Additional paid-in capital .....................    14,203,424     14,863,875
  Accumulated deficit ............................   (13,571,990)   (13,710,742)
  Less: Deferred compensation ....................      (252,417)      (234,056)
  Less: Subscriptions receivable .................      (120,150)      (118,767)
  Accumulated other comprehensive loss ...........       (39,383)       (14,767)
                                                    ------------   ------------

Total Stockholders' Equity .......................       255,808        826,003
                                                    ------------   ------------

    Total Liabilities and Stockholders' Equity ...  $  1,323,738   $  1,755,458
                                                    ============   ============

                 See notes to consolidated financial statements

                                         GENESIS TECHNOLOGY GROUP, INC. AND SUBSIDIARIES
                                              CONSOLIDATED STATEMENTS OF OPERATIONS
                                                                           For the Years Ended       For the Three Months Ended
                                                                              September 30,                 December 31,
                                                                       ---------------------------   ---------------------------
                                                                           2003           2002           2003           2002
                                                                       ------------   ------------   ------------   ------------
                                                                                                      (Unaudited)    (Unaudited)
NET REVENUES ........................................................  $ 23,596,878   $ 14,325,651   $  6,565,377   $  5,276,670

COST OF SALES .......................................................    22,770,207     13,153,326      6,181,525      5,151,953
                                                                       ------------   ------------   ------------   ------------

GROSS PROFIT ........................................................       826,671      1,172,325        383,852        124,717
                                                                       ------------   ------------   ------------   ------------

OPERATING EXPENSES:
   Consulting .......................................................       652,566        504,223        180,822        235,251
   Salaries and non-cash compensation ...............................       803,954        307,420        331,201        107,770
   Selling, general and administrative ..............................       860,124        640,078        205,695        184,885
                                                                       ------------   ------------   ------------   ------------

      Total Operating Expenses ......................................     2,316,644      1,451,721        717,718        527,906
                                                                       ------------   ------------   ------------   ------------

LOSS FROM OPERATIONS ................................................    (1,489,973)      (279,396)      (333,866)      (403,189)

OTHER INCOME (EXPENSE):
   (Loss) gain from sale of marketable securities ...................       (16,601)       (16,352)         1,924        (12,667)
   Settlement income ................................................             -              -        196,650              -
   Loss on impairment of marketable securities ......................    (1,546,924)             -              -              -
   Interest expense, net ............................................       (30,000)       (16,241)        (2,497)        (2,496)
                                                                       ------------   ------------   ------------   ------------

      Total Other Income (Expense) ..................................    (1,593,525)       (32,593)       196,077        (15,163)
                                                                       ------------   ------------   ------------   ------------

LOSS BEFORE DISCONTINUED OPERATIONS AND MINORITY INTEREST ...........    (3,083,498)      (311,989)      (137,789)      (418,352)
                                                                       ------------   ------------   ------------   ------------

DISCONTINUED OPERATIONS:
   Gain from sale of subsidiary .....................................             -        475,304              -              -
   (Loss) income from discontinued operations .......................        (3,890)        10,179              -             16
                                                                       ------------   ------------   ------------   ------------

      Total (Loss) Income from Discontinued Operations ..............        (3,890)       485,483              -             16
                                                                       ------------   ------------   ------------   ------------

(LOSS) INCOME BEFORE MINORITY INTEREST AND CUMULATIVE EFFECT
   OF ACCOUNTING CHANGE .............................................    (3,087,388)       173,494       (137,789)      (418,336)

MINORITY INTEREST IN INCOME OF SUBSIDIARY ...........................        (1,982)        (7,760)          (963)             -
                                                                       ------------   ------------   ------------   ------------

(LOSS) INCOME BEFORE CUMULATIVE EFFECT OF
    ACCOUNTING CHANGE ...............................................    (3,089,370)       165,734       (138,752)      (418,336)

CUMULATIVE EFFECT OF CHANGE IN
    ACCOUNTING PRINCIPLE ............................................             -       (359,379)             -              -
                                                                       ------------   ------------   ------------   ------------

NET LOSS ............................................................  $ (3,089,370)  $   (193,645)  $   (138,752)  $   (418,336)
                                                                       ============   ============   ============   ============


(LOSS) INCOME PER COMMON SHARE: - BASIC AND DILUTED
   Income (loss) from continuing operations .........................  $      (0.09)  $      (0.02)  $      (0.00)  $      (0.02)
   Income (loss) from discontinued operations .......................         (0.00)          0.02              -           0.00
   Cumulative effect of accounting change ...........................             -          (0.01)             -              -
                                                                       ------------   ------------   ------------   ------------

   Net loss) per common share - basic and diluted ...................  $      (0.09)  $      (0.01)  $      (0.00)  $      (0.02)
                                                                       ============   ============   ============   ============

      Weighted Common Shares Outstanding - Basic and Diluted ........    32,504,629     24,943,991     39,572,570     28,528,875
                                                                       ============   ============   ============   ============

                                          See notes to consolidated financial statements
                                                               F-4

                                         GENESIS TECHNOLOGY GROUP, INC. AND SUBSIDIARIES
                                          CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                       For the Years Ended September 30, 2002 and 2003 and
                                     For the Three Months Ended December 31, 2003 (Unaudited)
                                                                           Common Stock,           Common Stock
                                                                          $.001 Par Value            Issuable
                                                                      -----------------------    ----------------    Additional
                                                                       Number of                Number of             Paid-in
                                                                        Shares        Amount     Shares    Amount     Capital
                                                                      -----------    --------    -------   ------   ------------
Balance, September 30, 2001 .......................................    23,614,353    $ 23,615          -   $    -   $ 11,234,183

Common shares issued in connection with acquisitions ..............       492,000         492          -        -        268,268

Stock options granted to consultants and employees ................             -           -          -        -        466,402

Common stock issued for services ..................................       750,000         750          -        -         87,000

Shares issued  from exercise of stock options .....................     2,553,000       2,553          -        -        387,447

Common stock issued for debt ......................................       263,000         263          -        -         24,722

Common stock retired in connection with sale of subsidiary ........      (400,000)       (400)         -        -        (67,600)

Beneficial interest on convertible note payable ...................             -           -          -        -         12,500

Other comprehesive income:
  Net loss ........................................................             -           -          -        -              -
  Comprehensive loss - unrealized loss on
    marketable equity secuirities-net of taxes of $0 ..............             -           -          -        -              -

  Total comprehensive loss ........................................             -           -          -        -              -
                                                                      -----------    --------    -------   ------   ------------

Balance, September 30, 2002 .......................................    27,272,353      27,273          -        -     12,412,922

Stock options granted to consultants and employees ................             -           -          -        -        990,618

Common stock issued for services ..................................     1,580,000       1,580          -        -        180,620

Shares issued  from exercise of stock options .....................     8,176,471       8,176          -        -        713,821

Common stock returned for cancellation of subscription
  receivable ......................................................      (705,000)       (705)         -        -       (114,557)

Amortization of deferred consulting fees ..........................             -           -          -        -              -

Beneficial conversion feature - default on note ...................             -           -          -        -         20,000

Other comprehesive income:
  Net loss ........................................................             -           -          -        -              -
  Comprehensive loss - change in unrealized loss on
    marketable equity secuirities-net of taxes of $0 ..............             -           -          -        -              -

  Total comprehensive loss ........................................             -           -          -        -              -
                                                                      -----------    --------    -------   ------   ------------

Balance, September 30, 2003 .......................................    36,323,824      36,324          -        -     14,203,424

Unaudited as to the three months ended December 31, 2003:
Stock options granted to consultants and employees ................             -           -          -        -         80,403

Common stock issued for services ..................................       472,501         472    381,000      381        183,181

Shares issued  from exercise of stock options .....................     3,283,000       3,283          -        -        396,867

Amortization of deferred consulting fees ..........................             -           -          -        -              -

Other comprehesive income:
  Net loss ........................................................             -           -          -        -              -
  Comprehensive loss - change in unrealized loss on
    marketable equity secuirities-net of taxes of $0 ..............             -           -          -        -              -

  Total comprehensive loss ........................................             -           -          -        -              -
                                                                      -----------    --------    -------   ------   ------------

Balance, December 31, 2003 (Unaudited) ............................    40,079,325    $ 40,079    381,000   $  381   $ 14,863,875
                                                                      ===========    ========    =======   ======   ============
                                                                                                                    (continued)
                                         See notes to consolidated financial statements.
                                                               F-5A

                                         GENESIS TECHNOLOGY GROUP, INC. AND SUBSIDIARIES
                                          CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                       For the Years Ended September 30, 2002 and 2003 and
                                     For the Three Months Ended December 31, 2003 (Unaudited)
                                                           (continued)
                                                                                                                       Total
                                                                                                                    Stockholders'
                                                           Accumulated     Deferred    Subscriptions  Comprehensive    Equity
                                                             Deficit     Compensation   Receivable    Income (Loss)   (Deficit)
                                                           ------------  ------------  -------------  -------------  -----------
Balance, September 30, 2001 .............................. $(10,288,975)   $       -     $       -     $    13,020   $   981,843

Common shares issued in connection with acquisitions .....            -            -             -               -       268,760

Stock options granted to consultants and employees .......            -            -             -               -       466,402

Common stock issued for services .........................            -            -             -               -        87,750

Shares issued  from exercise of stock options ............            -            -      (178,000)              -       212,000

Common stock issued for debt .............................            -            -             -               -        24,985

Common stock retired in connection with sale of subsidiary            -            -             -               -       (68,000)

Beneficial interest on convertible note payable ..........            -            -             -               -        12,500

Other comprehesive income:
  Net loss ...............................................     (193,645)           -             -               -      (193,645)
  Comprehensive loss - unrealized loss on
    marketable equity secuirities-net of taxes of $0 .....            -            -             -      (1,104,957)   (1,104,957)
                                                                                                                     -----------
  Total comprehensive loss ...............................            -            -             -               -    (1,298,602)
                                                           ------------    ---------     ---------     -----------   -----------

Balance, September 30, 2002 ..............................  (10,482,620)           -      (178,000)     (1,091,937)      687,638

Stock options granted to consultants and employees .......            -     (529,869)            -               -       460,749

Common stock issued for services .........................            -            -             -               -       182,200

Shares issued  from exercise of stock options ............            -            -       (84,311)              -       637,686

Common stock returned for cancellation of subscription
  receivable .............................................            -            -       142,161               -        26,899

Amortization of deferred consulting fees .................            -      277,452             -               -       277,452

Beneficial conversion feature - default on note ..........            -            -             -               -        20,000

Other comprehesive income:
  Net loss ...............................................   (3,089,370)           -             -               -    (3,089,370)
  Comprehensive loss - change in unrealized loss on
    marketable equity secuirities-net of taxes of $0 .....            -            -             -       1,052,554     1,052,554
                                                                                                                     -----------
  Total comprehensive loss ...............................            -            -             -               -    (2,036,816)
                                                           ------------    ---------     ---------     -----------   -----------

Balance, September 30, 2003 ..............................  (13,571,990)    (252,417)     (120,150)        (39,383)      255,808

Unaudited as to the three months ended December 31, 2003:
Stock options granted to consultants and employees .......            -      (80,403)            -               -             -

Common stock issued for services .........................            -      (51,000)            -               -       133,034

Shares issued  from exercise of stock options ............            -            -         1,383               -       401,533

Amortization of deferred consulting fees .................            -      149,764             -               -       149,764

Other comprehesive income:
  Net loss ...............................................     (138,752)           -             -               -      (138,752)
  Comprehensive loss - change in unrealized loss on
    marketable equity secuirities-net of taxes of $0 .....            -            -             -          24,616        24,616
                                                                                                                     -----------
  Total comprehensive loss ...............................            -            -             -               -      (114,136)
                                                           ------------    ---------     ---------     -----------   -----------

Balance, December 31, 2003 (Unaudited) ................... $(13,710,742)   $(234,056)    $(118,767)    $   (14,767)  $   826,003
                                                           ============    =========     =========     ===========   ===========

                                         See notes to consolidated financial statements.
                                                               F-5B

                                          GENESIS TECHNOLOGY GROUP, INC AND SUBSIDIARIES
                                              CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                 For the Year Ended        For the Three Months
                                                                                    September 30,           Ended December 31,
                                                                              ------------------------    ----------------------
                                                                                  2003          2002         2003         2002
                                                                              -----------    ---------    ---------    ---------
                                                                                                         (Unaudited)  (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Loss from continuing operations .........................................   $(3,085,480)   $(679,128)   $(138,752)   $(418,352)
  Adjustments to reconcile loss from continuing
    operations to net cash used in operating activities:
    Depreciation and amortization .........................................        21,783       17,098        6,306        5,894
    (Gain) loss on sale of marketable securities ..........................        16,601       16,352       (1,924)      12,667
    Settlement income .....................................................             -            -     (196,650)           -
    Loss from impairment of marketable securities .........................     1,546,924            -            -            -
    Grant and exercise of stock options to consultants and employees ......       738,375      553,902            -            -
    Common stock issued for services ......................................       182,200       87,750      282,798      233,418

    Minority interest .....................................................         1,982      (31,476)         963            -
    Marketable equity securities received for consulting services .........      (254,000)    (745,978)     (27,332)      (4,000)
    Loss from impairment of goodwill ......................................             -      359,379            -            -
    Beneficial interest on convertible debt ...............................        20,000       12,500            -            -
    Write off of subscription receivable ..................................        26,899            -            -            -
    Increase in allowance for doubtful accounts ...........................        17,000            -            -            -
  Changes in assets and liabilities:
    Accounts receivable ...................................................      (200,606)     165,423          899      (69,571)
    Inventories ...........................................................       (59,868)      40,201      118,718       82,475
    Prepaid and other current assets ......................................      (120,969)      83,110       13,403      (67,505)
    Due from related party ................................................             -       18,023            -            -
    Other assets ..........................................................       (42,550)      (4,722)     (13,167)      (6,009)
    Accrued payable and accrued expenses ..................................       518,146     (343,259)      15,544      199,884
    Due to related party ..................................................             -       26,759            -            -
    Deferred revenues .....................................................        (6,667)     (61,500)     (67,500)     (11,250)
                                                                              -----------    ---------    ---------    ---------
NET CASH USED IN CONTINUING OPERATING ACTIVITIES ..........................      (680,230)    (485,566)      (6,694)     (42,349)
                                                                              -----------    ---------    ---------    ---------

  (Loss) income from discontinued operations ..............................        (3,890)     485,483            -           16
  Adjustments to reconcile (loss) income from discontinued operations to net cash provided by (used in) discontinued operating activities:
    Gain on sale of subsidiary ............................................             -     (475,304)           -            -
    Net increase (decrease) in net liabilities from
     discontinued operations ..............................................         4,772      (17,279)           -          (16)
                                                                              -----------    ---------    ---------    ---------
NET CASH PROVIDED BY (USED IN) DISCONTINUED OPERATING ACTIVITIES ..........           882       (7,100)           -            -
                                                                              -----------    ---------    ---------    ---------

NET CASH USED IN OPERATING ACTIVITIES .....................................      (679,348)    (492,666)      (6,694)     (42,349)
                                                                              -----------    ---------    ---------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash acquired in acquisition ............................................             -      106,790            -            -
  Proceeds from sale of marketable securities .............................        44,650       57,088      176,008       13,713
  Increase in marketable securities .......................................        (5,868)           -            -            -
  Capital expenditures ....................................................       (12,279)     (73,831)      (6,048)      (5,234)
                                                                              -----------    ---------    ---------    ---------
NET CASH FLOWS PROVIDED BY INVESTING ACTIVITIES ...........................        26,503       90,047      169,960        8,479
                                                                              -----------    ---------    ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from loans payable .............................................             -      270,919            -            -
  Decrease in subscription receivable .....................................             -            -            -       10,000
  Due to related party ....................................................       359,980            -       14,197        7,808
  Proceeds from exercise of stock options .................................       420,089      124,500      300,000       49,900
                                                                              -----------    ---------    ---------    ---------
NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES ...........................       780,069      395,419      314,197       67,708
                                                                              -----------    ---------    ---------    ---------

EFFECT OF EXCHANGE RATE CHANGES IN CASH ...................................             -            -         (567)           -
                                                                              -----------    ---------    ---------    ---------

NET INCREASE (DECREASE) IN CASH AND CASH EQUILALENTS ......................       127,224       (7,200)     476,896       33,838
CASH AND CASH EQUIVALENTS - beginning of year .............................        57,574       64,774      184,798       57,574
                                                                              -----------    ---------    ---------    ---------
CASH AND CASH EQUIVALENTS - end of year ...................................   $   184,798    $  57,574    $ 661,694    $  91,412
                                                                              ===========    =========    =========    =========
                                                                                                                      (continued)
                                         See notes to consolidated financial statements.
                                                               F-6A

                                          GENESIS TECHNOLOGY GROUP, INC AND SUBSIDIARIES
                                              CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                           (continued)
                                                                                 For the Year Ended        For the Three Months
                                                                                    September 30,           Ended December 31,
                                                                              ------------------------    ----------------------
                                                                                  2003          2002         2003         2002
                                                                              -----------    ---------    ---------    ---------
                                                                                                         (Unaudited)  (Unaudited)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW  INFORMATION:
  Noncash investing and financing activities:
    Marketable securities exchanged for debt ..............................   $         -    $       -    $       -    $  51,000
                                                                              ===========    =========    =========    =========
    Common stock issued for debt ..........................................   $   217,597    $  24,985    $ 101,533    $ 140,000
                                                                              ===========    =========    =========    =========
    Common stcok and subscriptions receivable canceled ....................   $         -    $       -    $       -    $  70,000
                                                                              ===========    =========    =========    =========
    Common stock retired in connection with sale of subsidiary ............   $         -    $  68,000    $       -    $       -
                                                                              ===========    =========    =========    =========
    Common stock issued for subscription receivable .......................   $   308,233    $ 178,000    $       -    $ 190,000
                                                                              ===========    =========    =========    =========

  Acquisition details:
    Fair value of assets acquired .........................................   $         -    $ 813,452    $       -    $       -
                                                                              ===========    =========    =========    =========
    Liabilities assumed ...................................................   $         -    $(544,692)   $       -    $       -
                                                                              ===========    =========    =========    =========
    Common stock issued for acquisitions ..................................   $         -    $(268,760)   $       -    $       -
                                                                              ===========    =========    =========    =========
    Goodwill ..............................................................   $         -    $  10,540    $       -    $       -
                                                                              ===========    =========    =========    =========

                                         See notes to consolidated financial statements.
                                                               F-6B

                 GENESIS TECHNOLOGY GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              September 30, 2003 and December 31, 2003 (Unaudited)


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY

Genesis Technology Group, Inc. (the "Company" or "Genesis") is a business development firm that specializes in assisting small and mid-sized companies in entering the Chinese market. The Company's strategy includes marketing itself as a resource for these companies in marketing, distribution, manufacturing, forming joint ventures, or establishing a base in China. As a part of that strategy, the Company has become a member of the Shanghai Technology Stock (Property Rights) Exchange, an organization that promotes the influx of technology into China. The Company also has acquired companies in the U.S. and China for the purposes of further developing these companies, with operational, managerial and financial support. The strategy also envisions and promotes opportunities for synergistic business relationships among all of the companies that Genesis works with, both clients and subsidiaries.

Genesis Technology Group, Inc., formerly Psychicnet.Com, Inc. ("Psychic"), was formed on January 29, 1999 to provide "New Age" services and products on the Internet. On April 6, 1999, Psychic was acquired by Virginia City Gold Mines, Inc. ("VCGM"), an Idaho corporation, for 2,200,000 shares of VCGM stock (the "Exchange"). The Exchange was completed pursuant to the Agreement and Plan of Reorganization between Psychic and VCGM. The Exchange had been accounted for as a reverse acquisition under the purchase method for business combinations. Accordingly, the combination of the two companies was recorded as a recapitalization of Psychic, pursuant to which Psychic is treated as the continuing entity. Subsequent to the Exchange, with the approval of the Board of Directors, VCGM changed its name to Newagecities.com, Inc ("Newage").

On August 1, 2001, Newage completed the Agreement and Plan of Reorganization and Stock Purchase Agreement entered into on July 23, 2001 with Genesis Systems, Inc., a Minnesota corporation and the shareholders of Genesis, Yongwen Zhuang, Fugen Li and Master Financial Group, Inc. As a result of the acquisition, the Company issued 10,312,500 shares of its common stock in exchange for all of the capital stock of Genesis Systems. In connection with the transaction, Yongwen Zhuang and Fugen Li each received 5,000,000 shares of Common Stock and Master Financial Group, Inc. received 312,500 shares of Common Stock of the Company. Genesis Systems has been in existence since August 2000 and has earned revenues by providing consulting services for small public and private companies regarding public relations, corporate financing, mergers and acquisitions, e-commerce, business operations support and marketing. Genesis' strategy includes the internal development and operation of subsidiaries within the Company family, as well as investment in other technology companies either directly by the Company, or through other venture capital arrangements. Genesis will not operate as an investment company.

                 GENESIS TECHNOLOGY GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              September 30, 2003 and December 31, 2003 (Unaudited)


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

THE COMPANY (CONTINUED)

On August 22, 2001, Newage entered into a Stock Purchase Agreement with Shanghai G-Choice Science and Technology Development Company Ltd. ("G-Choice") and the shareholders of G-Choice. G-Choice is a Chinese company with principal offices in Shanghai, China. Under this agreement, the shareholders of G-Choice exchanged 80% of the issued and outstanding capital stock of G-Choice in exchange for 800,000 shares of the Company's common stock. Effective June 30, 2002, the Company sold this subsidiary.

On October 12, 2001 the shareholders of Newage voted upon and approved an Agreement and Plan of Merger providing for the merger of the Company with and into Genesis Technology Group, Inc., a Florida corporation, wholly-owned by the Company. The purpose of the merger was to change the Company's domicile from Idaho to Florida. In addition, the Company's name has changed to Genesis Technology Group, Inc., which better reflects the Company's current business plan.

On November 15, 2001, the Company entered into a Stock Purchase Agreement with Shanghai Zhaoli Technology Development Company, Limited ("Zhaoli") and Zhaoli's shareholder. Zhaoli is a Chinese company with principal offices in Shanghai, China. Zhaoli is an information technology company that integrates sales and technology with services. Currently, its sales cover printer, copier, scanner and network products, as well as network integration. Zhaoli also develops proprietary software systems, such as its e-learning software for K-12 education in China. Currently, approximately 98% of consolidated revenues for the year ended September 30, 2003 were derived from this subsidiary.

On December 1, 2001, the Company entered into a Stock Purchase Agreement with Yastock Investment Consulting Company, Limited ("Yastock") and the shareholders of Yastock. Yastock is an investment consulting firm located in Shanghai, China that specializes in raising capital and consulting in a number of areas, including trading information, public relations, corporate management, corporate strategic evaluations and human resources.

BASIS OF PRESENTATION

The consolidated statements include the accounts of Genesis Technology Group, Inc. and its wholly and partially owned subsidiaries. All significant inter-company balances and transactions have been eliminated.

                 GENESIS TECHNOLOGY GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              September 30, 2003 and December 31, 2003 (Unaudited)


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INTERIM FINANCIAL STATEMENTS

The accompanying balance sheet as of December 31, 2003, the statements of operations and of cash flows for the three-month periods ended December 31, 2003 and 2002, and the statement of stockholders' equity for the three months ended December 31, 2003, are unaudited. In the opinion of management, such information is not misleading and includes all adjustments consisting of normal recurring adjustments necessary for a fair presentation of this interim information when read in conjunction with the audited financial statements and notes hereto. Results for the three months ended December 31, 2003 are not necessarily indicative of the results that may be expected for the year ending September 30, 2004.

CASH AND CASH EQUIVALENTS

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents.

INVENTORY

Inventories, consisting of computer equipment and accessories, are stated at the lower of cost or market utilizing the first-in, first-out method.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts reported in the balance sheet for cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, loans and amounts due to related parties approximate their fair market value based on the short-term maturity of these instruments.

INCOME TAXES

 Income taxes are accounted for under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns.

                 GENESIS TECHNOLOGY GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              September 30, 2003 and December 31, 2003 (Unaudited)


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

MARKETABLE EQUITY SECURITIES

Marketable equity securities consist of investments in equity of publicly traded and non-public domestic companies and are stated at market value based on the most recently traded price of these securities at September 30, 2003 and December 31, 2003. All marketable securities are classified as available for sale at September 30, 2003 and December 31, 2003. Unrealized gains and losses, determined by the difference between historical purchase price and the market value at each balance sheet date, are recorded as a component of Accumulated Other Comprehensive Income in Stockholders' Equity. Realized gains and losses are determined by the difference between historical purchase price and gross proceeds received when the marketable securities are sold.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation and amortization are provided using the straight-line method over the estimated economic lives of the assets, which are from five to seven years. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

FOREIGN CURRENCY TRANSLATION

Transactions and balances originally denominated in U.S. dollars are presented at their original amounts. Transactions and balances in other currencies are converted into U.S. dollars in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, "Foreign Currency Translation," and are included in determining net income or loss.

For foreign operations with the local currency as the functional currency, assets and liabilities are translated from the local currencies into U.S. dollars at the exchange rate prevailing at the balance sheet date. Revenues and expenses are translated at weighted average exchange rates for the period to approximate translation at the exchange rates prevailing at the dates those elements are recognized in the financial statements. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive loss.

                 GENESIS TECHNOLOGY GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              September 30, 2003 and December 31, 2003 (Unaudited)


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The functional currency of the Company's Chinese subsidiaries, Zhaoli and Yastock, is the local currency. The financial statements of the subsidiaries are translated to United States dollars using year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses. Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations and were not material during the periods presented. The cumulative translation adjustment and effect of exchange rate changes on cash at September 30, 2003 was not material. As of December 31, 2003, the exchange rate for the Chinese Renminbi
(RMB) was $1 US for 8.27 RMB.

COMPREHENSIVE LOSS

The Company uses Statement of Financial Accounting Standards No. 130 (SFAS 130) "Reporting Comprehensive Income". Comprehensive income is comprised of net loss and all changes to the statements of stockholders' equity, except those due to investments by stockholders', changes in paid-in capital and distributions to stockholders. Comprehensive loss for the years ended September 30, 2003 and 2002 amounted to $(2,036,816) and $(1,298,602), respectively

CONCENTRATION OF CREDIT RISK

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. The Company places its cash with high credit quality financial institutions. Almost all of the Company's sales are credit sales which are primarily to customers whose ability to pay is dependent upon the industry economics prevailing in these areas; however, concentrations of credit risk with respect to trade accounts receivables is limited due to generally short payment terms. The Company also performs ongoing credit evaluations of its customers to help further reduce credit risk.

STOCK BASED COMPENSATION

The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. The Company adopted the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" and SFAS 148, "Accounting for Stock-Based Compensation -Transition and Disclosure", which permits entities to provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 had been applied. The Company accounts for stock options and stock issued to non-employees for goods or services in accordance with the fair value method of SFAS 123.

                 GENESIS TECHNOLOGY GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              September 30, 2003 and December 31, 2003 (Unaudited)


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Had compensation cost for the stock option plan been determined based on the fair value of the options at the grant dates consistent with the method of SFAS 123, "Accounting for Stock Based Compensation", the Company's net loss and loss per share would have been changed to the pro forma amounts indicated below for the years ended September 30, 2003 and 2002:

                                           2003                2002
                                       -----------          ----------
         Net earnings
             As reported               $(3,089,370)          $(193,645)
             Pro forma                 $(3,108,705)          $(504,053)

         Basic earnings per share
             As reported                     $(.09)              $(.01)
             Pro forma                       $(.10)              $(.02)

Pro forma amounts indicated below for the three months ended December 31, 2003 and 2002:

                                           2003                2002
                                       -----------          ----------
         Net earnings
             As reported                 $(138,752)          $(418,336)
             Pro forma                   $(187,097)          $(418,336)

         Basic earnings per share
             As reported                     $(.01)              $(.02)
             Pro forma                       $(.01)              $(.02)

The above pro forma disclosures may not be representative of the effects on reported net earnings for future years as options vest over several years and the Company may continue to grant options to employees.

RESEARCH AND DEVELOPMENT

Research and development costs are expensed as incurred.

REVENUE RECOGNITION

The Company's revenues from the sale of products are recorded when the goods are shipped. Consulting income is recognized on a straight-line basis over the period of the service agreement. Deferred revenues relates to consulting revenues that is being recognized over the period of the service agreement.

ADVERTISING

Advertising is expensed as incurred. Advertising expenses for the years ended September 30, 2003 and 2002 totaled approximately $21,000 and $48,000, respectively.

                 GENESIS TECHNOLOGY GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              September 30, 2003 and December 31, 2003 (Unaudited)


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENT ACCOUNTING PRONOUNCEMENTS

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, except as specified and for hedging relationships designated after June 30, 2003. The adoption of this statement did not have any material impact on the balance sheet or statement of operations.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS 150 requires that certain financial instruments, which under previous guidance were accounted for as equity, must now be accounted for as liabilities. The financial instruments affected include mandatorily redeemable stock, certain financial instruments that require or may require the issuer to buy back some of its shares in exchange for cash or other assets and certain obligations that can be settled with shares of stock. SFAS 150 is effective for all financial instruments entered into or modified after May 31, 2003. Otherwise it will become effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this statement did not have any material impact on the balance sheet or statement of operations.

RECLASSIFICATIONS

Certain prior periods' balances have been reclassified to conform to the current period's financial statement presentation. These reclassifications had no impact on previously reported results of operations or stockholders' equity.

NOTE 2 - PROPERTY AND EQUIPMENT

At September 30, 2003, property and equipment consisted of the following:

                                       Estimated Life
         Office Furniture                 7 Years           $  56,600
         Computer Equipment               5 Years              18,104
         Office Equipment                 5 Years             105,400
                                                            ---------
                                                              180,104
         Less: Accumulated Depreciation                       (63,515)
                                                            ---------
                                                            $ 116,589
                                                            =========

For the year ended September 30, 2003 and 2002, depreciation expense amounted to $21,783 and $17,098, respectively.

                 GENESIS TECHNOLOGY GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              September 30, 2003 and December 31, 2003 (Unaudited)


NOTE 3 - ACQUISITIONS AND DIVESTITURES

On August 1, 2001, the Company completed the Agreement and Plan of Reorganization and Stock Purchase Agreement entered into on July 23, 2001 with Genesis Systems, Inc., a Minnesota corporation and the shareholders of Genesis, Yongwen Zhuang, Fugen Li and Masterfinancial Group, Inc. As a result of the acquisition, the Company issued 10,312,500 shares of its common stock with a fair market value of $701,250 in exchange for all of the capital stock of Genesis Systems. The Company accounted for this acquisition using the purchase method of accounting. The purchase price exceeded the fair value of net assets acquired by $359,379. The excess has been applied to goodwill. The results of operations of Genesis Systems, Inc. are included in the accompanying financial statements from August 1, 2001 (effective date of acquisition) to September 30, 2001 and for the year ended September 30, 2002. As of September 30, 2002, the Company determined that the carrying value of its goodwill was impaired due to continuing losses. Also, future positive cash flows could not be estimated. Upon adoption of SFAS 142, the Company recorded a one-time, non-cash charge of $359,379 to write off the carrying value of Genesis System, Inc.'s goodwill. Such charge is non-operational in nature and is reflected as a cumulative effect of an accounting change in the accompanying consolidated statement of operations.

On August 14, 2001, the Company entered into a Stock Purchase Agreement with PropaMedia, Inc. ("PropaMedia") and the shareholders of PropaMedia. Under this agreement, the Company acquired all of the issued and outstanding capital stock of PropaMedia in exchange for all of the shares of Member Net, Inc., a wholly-owned subsidiary of the Company. Upon effectiveness of the Stock Purchase Agreement, PropaMedia became a wholly-owned subsidiary of the Company and the former shareholders of PropaMedia acquired a wholly-owned interest in Member Net, Inc. from the Company. The Company accounted for this acquisition using the purchase method of accounting. Propamedia began operations in July 2001. In September 2002, the Company decided to discontinue the operations of Propamedia. Propamedia is reported as a discontinued operation, and prior periods have been restated in the Company's financial statements and related footnotes to conform to this presentation.

On November 15, 2001, the Company entered into a Stock Purchase Agreement with Shanghai Zhaoli Technology Development Company, Limited ("Zhaoli") and Zhaoli's shareholder. Zhaoli is a Chinese company with principal offices in Shanghai, China. Zhaoli is an information technology company that integrates sales and technology with services. Currently, its sales cover printer, copier, scanner and network products, as well as network integration. Zhaoli also develops proprietary software systems, such as its e-learning software for K-12 education in China. As a result of the acquisition, the Company issued 400,000 shares of its common stock with a fair market value of $220,000 in exchange for 80% of the capital stock of Zhaoli. The Company accounted for this acquisition using the purchase method of accounting. The purchase price exceeded the fair value of net assets acquired by $5,651. The excess has been applied to goodwill. The results of operations of Zhaoli are included in the accompanying financial statements from November 15, 2001 (effective date of acquisition) to September 30, 2002 and for the year ended September 30, 2003.

                 GENESIS TECHNOLOGY GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              September 30, 2003 and December 31, 2003 (Unaudited)


NOTE 3 - ACQUISITIONS AND DIVESTITURES (CONTINUED)

On December 1, 2001, the Company entered into a Stock Purchase Agreement with Yastock Investment Consulting Company, Limited ("Yastock") and the shareholders of Yastock. Yastock is an investment consulting firm located in Shanghai, China that specializes in raising capital and consulting in a number of areas, including trading information, public relations, corporate management, corporate strategic evaluations and human resources. As a result of the acquisition, the Company issued 92,000 shares of its common stock with a fair market value of $48,760 in exchange for 80% of the capital stock of Yastock. The Company accounted for this acquisition using the purchase method of accounting. The purchase price exceeded the fair value of net assets acquired by $4,889. The excess has been applied to goodwill. Subsequently, the Company acquired the remaining 20% of Yastock for $18,000. The results of operations of Yastock are included in the accompanying financial statements from December 1, 2001 (effective date of acquisition) to September 30, 2002 and for the year ended September 30, 2003.

ACQUISITION AND SALE OF SUBSIDIARY

Effective June 30, 2002, the Company sold its 80% interest in its subsidiary Shanghai G-Choice Science and Technology Development Company Ltd. ("G-Choice") for 1,549,791 common shares of the NETdigest.com, Inc. ("NET"). As a part of this transaction, G-Choice executive management, which is unaffiliated with Genesis received a total of 8,155,474 shares of NET stock and received from G-Choice an additional 210,526 shares of NET stock in exchange for 400,000 shares of the Company's stock. G-Choice is a Chinese company with principal offices in Shanghai, China. The Company concluded the sale of G-Choice as of June 30, 2002. As a result of the sale of G-Choice, the Company recorded a $475,304 gain from the sale of G-Choice in the quarter ended June 30, 2002. G-Choice is reported separately as a discontinued operation, and prior periods have been restated in the Company's financial statements, related footnotes and the management's discussion and analysis to conform to this presentation.

Additionally, on March 26, 2002, Genesis entered into an agreement to provide operational and managerial assistance to the theNETdigest.com for a total of 526,316 shares of the theNETdigest.com, Inc common stock (post a 1 for 19 reverse split, effective May 31, 2002). Prior to completing this transaction, theNETdigest.com, Inc., whose stock trades on the Pink Sheets, had limited business operations and activities. In connection with this consulting agreement, which was entered into by the Company prior to the sale of G-Choice, for the year ended September 30, 2002, the Company recognized consulting revenue of $521,053.

                 GENESIS TECHNOLOGY GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              September 30, 2003 and December 31, 2003 (Unaudited)


The following unaudited pro forma consolidated results of operations have been prepared as if the acquisitions of Genesis Systems, Inc., Zhaoli and Yastock had occurred as of the following period:

                                                                  Year Ended
                                                              September 30, 2002
                                                              ------------------
Net Revenues .................................................   $ 15,946,000
Net Loss from continuing operations ..........................   $   (257,000)
Net Loss per Share from continuing operations ................   $       (.01)

Pro forma data does not purport to be indicative of the results that would have been obtained had these events actually occurred at the beginning of the periods presented and is not intended to be a projection of future results.

NOTE 4 - LOANS PAYABLE

On April 1, 2002, the Company borrowed $80,000 from an individual related to an officer of the Company. The loan bears interest at 10% per annum and is unsecured. All unpaid principal and accrued interest was payable on April 1, 2003. In the event of default of the loan agreement, the Lender is to receive common shares of the Company at a 25% discount to the average closing price of the previous 20 trading days free trading shares of the Company's common stock equal to the total amount due to the lender. As of September 30, 2003, this loan is in default and remains unpaid. In connection with this default, the Company has recorded a beneficial conversion feature of $20,000, which was recorded as interest expense for the year ended September 30, 2003. As of December 31, 2003, this loan remains unpaid. The lender has not provided the Company with a notice of default.

On May 29, 2002, the Company borrowed $50,000 from an individual. The loan bears interest at 10% per annum and was secured by certain marketable securities held by the Company and 200,000 shares of the Company's common stock. All unpaid principal and accrued interest was payable on September 30, 2002. In the event of default of the loan agreement, the Lender is to receive 200,000 common shares. In fiscal 2003, the Company repaid this loan by giving 100,000 shares of Sense Holdings, Inc. common stock owned by the Company and 200,000 shares of the Company's common stock.

On July 31, 2002, the Company borrowed $20,000 from an individual related to an officer of the Company. The loan bears interest at 10% per annum and is unsecured. All unpaid principal and accrued interest was payable on January 1, 2003. At the option of the lender, the entire obligation may be repaid with common stock calculated by dividing the amount due by the average closing common stock price for ten days prior to the repayment discounted by 40%, with a maximum price of $0.13 per share. The beneficial conversion feature present in the issuance of this note payable as determined on the date funds were received under the loan agreement totaled $12,500 and was recorded as interest expense and additional paid-in capital. As of December 31, 2003, no conversion had occurred and the loan remains unpaid.

The Company's Chinese subsidiary, Zhaoli, entered into a loan agreement with a Chinese bank to borrow $120,919. The loan bears interest at a rate of 5.85% per annum and is payable prior to March 25, 2004.

                 GENESIS TECHNOLOGY GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              September 30, 2003 and December 31, 2003 (Unaudited)


NOTE 5 - DISCONTINUED OPERATIONS

Effective June 30, 2002, the Company sold its 80% interest in its subsidiary Shanghai G-Choice Science and Technology Development Company Ltd. ("G-Choice") and in September 2002, the Company decided to discontinue the operations of Propamedia. The following financial data reflects a summary of operating results for the Company's discontinued operations for the year ended September 30, 2003 and 2002.

Summary of Operating Results of Discontinued Operations (approximate):

                                               Year Ended          Year Ended
                                              -------------       -------------
                                              September 30,       September 30,
                                                   2003                2002
                                              -------------       -------------
Revenues ...................................  $   2,404,200       $  14,021,000
Cost of sales...............................      2,333,800          13,668,000
                                              -------------       -------------

Gross profit ...............................         70,400             353,000
Selling, general and administrative expenses         74,300             343,000
                                              -------------       -------------

Income (loss) from discontinued operations..  $      (3,900)      $      10,000
                                              =============       =============

At September 30, 2003, net assets from discontinued operations consisted of cash of $428,000, accounts receivable of $211,000, other assets of $3,000 and accounts payable of $641,000.

NOTE 6 - INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" "SFAS 109". SFAS 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards. SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

                 GENESIS TECHNOLOGY GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              September 30, 2003 and December 31, 2003 (Unaudited)


NOTE 6 - INCOME TAXES (CONTINUED)

The Company has a net operating loss carryforward for tax purposes totaling approximately $3,116,000 and a capital loss carryforward of approximately $1,000,000 at September 30, 2003 expiring through the year 2023. Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than a 50% change in ownership). Temporary differences, which give rise to a net deferred tax asset, are as follows:

                                                          2003           2002
                                                          ----           ----
Deferred tax benefits (liability) - current
     Allowance for doubtful accounts .............    $     6,400          $  -
Deferred tax benefits - noncurrent
     Net operating loss carryforward .............      1,184,000       742,000
     Capital loss carryforward ...................        380,000             -
                                                      -----------     ---------
         Total deferred tax assets ...............      1,570,400       742,000

Less:  Valuation allowance .......................     (1,570,400)     (742,000)
                                                      -----------     ---------
                                                      $         -     $       -
                                                      ===========     =========

The table below summarizes the differences between the Company's effective tax rate and the statutory federal rate as follows for fiscal 2003 and 2002:

                                                            2003        2002
                                                            ----        ----

Computed "expected" tax expense (benefit) ........        (34.0)%       34.0 %
State income taxes ...............................         (4.0)%        4.0 %
Other permanent differences ......................         10.0 %      108.0 %
Change in valuation allowance ....................         28.0 %     (146.0)%
                                                          -------     --------
Effective tax rate ...............................          0.0 %        0.0 %
                                                          =======     ========

The valuation allowance at September 30, 2003 was $1,570,400. The increase during fiscal 2003 was $828,400.

NOTE 7 - SEGMENT INFORMATION

The following information is presented in accordance with SFAS No. 131, Disclosure about Segments of an Enterprise and Related Information. In the year ended September 30, 2003 and 2002, the Company operated in two reportable business segments - (1) sale of computer equipment and accessories and (2) consulting services for small public and private companies regarding public relations, corporate financing, mergers and acquisitions, e-commerce, business operations support and marketing. The Company's reportable segments are strategic business units that offer different products. They are managed separately based on the fundamental differences in their operations.

Information with respect to these reportable business segments for the year ended September 30, 2003 and 2002 is as follows:

                                        FOR THE YEAR ENDED   FOR THE YEAR ENDED
                                        SEPTEMBER 30, 2003   SEPTEMBER 30, 2002
                                        ------------------   ------------------

                        NET REVENUES:
   Computer Equipment and Accessories      $ 23,197,829         $ 13,373,246
                  Consulting Services           399,049              952,405
                                           ------------         ------------
             Consolidated Net Revenue        23,596,878           14,325,651
                                           ------------         ------------

COST OF SALES AND OPERATING EXPENSES:
   Computer Equipment and Accessories        23,180,522           13,361,175
                  Consulting Services         1,884,546            1,226,774

                        DEPRECIATION:
   Computer Equipment and Accessories             7,395                5,191
                  Consulting Services            14,388               11,907

                    INTEREST EXPENSE:
   Computer Equipment and Accessories                 -                    -
                  Consulting Services            30,018               16,467

                       INCOME (LOSS):
   Computer Equipment and Accessories      $      7,930         $      4,632
                  Consulting Services        (3,097,300)            (198,277)
                                           ------------         ------------
                            NET  LOSS      $ (3,089,370)        $   (193,645)
                                           ============         ============

                      TOTAL ASSETS AT
         SEPTEMBER 30, 2003 AND 2002:
   Computer Equipment and Accessories      $    915,196         $    428,003
                  Consulting Services           408,542              724,560
                                           ------------         ------------
             Consolidated Asset Total      $  1,323,738         $  1,152,563
                                           ============         ============

For the year ended September 30, 2003 and 2002, the Company derived approximately 98% and 96% of its revenue from its subsidiaries located in the People's Republic of China, respectively. Sales and identifiable assets by geographic areas for the years ended September 30, 2003 and 2002, and as of September 30, 2003, respectively, were as follows:

                                   Revenues
                       --------------------------------
                              For the Year Ended            Identifiable Assets
                                September 30,                 at September 30,
                           2003                 2002                2003
                       -----------          -----------          ----------

United States .......  $   372,784          $   622,803          $  300,926
China ...............   23,224,094           13,702,848           1,022,812
                       -----------          -----------          ----------
    Total ...........  $23,596,878          $14,325,651          $1,323,738
                       ===========          ===========          ==========

                 GENESIS TECHNOLOGY GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              September 30, 2003 and December 31, 2003 (Unaudited)


NOTE 7 - SEGMENT INFORMATION (CONTINUED)

Information with respect to these reportable business segments for the three months ended December 31, 2003 and 2002 is as follows:

                                          FOR THE THREE         FOR THE THREE
                                           MONTHS ENDED          MONTHS ENDED
                                        DECEMBER 31, 2003     DECEMBER 31, 2002
                                        -----------------     -----------------

                        NET REVENUES:
   Computer Equipment and Accessories      $  6,310,368         $  5,223,480
                  Consulting Services           255,009               53,190
                                           ------------         ------------
             Consolidated Net Revenue         6,565,377            5,276,670
                                           ------------         ------------

COST OF SALES AND OPERATING EXPENSES:
   Computer Equipment and Accessories         6,303,394            5,221,120
                  Consulting Services           589,543              456,989
                        DEPRECIATION:
   Computer Equipment and Accessories             2,161                    -
                  Consulting Services             4,145                1,750
                    INTEREST EXPENSE:
   Computer Equipment and Accessories                 -                    -
                  Consulting Services             2,500                2,500

                       INCOME (LOSS):
   Computer Equipment and Accessories      $      3,850         $      2,360
                  Consulting Services          (142,602)            (420,696)
                                           ------------         ------------
                            NET  LOSS      $   (138,752)        $   (418,336)
                                           ============         ============

                      TOTAL ASSETS AT
          DECEMBER 31, 2003 AND 2002:
   Computer Equipment and Accessories      $    959,987         $    484,334
                  Consulting Services           795,471              707,555
                                           ------------         ------------
             Consolidated Asset Total      $  1,755,458         $  1,191,889
                                           ============         ============

                 GENESIS TECHNOLOGY GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              September 30, 2003 and December 31, 2003 (Unaudited)


NOTE 7 - SEGMENT INFORMATION (CONTINUED)

For the three months ended December 31, 2003 and 2002, the Company derived approximately 96% and 99% of its revenue from its subsidiaries located in the People's Republic of China, respectively. Sales and identifiable assets by geographic areas for the three months ended December 31, 2003 and 2002, and as of December 31, 2003, respectively, were as follows:

                                   Revenues
                       --------------------------------
                              For the Year Ended            Identifiable Assets
                                 December 31,                 at December 31,
                           2003                 2002                2003
                       -----------          -----------          ----------

United States .......  $   278,344          $    49,750          $  712,777
China ...............    6,287,033            5,226,920           1,042,681
                       -----------          -----------          ----------
    Total ...........  $ 6,565,377          $ 5,276,670          $1,755,458
                       ===========          ===========          ==========

NOTE 8 - RELATED PARTY TRANSACTIONS

DUE FROM RELATED PARTY

An officer of the Company advanced funds to the Company for working capital purposes. The advances are non-interest bearing and are payable on demand. At September 30, 2003, the Company owed this related party $44,627. Additionally, a minority shareholder of the Company's Zhaoli subsidiary, advanced $349,112 to this subsidiary for working capital purposes. These advances are non-interest bearing and are payable on demand. At December 31, 2003, the Company did not owe this officer any funds. Additionally, a minority shareholder of the Company's Zhaoli subsidiary, advanced $363,309 to this subsidiary for working capital purposes. These advances are non-interest bearing and are payable on demand.

NOTE 9 - STOCKHOLDERS' EQUITY

PREFERRED STOCK

The Company is authorized to issue 20,000,000 shares of Preferred Stock, par value $.001, with such designations, rights and preferences as may be determined from time to time by the Board of Directors.

COMMON STOCK

On October 1, 2001, the Company entered into a one year consulting agreement with a third party for business development services. In connection with this consulting agreement, the Company issued 263,000 shares of common stock for debt. The Company valued these shares at their market value on the date of issuance of $.095 per share and reduced accrued expenses by $24,985 related to these consulting services.

                 GENESIS TECHNOLOGY GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              September 30, 2003 and December 31, 2003 (Unaudited)


NOTE 9 - STOCKHOLDERS' EQUITY (CONTINUED)

COMMON STOCK (CONTINUED)

On October 12, 2001, the Company changed it capital structure to increase the authorized number of shares which the corporation shall have authority to issue to (i) 200,000,000 shares of common stock, par value $.001 per share and (ii) 20,000,000 shares of Preferred stock, par value $.001.

In October 2001, the Company issued 250,000 shares of common stock to a consultant for investor relations. Such shares were valued at their market value on the date of issuance of $.095 per share. The Company recorded consulting expense of $23,750 related to the consulting services.

On November 15, 2001 and December 1, 2001, the Company issued 400,000 and 92,000 shares of common stock in connection with the acquisition of Zhaoli and Yastock, respectively(see note 2).

In March 2002, the Company issued 300,000 and 141,000 shares of common stock to an officer and a consultant, respectively, in connection with exercise of 441,000 stock options for net proceeds of $124,500.

In April 2002, in connection with the exercise of stock options, the Company issued 592,000 shares of common stock to two former employees for promissory notes in the amount of $133,000, which is shown in stockholders' equity as a subscription receivable. In October 2002, one of the former employees returned 200,000 shares of common stock for the cancellation of a subscription receivable related to these shares in amount of $70,000. In connection with this transaction, the Company recorded additional consulting expense of $21,388.

In July 2002, in connection with the exercise of stock options, the Company issued 240,000 shares of common stock to a consultant for services rendered. Since the Company did not receive any cash for the exercise of these options, the Company recorded professional fees of $38,400 based on the exercise price of the underlying stock option granted.

On August 5, 2002, the Company entered into a five-month consulting agreement with a third party for business development services. In connection with this consulting agreement, the Company agreed to issue an aggregate of 1,000,000 shares of common stock for services rendered over the contract period unless terminated earlier. During September 2002, the Company terminated this agreement. Accordingly, in connection with this agreement, the Company issued 200,000 shares of common stock for services rendered prior to termination. The Company valued these shares at their market value on the date of issuance of $.16 per share and recorded consulting expense of $32,000 related to the consulting services.

                 GENESIS TECHNOLOGY GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              September 30, 2003 and December 31, 2003 (Unaudited)


NOTE 9 - STOCKHOLDERS' EQUITY (CONTINUED)

COMMON STOCK - CONTINUED

In connection with the sale of a subsidiary, the Company received and cancelled 400,000 shares of the Company's common stock.

In August 2002, in connection with the exercise of 200,000 stock options, the Company issued 200,000 shares of common stock for a promissory note in the amount of $45,000. In November 2002, the Company received net proceeds of $10,000 related to these shares. The remaining balance of $35,000 has not been collected as of September 30, 2003, and is shown in stockholders' equity as a subscription receivable. The Company has initiated legal action against this individual related to the collection of this balance.

In August and September 2002, in connection with consulting agreements, the Company issued 400,000 restricted shares of common stock for services rendered. The Company valued these shares at their market value on the date of issuance of $.12 per share and recorded consulting expense of $48,000, which was amortized over the service period.

On September 20, 2002, in connection with the exercise of stock options, the Company issued 980,000 shares of common stock to employees for services rendered. Since the Company did not receive any cash for the exercise of these options, the Company reduced accrued salaries by $49,000 based on the exercise price of the underlying stock options granted.

On October 3, 2002, in connection the settlement of debt with a third party, the Company issued 200,000 shares of common stock for services rendered. The Company valued these shares at their market value on the date of issuance of $.10 per share and recorded consulting expense of $20,000.

On October 7, 2002, in connection with a consulting agreement with a third party, the Company issued 600,000 restricted shares of common stock for services rendered. The Company valued these shares at their market value on the date of issuance of $.095 per share and recorded consulting expense of $57,000 related to the consulting services.

On October 31, 2002, in connection with the exercise of stock options, the Company issued 720,000 shares of common stock to a consultant for net proceeds of $49,900.

In November 2002, in connection with a consulting agreement with a third party, the Company issued 180,000 restricted shares of common stock for services rendered. The Company valued these shares at their market value on the date of issuance of $.14 per share and recorded consulting expense of $25,200 related to the consulting services.

                 GENESIS TECHNOLOGY GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              September 30, 2003 and December 31, 2003 (Unaudited)


NOTE 9 - STOCKHOLDERS' EQUITY (CONTINUED)

COMMON STOCK - CONTINUED

On December 19, 2002, in connection with the exercise of stock options, the Company issued 750,000 shares of common stock to a consultant for a subscription receivable of $100,000. On February 6, 2003, the consultant returned 505,000 shares of the Company's common stock due to the cancellation of this agreement, thus reducing the subscription receivable balance by $67,317. The Company collected net proceeds of $27,839 related to these shares and wrote off the remaining subscription receivable balance of $4,844 to consulting fees.

On December 24, 2002, in connection with the exercise of stock options, the Company issued 600,000 shares of common stock to a consultant for net proceeds of $49,000 and a subscription receivable of $41,000, which was paid subsequent to September 30, 2003.

On December 31, 2002, in connection with the exercise of stock options, the Company issued 1,000,000 shares of common stock to employees for services rendered. Since the Company did not receive any cash for the exercise of these options, the Company reduced accrued salaries by $68,000 based on the exercise price of the underlying stock options granted.

On January 3, 2003, the Company entered into an agreement with a public relations company. The term of this agreement was for forty-five (45) days; the Company issued such consultant 400,000 shares of its common stock for these services. The Company valued these shares at the fair market value on the date of the agreement or $0.14 per share and recorded consulting expense of $56,000.

 On January 7, 2003, the Company issued 800,000 shares of its common stock relating to the exercise of options held by certain employees and consultants for net proceeds of $50,000, the reduction of debt of $13,688, and compensation expense of $26,312.

On February 19, 2003, the Company issued 700,000 shares of its common stock relating to the exercise of stock options. The Company received proceeds of $79,100.

On May 8, 2003, the Company issued 500,000 shares of its common stock relating to the exercise of options held by a certain executive.

On May 8, 2003, the Company issued 200,000 shares of its common stock relating to the exercise of options held by a consultant. The Company received proceeds of $20,000 related to this share issuance.

On June 8, 2003, the Company issued 1,123,000 and 915,000 shares of its common stock relating to the exercise of options held by certain executives and consultants, respectively. The Company received proceeds of $104,250, reduced accrued salaries by $41,050, recorded consulting fees of $15,990, and has a subscription receivable of $27,350 related to these share issuances.

                 GENESIS TECHNOLOGY GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              September 30, 2003 and December 31, 2003 (Unaudited)


NOTE 9 - STOCKHOLDERS' EQUITY (CONTINUED)

COMMON STOCK - CONTINUED

On July 21, 2003, in connection with consulting agreements, the Company issued 200,000 restricted shares of common stock for services rendered. The Company valued these shares at their market value on the date of issuance of $.12 per share and recorded consulting expense of $24,000 related to these consulting services.

On July 15, 2003, the Company issued 120,000 shares of its common stock relating to the exercise of stock options for a promissory note in the amount of $16,800, which is shown in stockholders' equity as a subscription receivable.

In August and September 2003, in connection with the exercise of stock options, the Company issued 748,471 shares of common stock to employees for services rendered. Since the Company did not receive any cash for the exercise of these options, the Company reduced accrued salaries and accounts payable by $89,725 and $11,960, respectively, based on the exercise price of the underlying stock options granted.

In October 2003, the Company issued 3,283,000 shares of its common stock relating to the exercise of options held by executives, employees and consultants, respectively. The Company received proceeds of $245,000, reduced accrued salaries by $54,998, reduced to related party of $44,627, reduced accounts payable by $1,908, and has a subscription receivable of $53,617 related to these share issuances.

On November 13, 2003, the Company was to issue an aggregate of 150,000 shares of its common stock to directors for services rendered and to be rendered in the future. The Company valued these shares at $51,000 or $0.34 per share and recorded compensation expense relating to this issuance of $29,750 and deferred compensation expense of $21,250 to be amortized over the service period. As of December 31, 2003, these shares had not been issued and are reflected as common stock issuable on the accompanying consolidated balance sheet.

On December 15, 2003, the Company was to issue an aggregate of 231,000 shares of its common stock to employees and officers for services rendered. The Company valued these shares at $0.31 per share and recorded stock-based compensation expense relating to this issuance of $71,610. As of December 31, 2003, these shares had not been issued and are reflected as common stock issuable on the accompanying consolidated balance sheet.

                 GENESIS TECHNOLOGY GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              September 30, 2003 and December 31, 2003 (Unaudited)


NOTE 9 - STOCKHOLDERS' EQUITY (CONTINUED)

STOCK OPTIONS

On October 31, 2002, the Board of Directors adopted the Company's 2002 Stock Option Plan (the "2002 Plan"). The stated purpose of the 2002 Plan is to provide directors, officers and employees of, and consultants to the Company and its subsidiaries, if any, with additional incentives by increasing their ownership interests in the Company. Directors, officers and other employees of the Company and its subsidiaries are eligible to participate in the 2002 Plan. Options may also be granted to directors who are not employed by the Company and consultants providing valuable services to the Company and its subsidiaries. In addition, individuals who have agreed to become an employee of, director of or a consultant to the Company and its subsidiaries are eligible for option grants, conditional in each case on actual employment, directorship or consultant status. Any incentive option granted under the Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of grant, but the exercise price of any incentive option granted to an eligible employee owning more than 10% of our outstanding common stock must not be less than 110% of fair market value on the date of the grant. The term of each Plan option and the manner in which it may be exercised is determined by the Board of Directors or the committee, provided that no option may be exercisable more than ten years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the common stock, no more than five years after the date of the grant.

In October, 2001, 950,000 options were granted to James Wang with an exercise price of $.29 per share, 1,000,000 options were granted to Kenneth Shenkman with an exercise price of $.21, 240,000 options were granted to Adam Wasserman with an exercise price of $.35 and 200,000 were granted to an employee of the Company with an exercise price of $.16. The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Since the exercise price was greater than the current market value at the date of grant, no compensation expense has been recognized.

On October 1, 2001, the Company issued 500,000 stock options to a consultant for investor relations services. 250,000 of the options were granted with an exercise price of $.25 per shares and 250,000 options were granted at $.50. The options expired on October 1, 2003. The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: dividend yield of -0- percent; expected volatility of 131 percent; risk-free interest rate of 4.50 percent and an expected holding period of 6 months. In connection with these options, the company recorded non-cash compensation of $4,000.

                 GENESIS TECHNOLOGY GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              September 30, 2003 and December 31, 2003 (Unaudited)


NOTE 9 - STOCKHOLDERS' EQUITY (CONTINUED)

On January 25, 2002, the Company entered into a one year consulting agreement with a third party for business development and marketing services. In connection with this consulting agreement which commenced on February 1, 2002, the Company was granted 50,000 options per month to purchase shares of common stock for services rendered for an aggregate of 600,000 options. The options had an exercise price of $.35 per share and expire five years from grant date. For the year ended September 30, 2003 and 2002, the Company granted 400,000 and 200,000 options under the agreement, respectively. The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: dividend yield of -0-percent; expected volatility of 77 to 108 percent; risk-free interest rate of
4.50 percent and an expected holding period of 5 years. For the years ended September 30, 2003 and 2002, in connection with these options, the Company recorded consulting expense amounting to $67,050 and $14,839, respectively. In September 2003, the Company re-priced these options to a new exercise price of $.085. In connection with this re-pricing, the Company recorded additional consulting fees of $51,600 for the year ended September 30, 2003.

In March 2002, 92,000 options were granted to an employee with an exercise price of $.35 per share. The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Since the exercise price was greater than the current market value at the date of grant, no compensation expense has been recognized.

In March 2002, the Company entered into 12 month consulting agreements and granted an aggregate of 2,000,000 stock options (1,000,000 each) to two consultants for business development and marketing services. These options were granted with an exercise price of $.33 per shares and expired on September 30, 2002. The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: dividend yield of -0- percent; expected volatility of 108 percent; risk-free interest rate of 5.00 percent and an expected holding period of one-half year. In connection with these options, the company recorded consulting fees of $176,000, which was amortized into consulting expense over the term of the option.

On April 29, 2002, the Company entered into a consulting agreement with a third party for business development and marketing services. In connection with this consulting agreement, the Company granted an aggregate of 300,000 options to purchase shares of common stock for services rendered. The options have an exercise price ranging from $.23 to $.36 per share and expire two years after the registration of the underlying shares. The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: dividend yield of -0- percent; expected volatility of 75 percent; risk-free interest rate of 5.00 percent and an expected holding period of 5 years. In connection with these options, the Company recorded consulting expense of $25,500 for the year ended September 30, 2002.

                 GENESIS TECHNOLOGY GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              September 30, 2003 and December 31, 2003 (Unaudited)


NOTE 9 - STOCKHOLDERS' EQUITY (CONTINUED)

On July 31, 2002, in connection with employment agreements, the Company granted 500,000 options each to four employees for an aggregate of 2,000,000 options to acquire 2,000,000 shares of the Company's common stock. The options have an exercise price of $.10 and expire five years from date of grant. In connection with these options, the Company recorded non-cash compensation of $60,000 for the year ended September 30, 2002 under the intrinsic value method of APB 25.

In August 2002, the Company entered into a consulting agreement and granted an aggregate of 400,000 stock options to a consultant for business development and marketing services. These options were granted with an exercise price of $.30 (200,000 options) and $.60 (200,000 options) per share and expire two years after the registration of the underlying shares. The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: dividend yield of -0-percent; expected volatility of 77 percent; risk-free interest rate of 4.00 percent and an expected holding period of one year. In connection with these options, the company recorded consulting fees of $29,000.

On September 5, 2002, the Company entered into a consulting agreement and granted and immediately exercised 200,000 stock options to a consultant for business development and marketing services. These options were granted with an exercise price of $.20 (100,000 options) and $.25 (100,000 options) per share. The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: dividend yield of -0- percent; expected volatility of 89 percent; risk-free interest rate of 4.00 percent and an expected holding period of five years. In connection with these options, the company recorded consulting fees of $16,200.

On September 20, 2002, the Company granted and immediately exercised stock options for 980,000 shares of common stock to employees for services rendered. The options had an exercise price of $.05 and expired five years from date of grant. In connection with these options, the Company recorded non-cash compensation of $53,900 for the year ended September 30, 2002 under the intrinsic value method of APB 25.

During October 2002, the Company entered into a consulting agreement with a third party for business development services. In connection with this consulting agreement, the Company granted 720,000 stock options to purchase 720,000 shares of the Company's common stock at $.07 per share. The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions dividend yield of -0- percent; expected volatility of 77 percent; risk-free interest rate of 4.50 percent and an expected holding periods of 5.00 years. In connection with these options, the Company recorded consulting expense of $80,880 during the year ended September 30, 2003.

                 GENESIS TECHNOLOGY GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              September 30, 2003 and December 31, 2003 (Unaudited)


NOTE 9 - STOCKHOLDERS' EQUITY (CONTINUED)

On December 2, 2002, the Company entered into a one-year consulting agreement with a third party for business development services. In connection with this consulting agreement, the Company granted an aggregate of 1,000,000 options to purchase shares of common stock for services rendered. The options have an exercise price of $.15. The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: dividend yield of -0- percent; expected volatility of 96 percent; risk-free interest rate of 4.50 percent and an expected holding period of 2 years. In connection with these options, the Company recorded consulting expense of $44,333 for the year ended September 30, 2003 and deferred compensation of $31,667 at September 30, 2003, which will be amortized over the service period.

On December 18, 2002, the Company entered into a consulting agreement with a third party for business development services. In connection with this consulting agreement, the Company granted 750,000 options to purchase shares of common stock for services rendered. The options have an exercise price of $.15 per share and expire in 45 days. The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: dividend yield of -0- percent; expected volatility of 96 percent; risk-free interest rate of 4.50 percent and an expected holding period of 0.50 years. The Company valued these options based on the above factors at $34,500. On December 19, 2002, these options were exercised and the Company issued 750,000 shares of its common stock. In connection with these options, on February 6, 2003, the consultant returned 505,000 shares of the Company's common stock due to the cancellation of this agreement. Through the date of cancellation the Company had expensed $11,500 as consulting expense. The Company expensed the remaining balance of its deferred expense related to this agreement of $23,000 to consulting expense. Additionally, the Company wrote off the remaining subscription receivable from this consultant of $4,848 to consulting expense.

In December 2002, 1,000,000 options were granted to officers and employees of the Company with an exercise price of $.05. The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. In connection with these options, the Company recorded non-cash compensation of $72,000 for the year ended September 30, 2003 under the intrinsic value method of APB 25.

On December 31, 2002, the Company entered into a six-month consulting agreement with a third party for business development services. In connection with this consulting agreement, the Company granted 500,000 stock options to purchase 500,000 shares of the Company's common stock at $.10 per share. The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions dividend yield of -0- percent; expected volatility of 96 percent; risk-free interest rate of 4.50 percent and an expected holding periods of 0.10 years. In connection with these options, the Company recorded consulting expense of $26,000 for the year ended September 30, 2003, which was amortized over the service period. In January 2003, the consultant exercised these options for net proceeds of $50,000.

                 GENESIS TECHNOLOGY GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              September 30, 2003 and December 31, 2003 (Unaudited)


NOTE 9 - STOCKHOLDERS' EQUITY (CONTINUED)

On January 7, 2003, the Company granted 50,000 options to an employee for services rendered, these options were immediately exercised. The Company recorded $5,000 in compensation expense relating to this issuance of these options.

On January 7, 2003, the Company granted 250,000 options to a consultant for debt and services rendered. The Company recorded compensation of $21,312 and offset $13,688 of debt against the exercise price of these options.

On January 23, 2003, the Company entered into a one-year agreement with a consultant. The consultant received 1,000,000 options to purchase shares of the Company's common stock at an exercise price of $0.11 per share. The Company valued these shares at approximately $0.09 per share and recorded consulting expense relating to this issuance of options of $91,870. This consultant exercised 700,000 of these options on February 19, 2003 (see Common stock).

On May 8, 2003, the Company exchanged options with an officer of the Company (650,000 option) and a former officer (1,000,000) under which these individuals exchanged 1,650,000 of their existing options to purchase the Company's common stock for new options, with a new exercise price of $.10. In accordance with FASB Interpretation (FIN) No. 44, "Accounting for Certain Transactions Involving Stock Compensation (an Interpretation of APB Opinion No. 25)", this option exchange was deemed an option repricing and therefore, variable plan accounting is being applied. For each interim period, the Company will determine the change in fair value of the options that have not been exercised, cancelled or expired, and will record a charge based on the vesting schedule of the options. If there is a reduction in the market value of the options, the Company will record a reduction in the stock compensation charge, but not in excess of what had been recognized to date. For the year ended September 30, 2003, the Company recognized a non-cash compensation of $72,000 relating to the option exchange.

In June 2003, the Company granted 243,000 options to employees for services rendered. Of these options, 123,000 were immediately exercised. The Company recorded $15,990 in compensation expense relating to this issuance of these options.

In June 2003, in connection with employment agreements, the Company granted 1,500,000 options to employees for services rendered. Of these options, 1,000,000 were immediately exercised. The Company recorded $117,000 in compensation expense relating to this issuance of these options.

On June 16, 2003, the Company entered into a one-year agreement with a consultant. The consultant received 750,000 options to purchase shares of the Company's common stock at an exercise price of $0.13 per share. The Company valued these shares at approximately $0.03 per share and recorded consulting expense relating to this issuance of options of $21,000. This consultant exercised 750,000 of these options on February 19, 2003 (see Common stock).

                 GENESIS TECHNOLOGY GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              September 30, 2003 and December 31, 2003 (Unaudited)


NOTE 9 - STOCKHOLDERS' EQUITY (CONTINUED)

STOCK OPTIONS (CONTINUED)

On August 1, 2003, 3,750,000 options were granted to officers and employees of the Company with an exercise price of $.10 (1,875,000 options) and $.056 (1,875,000 options). The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. In connection with these options, the Company recorded non-cash compensation of $38,750 for the year ended September 30, 2003 and deferred compensation of $303,125 under the intrinsic value method of APB 25. The deferred compensation will be amortized over the service period of one year.

In August and September 2003, 748,471 options were granted to officers and employees of the Company with an exercise price of $.14 (535,317 options) and $.13 (213,154 options) for accrued salary. The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Since the current market price equaled the exercise price, no compensation expense was recognized in connection with these options under the intrinsic value method of APB 25.

On September 19, 2003, the Company entered into a one-year agreement with a consultant. The consultant received 1,000,000 options to purchase shares of the Company's common stock at an exercise price of $0.22 per share. The fair value of this option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions dividend yield of -0- percent; expected volatility of 54 percent; risk-free interest rate of 4.50 percent and an expected holding periods of 5.00 years. In connection with these options, the Company recorded deferred consulting expense of $2,000 for the year ended September 30, 2003 and deferred compensation of $46,000, which will be amortized over the service period.

On September 30, 2003, the Company granted to a consultant 50,000 options to purchase shares of the Company's common stock at an exercise price of $0.085 per share. The fair value of this option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions dividend yield of -0- percent; expected volatility of 55 percent; risk-free interest rate of 4.50 percent and an expected holding periods of 5.00 years. In connection with these options, the Company recorded consulting expense of $4,300 for the year ended September 30, 2003.

                 GENESIS TECHNOLOGY GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              September 30, 2003 and December 31, 2003 (Unaudited)


NOTE 9 - STOCKHOLDERS' EQUITY (CONTINUED)

STOCK OPTIONS (CONTINUED)

A summary of the options issued under the employment and consulting agreements as of September 30, 2003 and 2002 and changes during the periods is presented below:

                                         Year Ended September 30, 2003             Year Ended September 30, 2002
                                    ---------------------------------------    --------------------------------------
                                       Number of               Weighted           Number of              Weighted
                                      Options and               Average          Options and              Average
                                        Warrants            Exercise Price        Warrants            Exercise Price
                                    ---------------        ----------------    ---------------       ----------------
 Stock Options
 -------------
 Balance at beginning of period .       5,645,000                $0.33              695,000                $1.09
 Granted ........................      15,661,471                 0.10            9,362,000                 0.17
 Exercised ......................      (8,176,471)                0.11           (2,553,000)                0.18
 Forfeited ......................      (2,220,000)                0.31           (1,859,000)                0.33
                                    ---------------        ----------------    ---------------       ----------------
 Balance at end of period .......      10,910,000                $0.18            5,645,000                $0.33
                                    ===============        ================    ===============       ================

 Options exercisable at end of
 period .........................      10,910,000                $0.18            5,645,000                $0.33
                                    ===============        ================    ===============       ================

Weighted average fair value of
options granted during the period                                $0.10                                     $0.17

The following table summarizes information about employee stock options and consultant warrants outstanding at September 30, 2003:

                    Options and Warrants Outstanding                       Options and Warrants Exercisable
 ---------------------------------------------------------------------    ----------------------------------
                                          Weighted
                       Number              Average          Weighted            Number            Weighted
   Range of        Outstanding at         Remaining          Average        Exercisable at         Average
   Exercise         September 30,        Contractual        Exercise         September 30,        Exercise
    Price               2003                Life              Price              2003               Price
 ------------    ------------------    ---------------    ------------    ------------------    ------------
  $0.50-2.25            700,000          1.80 Years           $1.16              700,000            $1.16
   0.23-0.36            925,000          2.40 Years            0.28              925,000             0.28
        0.22          1,000,000          4.98 Years            0.22            1,000,000             0.22
   0.05-0.15          8,285,000          4.57 Years            0.09            8,285,000             0.09
                 ------------------                       ------------    ------------------    ------------
                     10,910,000                               $0.18           10,910,000            $0.18
                 ==================                       ============    ==================    ============

                 GENESIS TECHNOLOGY GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              September 30, 2003 and December 31, 2003 (Unaudited)


NOTE 9 - STOCKHOLDERS' EQUITY (CONTINUED)

STOCK OPTIONS (CONTINUED)

In October 2003, 472,501 options were granted to officers and employees of the Company with an exercise price of $.13 for accrued salary. The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Since the current market price equaled the exercise price, no compensation expense was recognized in connection with these options under the intrinsic value method of APB 25.

On October 7, 2003, the Company entered into a six month agreement with a consultant. The consultant received 500,000 options to purchase shares of the Company's common stock at an exercise price of $0.05 per share. The Company valued these shares at approximately $0.096 per share and recorded consulting expense relating to this issuance of options of $24,076 and deferred consulting expenses of $24,077. This consultant exercised 483,000 of these options in October 2003 (see Common stock).

On November 13, 2003, 150,000 options were granted to directors of the Company with an exercise price of $.125. The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. In connection with these options, the Company recorded non-cash compensation of $18,813 for the three months ended December 31, 2003 and deferred compensation of $13,437 under the intrinsic value method of APB 25. The deferred compensation will be amortized over the service period,

On November 13, 20,000 options were granted to directors of the Company with an exercise price of $.34 for services provided. The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Since the current market price equaled the exercise price, no compensation expense was recognized in connection with these options under the intrinsic value method of APB 25.

                 GENESIS TECHNOLOGY GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
              September 30, 2003 and December 31, 2003 (Unaudited)


NOTE 9 - STOCKHOLDERS' EQUITY (CONTINUED)

STOCK OPTIONS (CONTINUED)

A summary of outstanding options and warrants at December 31, 2003 are as follows:

                                                Number of           Weighted
                                               Options and           Average
                                                 Warrants        Exercise Price
                                               -----------       --------------
 Stock Options
 -------------
 Balance at beginning of period ............    10,910,000            $0.18
 Granted ...................................     1,142,501             0.10
 Exercised .................................    (3,755,501)            0.14
 Forfeited .................................      (500,000)            0.37
 Balance at end of period ..................     7,797,000            $0.19
                                                ==========            =====

 Options exercisable at end of period ......     7,797,000            $0.19
                                                ==========            =====
 Weighted average fair value of options
 granted during the period .................                          $0.10

The following table summarizes information about employee stock options and consultant warrants outstanding at December 31, 2003:

                    Options and Warrants Outstanding                       Options and Warrants Exercisable
 ---------------------------------------------------------------------    ----------------------------------
                                          Weighted
                       Number              Average          Weighted            Number            Weighted
   Range of        Outstanding at         Remaining          Average        Exercisable at         Average
   Exercise         December 31,         Contractual        Exercise         December 31,         Exercise
    Price               2003                Life              Price              2003               Price
 ------------    ------------------    ---------------    ------------    ------------------    ------------
  $0.60-2.25            450,000          1.50 Years           $1.52              450,000            $1.52
   0.23-0.36            695,000          2.10 Years            0.29              695,000             0.29
   0.05-0.15          6,652,000          4.27 Years            0.09            6,652,000             0.09
                     ----------                               -----           ----------            -----
                      7,797,000                               $0.18            7,797,000            $0.18
                     ==========                               =====           ==========            =====

                 GENESIS TECHNOLOGY GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
              September 30, 2003 and December 31, 2003 (Unaudited)


NOTE 10 - CONSULTING AGREEMENT

On March 26, 2002, the Company entered into a consulting agreement with the NETdigest.com, Inc., a publicly-traded company ("Netdigest"), to provide Netdigest with financial assistance in obtaining a suitable merger candidate for Netdigest to acquire and to facilitate reorganization thereafter. As consideration, the Company was paid a consulting fee in the form of 1,052,632 restricted common shares (post split) of Netdigest's publicly traded common stock. In connection with these shares, for the year ended September 30, 2002, the Company recorded consulting income of $521,053.

NOTE 11 - COMMITMENTS

OPERATING LEASES

The Company leases office and residential space under leases that expire through January 2006. Additionally, the Company leases space for its Chinese subsidiaries in Shanghai, China. Certain office lease agreements have certain escalation clauses and renewal options. Future minimum rental payments required under these operating leases are as follows:

         Period Ended September 30, 2004               $108,150
         Period Ended September 30, 2005               $ 44,928
         Period Ended September 30, 2006               $ 11,232

Rent expense for the years ended September 30, 2003 and 2002 was $213,986 and $122,210, respectively.

EMPLOYMENT AGREEMENTS

Effective July 31, 2002, the Company entered into an employment agreement with its chairman and former president. The agreement is for a term of one year, with renewal thereafter from year to year unless either the Company or the Chairman terminates the agreement, and contains confidentiality clauses. As consideration for the Chairman's services, the Company has agreed to a base salary of $108,000 per annum, for time actually devoted to duties on behalf of the Company. On each successive anniversary date of this agreement, the annual salary shall be adjusted upwardly by 5%. In addition, the Chairman was granted stock options to purchase 500,000 shares of the Company's common stock at a price of $0.10 per share. After one year of service, in June 2003, the Chairman was granted an additional 500,000 options at a 60% discount to market price, defined as the average closing price for the 20 trading days prior to the exercise date. On August 1, 2003, the Company renewed its employment agreement with this officer and amended the employment agreement. The amendment to the employment agreement granted to this officer 1,250,000 options to purchase 625,000 shares of the Company's common stock at $.10 per share and 625,000 shares of common stock at $.056 per share. All other terms of the employment agreement remained the same.

                 GENESIS TECHNOLOGY GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              September 30, 2003 and December 31, 2003 (Unaudited)


NOTE 11 - COMMITMENTS (CONTINUED)

EMPLOYMENT AGREEMENTS (CONTINUED)

Effective July 31, 2002, the Company entered into an employment agreement with its chief executive officer ("CEO"). The agreement is for a term of one year, with renewal thereafter from year to year unless either the Company or the CEO terminates the agreement, and contains confidentiality clauses. As consideration for the CEO's services, the Company has agreed to a base salary of $120,000 per annum, for time actually devoted to duties on behalf of the Company. On each successive anniversary date of this agreement, the annual salary shall be adjusted upwardly by 5%. In addition, the CEO was granted stock options to purchase 500,000 shares of the Company's common stock at a price of $0.10 per share. After one year of service, in June 2003, the CEO was granted an additional 500,000 options at a 60% discount to market price, defined as the average closing price for the 20 trading days prior to the exercise date. On August 1, 2003, the Company renewed its employment agreement with this officer and amended the employment agreement. The amendment to the employment agreement granted to this officer 1,250,000 options to purchase 625,000 shares of the Company's common stock at $.10 per share and 625,000 shares of common stock at $.056 per share. All other terms of the employment agreement remained the same.

Effective July 31, 2002, the Company entered into an employment agreement with a former director/officer. The agreement was for a term of one year, with renewal thereafter from year to year unless either the Company or the director terminates the agreement, and contains confidentiality clauses. As consideration for the former director/officer, the Company had agreed to a base salary of $84,000 per annum, for time actually devoted to duties on behalf of the Company. In addition, the former director/officer was granted stock options to purchase 500,000 shares of the Company's common stock at a price of $0.10 per share. This employment agreement was terminated in February 2003.

Effective July 31, 2002, the Company entered into an employment agreement with an employee. The agreement is for a term of one year, with renewal thereafter from year to year unless either the Company or the employee terminates the agreement, and contains confidentiality clauses. As consideration for the employees' services, the Company has agreed to a base salary of $96,000 per annum, for time actually devoted to duties on behalf of the Company. On each successive anniversary date of this agreement, the annual salary shall be adjusted upwardly by 5%. In addition, the employee was granted stock options to purchase 500,000 shares of the Company's common stock at a price of $0.10 per share. After one year of service, in June 2003, the employee was granted an additional 500,000 options at a 60% discount to market price, defined as the average closing price for the 20 trading days prior to the exercise date. On August 1, 2003, the Company renewed its employment agreement with this officer and amended the employment agreement. The amendment to the employment agreement granted to this officer 1,250,000 options to purchase 625,000 shares of the Company's common stock at $.10 per share and 625,000 shares of common stock at $.056 per share. All other terms of the employment agreement remained the same.

                 GENESIS TECHNOLOGY GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              September 30, 2003 and December 31, 2003 (Unaudited)


NOTE 12 - LEGAL PROCEEDINGS

Master Financial Group, Inc. v Genesis Systems, Inc. (Court File No. 62-C7-01-000832) was filed on February 14, 2001, against Genesis Systems, Inc., a subsidiary of Genesis Technology Group, in the County of Ramsey, Minnesota, seeking to rescind a stock subscription agreement made with Genesis Systems, Inc. In October 2002, this lawsuit was dismissed without prejudice. The dismissal of the lawsuit did not have any material impact on the Company's business and financial performance. Other than that, the Company is not a party to any material legal proceeding, nor are any of the Company's officers, directors or affiliates, a party adverse to us in any legal or regulatory proceeding.

NOTE 13 - OPERATING RISK

(a) Country risk

Currently, the Company's revenues are primarily derived from the sale of computer equipment and accessories to customers in the Peoples Republic of China
(PRC). The Company hopes to expand its operations to countries outside the PRC, however, such expansion has not been commenced and there are no assurances that the Company will be able to achieve such an expansion successfully. Therefore, a downturn or stagnation in the economic environment of the PRC could have a material adverse effect on the Company's financial condition.

(b) Products risk

In addition to competing with other computer and electronics equipment companies, the Company could have to compete with larger US companies who have greater funds available for expansion, marketing, research and development and the ability to attract more qualified personnel if access is allowed into the PRC market. If US companies do gain access to the PRC markets, they may be able to offer products at a lower price. There can be no assurance that the Company will remain competitive should this occur.

(c) Exchange risk

The Company can not guarantee that the current exchange rate will remain steady, therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of a fluctuating exchange rate actually post higher or lower profit depending on exchange rate of Remnibi converted to US dollars on that date. The exchange rate could fluctuate depending on changes in the political and economic environments without notice.

(d) Political risk

Currently, PRC is in a period of growth and is openly promoting business development in order to bring more business into PRC. Additionally PRC allows a Chinese corporation to be owned by a United States corporation. If the laws or regulations are changed by the PRC government, the Company's ability to operate the PRC subsidiaries could be affected.

                 GENESIS TECHNOLOGY GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              September 30, 2003 and December 31, 2003 (Unaudited)


NOTE 14 - SETTLEMENT INCOME

On December 31, 2003, the Company settled its litigation against Hy-Tech Technology Group, Inc. ("HYTT"). The Settlement Agreement resulted in the Company accepting 3,750,000 common shares of restricted Hy-Tech Technology Group, Inc. stock (OTCBB: HYTT). In a related matter, the Company conveyed 300,000 of those shares to Elite Financial Communications Group, which had initially introduced the Company to key principals among the HYTT parties. In connection with the settlement, the Company recorded settlement income of $196,650 based on the fair market value of 3,450,000 net shares that the Company received.

NOTE 15 - SUBSEQUENT EVENTS

On January 16, 2004, the Company consummated a securities purchase agreement under which the Company agreed to issue $2,000,000 stated value of its newly created Series A 6% Cumulative Convertible Preferred Stock (the "Series A Preferred Stock") to several institutional investors. The stated value of the Series A Preferred Stock is $10.00 per share. Of this amount, the Company received gross proceeds of $1,000,000 from the sale of 100,000 shares of Series A Preferred Stock. The Series A Preferred Stock is convertible into common shares at $0.232 per share. In addition, Genesis issued warrants to purchase 215,517 shares of its common stock at $0.3045 on the initial closing and a similar amount will be issued at the time of the second issuance, subject to adjustment in the event accrued and unpaid dividends are elected to be converted into common stock. In connection with this issuance, the Company recorded beneficial interest of $250,000.

The Company will pay a broker's fee to Coastline Capital Partners, an institutional finance division of Western International Securities, Inc., of $90,000 and will issue warrants to purchase a total of 300,000 shares of its common stock exercisable at $0.3045. Genesis has agreed to file a registration statement covering the shares issued and issuable under the Subscription Agreement within 45 days following the above closing.

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the company or any of the underwriters. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

Until May 8, 2004 (45 days after the date of this prospectus), all dealers that effect transactions these securities, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
Prospectus Summary..........................................................   2
Cautionary Statements Regarding
Forward-Looking Information ................................................   3
Risk Factors................................................................   3
Market for Common Equity and Related Stockholder Matters....................   8
Capitalization..............................................................   9
Use of Proceeds.............................................................  10
Management's Discussion and Analysis or Plan of Operation...................  10
Our Business................................................................  19
Management..................................................................  29
Certain Relationships and Related Transactions..............................  41
Principal Shareholders......................................................  42
Description of Securities...................................................  43
Selling Security Holders....................................................  46
Plan of Distribution .......................................................  50
Shares Eligible for Future Sale.............................................  52
Legal Matters...............................................................  53
Experts.....................................................................  53
Additional Information......................................................  53
Financial Statements........................................................ F-1


                         GENESIS TECHNOLOGY GROUP, INC.


                                   PROSPECTUS


                                 March 24, 2004


                                21,850,000 SHARES